                                                                   EXHIBIT 4.10




                           CARAUSTAR INDUSTRIES, INC.
                            EMPLOYEES' SAVINGS PLAN

                 Amended and Restated Effective January 1, 2003

                                    CONTENTS

                                                                                                                Page

PREAMBLE......................................................................................................... 1


                                   ARTICLE I

                    REFERENCES, CONSTRUCTION AND DEFINITIONS

1.1      Account................................................................................................I-1
1.2      Adjustment.............................................................................................I-1
1.3      Affiliate..............................................................................................I-2
1.4      After-Tax Rollover Contributions.......................................................................I-2
1.5      After-Tax Rollover Contributions Account...............................................................I-2
1.6      Beneficiary............................................................................................I-2
1.7      Board..................................................................................................I-2
1.8      Break in Service.......................................................................................I-2
1.9      Code...................................................................................................I-2
1.10     Company................................................................................................I-2
1.11     Compensation...........................................................................................I-2
1.12     Contribution Percentage Amounts........................................................................I-3
1.13     Defined Benefit Plan...................................................................................I-3
1.14     Defined Contribution Plan..............................................................................I-3
1.15     Reserved...............................................................................................I-3
1.16     Employee...............................................................................................I-3
1.17     Employee After-Tax Account.............................................................................I-3
1.18     Employee After-Tax Contributions.......................................................................I-3
1.19     Employee Pre-Tax Catch-Up Contributions................................................................I-3
1.20     Employee Pre-Tax Catch-Up Contributions Account........................................................I-3
1.21     Employer...............................................................................................I-4
1.22     Employer Contributions.................................................................................I-4
1.23     Employer Contributions Account.........................................................................I-4
1.24     Employer Matching Contribution Account.................................................................I-4
1.25     Employer Matching Contributions........................................................................I-4
1.26     Employment Commencement Date...........................................................................I-4
1.27     ERISA..................................................................................................I-4
1.28     Excess Aggregate Contributions.........................................................................I-4
1.29     Excess Contributions...................................................................................I-5
1.30     Forfeiture.............................................................................................I-5
1.31     Highly Compensated Employee............................................................................I-5
1.32     Hour of Service........................................................................................I-5
1.33     Income Deferral Contribution Account...................................................................I-7
1.34     Income Deferral Contributions..........................................................................I-7
1.35     Investment Manager.....................................................................................I-7
1.36     Leave of Absence.......................................................................................I-7
1.37     Maternity/Paternity Absence............................................................................I-7

1.38     Named Fiduciary........................................................................................I-7
1.39     Non-Highly Compensated Employee........................................................................I-7
1.40     Normal Retirement Age..................................................................................I-7
1.41     Participant............................................................................................I-7
1.42     Plan...................................................................................................I-7
1.43     Plan Administrator.....................................................................................I-7
1.44     Plan Year..............................................................................................I-8
1.45     Prior Company Match Post-`92 Account...................................................................I-8
1.46     Prior Company Match Pre-`93 Account....................................................................I-8
1.47     Prior Employer Accounts................................................................................I-8
1.48     Prior Plan Accounts....................................................................................I-8
1.49     Prior Plan Profit Sharing Account......................................................................I-8
1.50     Prior Plan Qualified Matching Contribution Account.....................................................I-8
1.51     Qualified Election.....................................................................................I-8
1.52     Reemployment Commencement Date.........................................................................I-9
1.53     Required Commencement Date.............................................................................I-9
1.54     Rollover Account.......................................................................................I-9
1.55     Rollover Contributions.................................................................................I-9
1.56     Special Transition Contribution........................................................................I-9
1.57     Spouse.................................................................................................I-9
1.58     Total and Permanent Disability.........................................................................I-9
1.59     Trust Agreement.......................................................................................I-10
1.60     Trust Fund............................................................................................I-10
1.61     Trustee...............................................................................................I-10
1.62     Valuation Date........................................................................................I-10
1.63     Year of Service.......................................................................................I-10

                                                                            ARTICLE II

                                                                          PARTICIPATION

2.1      Participation.........................................................................................II-1
2.2      Participant Information...............................................................................II-2

                                                                           ARTICLE III

                                                                          CONTRIBUTIONS

3.1      Income Deferral Contributions........................................................................III-1
3.2      Employee After-Tax Contributions.....................................................................III-2
3.3      Employer Matching Contributions......................................................................III-3
3.4      Rollover Contributions...............................................................................III-3
3.5      Cessation of Employer Contributions..................................................................III-4
3.6      Reversion of Contributions...........................................................................III-4
3.7      Special Transition Contribution......................................................................III-4
3.8      Section 415 Limitations..............................................................................III-5
3.9      Dollar Limitation on Income Deferral Contributions...................................................III-7
3.10     Actual Deferral Percentage Test......................................................................III-9
3.11     Actual Contribution Percentage Test.................................................................III-12

3.12     Alternative Testing Methods.........................................................................III-18

                                                                            ARTICLE IV

                                                                       PARTICIPANT ACCOUNTS

4.1      Participant Investment Elections......................................................................IV-1
4.2      Allocations...........................................................................................IV-1
4.3      Valuation Report......................................................................................IV-3

                                                                            ARTICLE V

                                                                  DISTRIBUTION OF PLAN BENEFITS

5.1      Eligibility for Plan Benefits..........................................................................V-1
5.2      Distribution Rules and Methods.........................................................................V-4
5.3      Reserved...............................................................................................V-7
5.4      In-Service Withdrawals.................................................................................V-7
5.5      Hardship Withdrawal Requirements.......................................................................V-8
5.6      Loans to Participants.................................................................................V-10
5.7      Sale or Other Disposition by the Employer.............................................................V-10
5.8      Direct Rollover.......................................................................................V-10
5.9      Spendthrift Clause....................................................................................V-11
5.10     Benefit Supported Only by Trust Fund..................................................................V-11
5.11     Legally Incompetent...................................................................................V-12
5.12     Missing Participant...................................................................................V-12

                                                                            ARTICLE VI

                                                                       PLAN ADMINISTRATION

6.1      Plan Administrator....................................................................................VI-1
6.2      Appointment...........................................................................................VI-1
6.3      Term and Compensation.................................................................................VI-1
6.4      Claims Procedure......................................................................................VI-2
6.5      Plan Administrative Committee Actions.................................................................VI-7
6.6      Investment Manager....................................................................................VI-7
6.7      Benefit Payment Directions............................................................................VI-7
6.8      Nondiscrimination.....................................................................................VI-7
6.9      Agents................................................................................................VI-8
6.10     Records and Reports...................................................................................VI-8
6.11     Indemnification.......................................................................................VI-8
6.12     Liquidity and Investments.............................................................................VI-8
6.13     Power and Duties of the Plan Administrative Committee.................................................VI-8
6.14     Employer to Supply Information........................................................................VI-9
6.15     Self-Interest.........................................................................................VI-9
6.16     Corrections..........................................................................................VI-10
6.17     New Technologies.....................................................................................VI-10

                                         ARTICLE VII

                                   TRUST FUND AND TRUSTEE

7.1       Trust Fund ...........................................................       VII-1

                                        ARTICLE VIII

                                         FIDUCIARIES

8.1       Named Fiduciary ......................................................      VIII-1
8.2       Fiduciary Duty .......................................................      VIII-1
8.3       Fiduciary Liability ..................................................      VIII-1
8.4       Co-Fiduciary Liability ...............................................      VIII-1
8.5       Allocation and Delegation of Responsibilities ........................      VIII-1
8.6       Advisors .............................................................      VIII-2
8.7       Dual Capacities ......................................................      VIII-2

                                         ARTICLE IX

                                  AMENDMENT AND TERMINATION

9.1       Amendment ............................................................        IX-1
9.2       Termination ..........................................................        IX-1

                                          ARTICLE X

                                       TOP-HEAVY RULES

10.1      Top-Heavy Provisions .................................................         X-l
10.2      Minimum Vesting ......................................................         X-4

                                         ARTICLE XI

                         PLAN ADOPTION AND EMPLOYMENT RELATIONSHIPS

11.1      Joinder of Employers .................................................        XI-1
11.2      Employment and Years of Service Credit ...............................        XI-1
11.3      Service with Affiliates ..............................................        XI-1

                                         ARTICLE XII

                                        MISCELLANEOUS

12.1      Nature of Plan .......................................................       XII-1
12.2      Discrimination .......................................................       XII-1
12.3      Merger or Consolidation ..............................................       XII-1
12.4      Additional Procedures ................................................       XII-1
12.5      Qualified Domestic Relations Order ...................................       XII-1

12.6      Agent for Service of Process .........................................       XII-1
12.7      Expenses .............................................................       XII-2
12.8      Diversion ............................................................       XII-2
12.9      Agreement Not an Employment Contract .................................       XII-2
12.10     Severability .........................................................       XII-2
12.11     USERRA (Uniformed Services Employment and Reemployment Rights Act of 1994)   XII-2

                                        ARTICLE XIII

                  TRANSFER OF ASSETS FROM THE FEDERAL PACKAGING CORPORATION
                                   RETIREMENT SAVINGS PLAN

13.1      Effective Date of Transfer ...........................................      XIII-1
13.2      Eligibility and Participation ........................................      XIII-1
13.3      Vesting ..............................................................      XIII-1
13.4      Separate Accounts ....................................................      XIII-1
13.5      Rules Governing Accounts Transferred from the Federal Plan ...........      XIII-1

                                         ARTICLE XIV

                    MERGER OF FEDERAL PACKAGING CORPORATION SAVINGS PLAN
                          FOR COLLECTIVE BARGAINING UNIT EMPLOYEES

14.1      Effective Date of Merger .............................................       XIV-1
14.2      Eligibility and Participation ........................................       XIV-1
14.3      Vesting and Accounts .................................................       XIV-1

                                         ARTICLE XV

     TRANSFER OF ASSETS FROM THE GARBER COMPANY 401(K) SALARIED RETIREMENT SAVINGS PLAN
           AND THE SPECIAL PACKAGING, INC. 401(K) SALARIED RETIREMENT SAVINGS PLAN

15.1      Effective Date of Transfer ...........................................        XV-1
15.2      Eligibility and Participation ........................................        XV-1
15.3      Vesting ..............................................................        XV-1
15.4      Transfer to Caraustar Accounts .......................................        XV-1
15.5      Rules Governing Garber Plan and Special Plan Accounts ................        XV-1

                                         ARTICLE XVI

                   MERGERS INTO THE CARAUSTAR PLAN EFFECTIVE APRIL 1, 1998

16.1      Effective Date of Merger .............................................       XVI-1
16.2      Eligibility and Participation ........................................       XVI-1
16.3      Vesting...............................................................       XVI-1
16.4      Transfer to Caraustar Accounts .......................................       XVI-1

                                        ARTICLE XVII

                   MERGER INTO THE CARAUSTAR PLAN EFFECTIVE JUNE 30, 1998

17.1      Effective Date of Merger .............................................      XVII-1
17.2      Eligibility and Participation ........................................      XVII-1
17.3      Vesting ..............................................................      XVII-1
17.4      Transfer to Caraustar Accounts .......................................      XVII-1
17.5      Special Rules for Chesapeake Plan Accounts ...........................      XVII-1

                                        ARTICLE XVIII

                         MERGER OF CRANE CARTON COMPANY 401(K) PLAN

18.1      Effective Date of Merger .............................................     XVIII-1
18.2      Eligibility and Participation ........................................     XVIII-1
18.3      Vesting and Accounts .................................................     XVIII-1

                                         ARTICLE XIX

                MERGER OF ARROW PAPER PRODUCTS HOURLY 401(K)PLAN

19.1      Effective Date of Merger..............................................       XIX-1
19.2      Eligibility and Participation.........................................       XIX-1
19.3      Vesting and Accounts..................................................       XIX-1
19.4      Non-Discrimination Testing Under Arrow Plan...........................       XIX-1

                                         ARTICLE XX

                                   MULTIPLE EMPLOYER PLAN

20.1      General ..............................................................        XX-1
20.2      Procedure for Adoption by Other Employers ............................        XX-1
20.3      Separate Application of Provisions ...................................        XX-1


                                   APPENDIX A

           PERIOD OF ELIGIBILITY SERVICE REQUIRED FOR ELIGIBILITY TO
                            PARTICIPATE IN THE PLAN

                                   APPENDIX B

                    INCOME DEFERRAL CONTRIBUTION LIMITATIONS

                           CARAUSTAR INDUSTRIES, INC.
                            EMPLOYEES' SAVINGS PLAN

                 Amended and Restated Effective January 1, 2003
                                    PREAMBLE

         This is an amendment and restatement of the CHICAGO, CINCINNATI & CHATTANOOGA PAPERBOARD CORPORATIONS EMPLOYEES SAVINGS PLAN, which was originally established August 21, 1984, and was subsequently restated and amended effective January 1, 1989. The Plan was renamed the CARAUSTAR INDUSTRIES, INC. EMPLOYEES' SAVINGS PLAN effective June 1, 1994. The Plan was restated, effective January 1, 2002, for the so-called "GUST" changes in the law.

         This amendment and restatement is generally effective as of January 1, 2003. It incorporates all prior amendments with one exception: The Second Amendment, executed April 26, 2002, which is the so-called "good faith EGTRRA amendment," is not superseded by (and is not incorporated within) this restatement. Therefore, as of the date of the execution of this amendment and restatement, the Plan's provisions are expressed in this restatement together with the good faith EGTRRA amendment executed April 26, 2002.

         This restated Plan document is intended to continue the Plan as a retirement plan qualified under Internal Revenue Code (Code) Section 401(a) and the Trust Agreement is intended to continue the Trust as tax-exempt under Code Section 501(a) as part of the Plan.

          This Plan is intended to operate in accordance with the provisions of Code Section 401(k) and related regulations as an individual account plan with a cash or deferred arrangement. As an individual account plan with a cash or deferred arrangement, the Plan encourages Employees to save additional funds on a regular basis by deferring a portion of their salary or wages.

          The Employer intends this Plan to meet all of the applicable requirements of the Employee Retirement Income Security Act of 1974 (ERISA) and the Code, and this Plan shall be interpreted to comply with ERISA, the Code and all binding regulations and rulings thereunder.

          The purposes of this amendment and restatement are to (i) incorporate the First Amendment executed April 26, 2002, into the Plan document, and (ii) make certain other revisions desired by the employer. The effective dates of such revisions are summarized below and are, in some cases, also set forth in the Plan document.

                               Effective Dates

The following amendments are made in this restatement, and are effective as follows: Section 1.63(l) is effective as of October 1, 2002; the amendment to
Section 2.1(a)(i) is effective as of January 1, 2003; the amendment to Section 5.2(c)(vi) is effective as of October 1, 2002; Section 5.2(c)(vii) is effective as of October 1, 2002; and the amendments to Appendix A are effective as set forth therein.

                                   ARTICLE I

                   REFERENCES, CONSTRUCTION AND DEFINITIONS

         Unless otherwise indicated, all references made in this Plan shall be to articles, sections and subsections of this Plan. This Plan shall be construed in accordance with the laws of the State of North Carolina to the extent that such laws are not preempted by ERISA or other federal laws. Except for Article I, the headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. In the construction of this Plan, the masculine shall include the feminine and the singular the plural wherever appropriate. The following terms (in alphabetical order) shall have the meanings set forth opposite such terms for purposes of this Plan:

         1.1 Account. The sum of the separate bookkeeping accounts of the Trust Fund to account for Prior Company Match Pre-'93 Accounts, Prior Company Match Post-'92 Accounts, Prior Plan Accounts, Employer Contributions Accounts and Prior Plan Profit Sharing Accounts, as well as Income Deferral Contributions, Employee After-Tax Contributions, Employer Matching Contributions and Rollover Contributions, if any, made by or on behalf of each Participant, and any other monies or investments held in the Trust Fund under this Plan on behalf of such Participant.

         1.2 Adjustment. Participant Accounts shall be adjusted in accordance with the following:

         (a) Income. The interest of a Participant in each investment fund shall be valued at fair market value and adjusted as of each Valuation Date to preserve such Participant's proportionate interest in such fund or funds. As of each Valuation Date, each such fund or funds shall be adjusted to reflect the effect of income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions during the period between such Valuation Date and the last preceding Valuation Date with respect to such fund or funds.

         (b) Employee Contributions. A Participant's Employee Income Deferral and After-Tax Contributions to the Plan shall be deemed to be allocated to a Participant's Employee Income Deferral or After-Tax Contribution Account as of the Valuation Date next following the date on which such contributions are delivered to the Trustee.

         (c) Employer Matching Contributions. The Employer Matching Contributions to the Plan shall be deemed to be allocated to a Participant's Employer Matching Contribution Account as of the Valuation Date next following the date on which such contributions are delivered to the Trustee.

         (d) Special Transition Contributions. Special Transition Contributions to the Plan shall be deemed to be allocated to a Participant's Employer Contribution Account as of the Valuation Date next following the date on which such contributions are delivered to the Trustee.

         1.3      Affiliate.

         (a) General Rule. At any time, any (i) trade or business, whether incorporated or unincorporated, which at such time is considered to be under common control with the Company or any other company participating in this Plan under regulations prescribed by the Secretary of the Treasury pursuant to Code
Section 414(b), (c) or (o); and (ii) person or organization which at such time is a member of an affiliated service group (as defined in Code Section 414(m)) with the Company or any other company participating in this Plan.

         (b) Special Rule when Applying 415 Limit. For purposes of applying the Code Section 415 limits in Section 3.8, entities will be Affiliates if they are under common control with the Company after substituting "more than 50 percent" for "at least 80 percent" wherever such phrase appears in Code Section 1563(a)(l).

         1.4 After-Tax Rollover Contributions. Timely contributions of distributions of after tax contributions from another exempt trust, made to the Trust Fund by Participants pursuant to Section 3.4 and in accordance with Code
Section 402(c).


         1.5 After-Tax Rollover Contributions Account. The separate bookkeeping account, established as part of the records of the Trust Fund for the purpose of accounting for the After-Tax Rollover Contributions, if any, made by or on behalf of a Participant and all income, expenses, gains and losses allocated to such account.

         1.6 Beneficiary. The Participant's Spouse or such other person or persons so designated pursuant to a Qualified Election by the Participant or, if the Participant is not married and no such designation is made, the Participant's Beneficiary shall be his estate. The Participant's Beneficiary may also include his alternate payee, if any, as defined in Code Section 414(p)(8).

         1.7      Board. The Board of Directors of the Company.

         1.8 Break in Service. For each Employee, a period of time during which he fails to complete or to be credited with more than five hundred (500) Hours of Service with the employers, where such period of time is either the 12 consecutive month period beginning on his Employment Commencement Date or a Plan Year; provided, however, that the first such period shall not constitute a Break in Service for a Participant who is absent from work due to a Maternity/Paternity Absence. (Provided however, that effective January 1, 2002, the term "Break in Service" shall have the meaning set forth in Section 1.63(a)(i)(B).

         1.9      Code. The Internal Revenue Code of 1986, as amended.

         1.10 Company. Caraustar Industries, Inc., a North Carolina Corporation, or any successor or assignee which adopts this Plan in writing.

         1.11     Compensation.

         (a) Wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or services performed. Compensation shall include elective contributions that are made by the Employer on behalf of Participants that are not includable in income under Code Sections 125, 402(a)(8), 402(h) or 132(f)(4), but shall exclude payments such as reimbursement or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than described above) and welfare benefits (other than described above). Compensation shall be determined based on compensation actually paid to an Employee over his period of Plan Participation by the Employer during the Plan Year.

         (b) Compensation in excess of the dollar limit under Code Section 401(a)(17) (as such amount may be adjusted for inflation from time to time for a Plan Year by the Secretary of the Treasury under Code Sections 401(a)(17) and 415(d)) shall not be taken into account.

         1.12 Contribution Percentage Amounts. For a Plan Year, the amounts described in Section 3.11(a)(iii)(F) actually used in computing the numerator of the Actual Contribution Percentage.

         1.13 Defined Benefit Plan. Any plan maintained in accordance with Code Section 401(a) which is not a Defined Contribution Plan.

         1.14 Defined Contribution Plan. Any plan maintained in accordance with Code Section 401(a) which provides for an individual account for each participant and for benefits based solely on the amount in such account.

         1.15     Reserved.

         1.16 Employee. As of any date, any person who is a common law employee of the Employer or an Affiliate, including any individual who is a "leased employee" of the Employer within the meaning of Code Sections 414(n) or (o).

         1.17     Employee After-Tax Account. The separate Account established
(a) to account for Employee After-Tax Contributions, if any, made by a Participant, and (b) to account for all income, expenses, gains and losses allocated to such Account.

         1.18 Employee After-Tax Contributions. Those fully vested and nonforfeitable voluntary contributions made for a Plan Year to the Trust Fund under this Plan by a Participant by payroll deduction, as provided in Section 3.2.

         1.19 Employee Pre-Tax Catch-Up Contributions. Those contributions made by the Employer, at the election of a Participant, to the Employee Pre-Tax Catch-Up Contributions Account pursuant to the terms of the Plan and Code
Section 414(v).

         1.20 Employee Pre-Tax Catch-Up Contributions Account. The separate bookkeeping account, established as part of the records of the Trust Fund for the purpose of accounting for the Employee Pre-Tax Catch-Up Contributions, if any, made on behalf of a Participant and all income, expenses, gains and losses allocated to such account.

         1.21 Employer. The Company, and any entity executing this Plan document or otherwise adopting this Plan in writing as provided in Section
11.1. As of January 1, 2002, the following are Employers under the Plan:

         (a)      Caraustar Industries, Inc.;

         (b)      Caraustar Custom Packaging Group, Inc.;

         (c)      Caraustar Recovered Fiber Group, Inc.;

         (d)      Caraustar Industrial and Consumer Products Group, Inc.;

         (e)      Caraustar Mill Group, Inc.;

         (f)      Caraustar Custom Packaging Group (Maryland), Inc.;

         (g)      Chicago Paperboard Corporation;

         (h)      Sprague Paperboard, Inc.;

         (i)      Halifax Paperboard Company, Inc.; and

         (j)        Premier Boxboard Limited, LLC.

         1.22 Employer Contributions. For a Plan Year, the amounts described in Section 3.10(a)(iii)(F) actually used in computing the numerator of the Actual Deferral Percentage.

         1.23 Employer Contributions Account. The separate bookkeeping account, established as part of the records of the Trust Fund to account for nonelective contributions made by the Employer as provided in Section 3.7, and all income, expenses, gains or losses allocated to such account.

         1.24 Employer Matching Contribution Account. The separate account established to account for the Employer Matching Contributions, if any, made by the Employer on behalf of a Participant, and all income, expenses, gains or losses allocated to such accounts.

         1.25 Employer Matching Contributions. Contributions made by the Employer to match Income Deferral Contributions as provided in Section 3.3.

         1.26 Employment Commencement Date. The date on which an Employee first performs an Hour of Service for the Employer or an Affiliate.

         1.27 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

         1.28 Excess Aggregate Contributions. With respect to any Plan Year, the excess of: (a) the aggregate Contribution Percentage Amounts of Highly Compensated Employees for such Plan Year, over (b) the maximum Contribution Percentage Amounts permitted under the actual contribution percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

         1.29 Excess Contributions. With respect to any Plan Year, the excess of: (a) the aggregate amount of employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted under the actual deferral percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of Actual Deferral Percentages, beginning with the highest of such percentages).

         1.30 Forfeiture. The dollar amount of any Employer Matching Contribution Account which is forfeited and removed from such account and reallocated in accordance with Section 5.1(c)(v).

         1.31 Highly Compensated Employee. For each Plan Year, each Employee or employee of any other Affiliate who:

         (a)      was a "five percent (5%) owner" (within the meaning of Code
Section 416(i)(l)(B)(i)) at any time during the Plan Year or the preceding year, or

         (b) for the preceding year had compensation of more than $80,000 (as adjusted for inflation from time to time for a Plan Year by the Secretary of the Treasury under Code Section 415(d)(l), except that the base period is the calendar quarter ending September 30, 1996).

         For the purposes of this Section 1.31, "compensation" means compensation from an Employer within the meaning of Section 415(c)(3) of the Code.

         In determining Highly Compensated Employee status the Plan Administrator has not, for any Plan Year beginning after December 31, 1996, made either the top-paid group election or the calendar year data election (IRS Notice 97-45, 1997-2 C.B. 296), does not now make any such election, and in the future shall make any such election only by amendment to the Plan.

         1.32     Hour of Service.

         (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate as an Employee during any period of employment.

         (b) Except as otherwise provided in this Section 1.32(b), each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate for a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence (credited for the period is which such hour occurred); provided, however,

                  (i) no more than five hundred one (501) Hours of Service will be credited under this Section 1.32(b) to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single calendar year);

                  (ii) Hours of Service shall not be credited on account of a period during which an Employee is paid or entitled to payment and with respect to which no duties are performed, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability service laws, or if the payment merely reimburses the Employee for a medical or medically related expense incurred by him; and

                  (iii) for purposes of this Section 1.32(b), a payment shall be deemed to be made by or due from the Employer or an Affiliate regardless of whether such payment is made directly or indirectly through a trust fund, insurance company or other organization or person to which the Employer or an Affiliate pays premiums or makes contributions and regardless of whether such premiums or contributions were made for the benefit of a particular Employee or on behalf of Employees generally.

         (c) Subject to the limitations set forth in Sections 1.32(b)(i) through (iii), each hour of a period (credited for such period) for which back pay, regardless of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate.

         (d) In determining whether an Employee has incurred a Break in Service for purposes of determining Years of Service, an Employee taking a Maternity/Paternity Absence shall be credited with completing the number of Hours of Service he would have completed if not for such absence (or, if such credit cannot be determined, eight (8) hours for each day of such absence). Such Hours of Service, not to exceed a total of five hundred one (501) hours for any one such absence, shall be credited either for the calendar year in which such absence began if necessary to prevent a Break in Service in such year, or, in any other case, for the immediately following calendar year. No such credit for Hours of Service shall be given under this Section 1.32(d) unless such Employee provides documentation satisfying the reasonable requirements of the Plan Administrator that such absence was a Maternity/Paternity Absence and establishing the number of days of such absence.

         (e) Credit for the same Hours of Service shall not be awarded under more than one paragraph under this Section 1.32(e). Hours of Service credit shall be awarded subject to all the rules set forth in paragraphs (b) and (c) of the United States Department of Labor Regulations Section 2530.200b-2 which are incorporated in this Plan by this reference. In lieu of actually recording each Hour of Service which is completed by an Employee whose hours are not required to be counted and reported under any federal law, such as the Federal Fair Labor Standards Act, if such person completes at least one
(1) Hour of Service in a week, he shall be credited with forty-five (45) Hours of Service for each week which he completes as an Employee.

         1.33 Income Deferral Contribution Account. The separate account established to account for the Income Deferral Contributions, if any, made on behalf of a Participant and all income, expenses, gains and losses allocated to such account.

         1.34 Income Deferral Contributions. Those contributions made by the Employer at the election of a Participant to the Income Deferral Contribution Account pursuant to Section 3.1 (a).

         1.35 Investment Manager. Any fiduciary who meets the definition of the term "investment manager" under Section 3(38) of ERISA and who acknowledges in writing that he is a fiduciary with respect to the Plan.

         1.36 Leave of Absence. An approved leave of absence granted to an Employee by the Employer in accordance with applicable federal or state law or the Employer's uniform and nondiscriminatory personnel policy.

         1.37 Maternity/Paternity Absence. Any Employee's absence from work for the Employer or an Affiliate for any period of time due to:

         (a)      such Employee's pregnancy,

         (b)      the birth of such Employee's child,

         (c) the placement of a child with such Employee in connection with the adoption of such child by such Employee, or

         (d) such Employee caring for such child for a period immediately following such birth or placement of such child.

         1.38 Named Fiduciary. The Plan Administrator which, in accordance with the provisions of Article VIII, shall have only such duties and responsibilities in the management and administration of this Plan and the Trust Fund as are expressly assigned to it in this Plan.

         1.39 Non-Highly Compensated Employee. For each Plan Year, each Employee or employee of an Affiliate who is not a Highly Compensated Employee.

         1.40     Normal Retirement Age. Age sixty-five (65).

         1.41 Participant. As of any date, an Employee who has satisfied the eligibility requirements and entered the Plan as set forth in Section 2.1, a former Employee with an Account, or a Beneficiary of a deceased Participant who has an Account and, exclusively for Sections 4.1, 5.1(b), 5.2, 5.4, 5.5, and 5.6, an "alternate payee" (as defined in Code Section 414(p)(8)).

         1.42 Plan. The Caraustar Industries, Inc. Employees' Savings Plan, as amended from time to time.

         1.43     Plan Administrator. The Company.

         1.44     Plan Year. The calendar year.

         1.45 Prior Company Match Post-'92 Account. The separate bookkeeping account, established as part of the records of the Trust Fund for the purpose of accounting for Employer matching contributions that were transferred to the Plan pursuant to Section 1.63(e)(ii), and credited to participants' accounts (in a prior plan) after December 31, 1992, and all income, expenses, gains or losses allocated to such account.

         1.46 Prior Company Match Pre-'93 Account. The separate bookkeeping account, established as part of the records of the Trust Fund for the purpose of accounting for Employer matching contributions that were transferred to the Plan pursuant to Section 1.63(e)(ii), and credited to participants' accounts (in a prior plan) prior to January 1, 1993, and all income, expenses, gains or losses allocated to such account.

         1.47 Prior Employer Accounts. The separate bookkeeping account, established as part of the records of the Trust Fund for the purpose of accounting for those fully vested and nonforfeitable contributions made to this Plan by the Employer prior to January 1, 1990 and credited to an "Employer Account" (as defined in the Plan effective at that date). Such amounts were subsequently transferred to the Employer Matching Contribution Account, and the Prior Employer Accounts are no longer maintained.

         1.48 Prior Plan Accounts. The separate bookkeeping account, established as part of the records of the Trust Fund for the purpose of accounting for employee elective deferral contributions transferred to the Plan pursuant to a plan merger or plan-to-plan asset transfer, and all income, expenses, gains and losses allocated to such account.

         1.49 Prior Plan Profit Sharing Account. The separate bookkeeping account, established as part of the records of the Trust Fund, to account for profit sharing contributions allocated to participants' accounts under a prior plan (or plans) and transferred to the Plan pursuant to a plan merger or plan-to-plan asset transfer, and all income, expenses, gains or losses allocated to such account.

         1.50 Prior Plan Qualified Matching Contribution Account. The separate bookkeeping account, established as part of the records of the Trust Fund for the purpose of accounting for qualified matching contributions transferred to the Plan pursuant to a plan merger or plan-to-plan transfer, and all income, expenses, gains and losses allocated to such account.

         1.51 Qualified Election. A Participant's written election of a Beneficiary, other than his Spouse, consented to by the Participant's Spouse. If the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a Participant's election will be deemed a Qualified Election. The Spouse's consent to such election must be witnessed by a representative or agent of the Plan Administrator or notary public and will be valid only with respect to the Spouse who signs the consent or, in the event of a deemed Qualified Election, the designated Spouse. A Participant may revoke a Qualified Election without the consent of his Spouse at any time before the commencement of benefits. The number of elections or revocations shall not be limited.

         1.52 Reemployment Commencement Date. The date on which an Employee is first credited with an Hour of Service after incurring a one-year Break in Service.

         1.53     Required Commencement Date.

         (a) For Participants who are five (5%) percent owners of an Employer, the Required Commencement Date is the April 1 of the calendar year following the calendar year in which such Participant attains age 70-1/2.

         (b) For Participants who are not five (5%) percent owners of an Employer and who attain age seventy and one-half (70-1/2) after January 1, 1999, the Required Commencement Date is the April 1 of the calendar year following the later of:

                  (i) the calendar year in which the Participant attains age seventy and one-half (70-1/2), or

                  (ii)     the calendar year in which the Participant retires.

         Participants who are not five (5%) percent owners of an Employer and who attain age seventy and one-half (70-1/2) after December 31, 1996 but before January 1, 1999 and have not yet retired, may elect as a Required Commencement Date, the date described in Section 1.53(a) or 1.53(b) immediately above. The election, once made, however, shall be irrevocable.

         For the purposes of this Section, a Participant is treated as a five percent owner if he is a five percent owner as defined in Section 416 of the Code.

         1.54 Rollover Account. The Account established to account for Rollover Contributions, if any, and to account for income, expenses, gains and losses allocated to such account.

         1.55 Rollover Contributions. The timely contributions made to the Trust Fund by Participants pursuant to Section 3.4, and in accordance with Code
Section 402(c), of distributions from qualified retirement plans maintained in accordance with Code Section 401(a).

         1.56 Special Transition Contribution. Contributions made to the Trust Fund pursuant to Section 3.7.

         1.57 Spouse. The individual to whom a Participant is legally married as of the earlier of such Participant's date of death or the date payment of his benefit under this Plan begins, or any former Spouse of the Participant treated as his Spouse or surviving Spouse under Code Section 414(p)(5).

         1.58 Total and Permanent Disability. A Participant will be considered to have suffered a Total and Permanent Disability upon a determination that he has incurred a Non-Social Security Administration Approved Disability or a Social Security Administration Approved Disability pursuant to paragraph (a) or (b), below:

         (a) Non-Social Security Administration Approved Disability. The permanent and total inability of the Participant, by reason of physical or mental infirmity, or both, to perform any duties with the Employer, which shall be established by medical examination by a medical doctor selected or approved by the Plan Administrator.

         (b) Social Security Administration Approved Disability. The permanent and total disability of the Participant, as determined by the Social Security Administration.

         1.59 Trust Agreement. The trust agreement entered into between the Company and the Trustee which establishes the Trust Fund and is considered a part of this Plan, as amended from time to time.

         1.60 Trust Fund. The fund established by the Trustee in accordance with the Trust Agreement to hold the assets of this Plan.

         1.61 Trustee. Any person or persons acting from time to time as the trustee of the Trust Fund in accordance with the Trust Agreement.

         1.62 Valuation Date. The last day of each calendar quarter, or such more frequent period as designated by the Plan Administrator.

         1.63     Year of Service.

         (a)      Effective January 1, 2002, and subject to the provisions of
Section 1.63(a)(ii) (which govern the transition from one method of service computation to another), for the purposes of determining an Employee's vested interest in the participant's account balance derived from employer contributions, an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an hour of service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

                  (i) For purposes of this Section 1.63(a), the following definitions shall apply:

                           (A) Hour of service shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

                           (B) Break in service is a period of severance of at least 12 consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                           (C) Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

                  (ii) The "elapsed time" method set forth in this Section 1.63(a) shall be used to determine the date upon which an Employee completes a Year of Service or such other period of service as may be required for the purposes of vesting under the Plan. Each Employee with respect to whom the method of crediting service is changed as a result of the adoption of this Section 1.63(a) shall be treated in accordance with the provisions of ss.ss. 1.410(a)-7(g) and 1.410(a)-7(f) of the Treasury Regulations, the provisions of which are incorporated by reference.

         (b) Effective June 1, 1994, for purposes of determining eligibility to participate in this Plan under Section 2.1(a), an Employee shall be credited with a Year of Service if he completes one thousand (1,000) or more Hours of Service with the Employer or an Affiliate during the 12-consecutive-month period beginning on his Employment Commencement Date, or during any Plan Year, beginning with the Plan Year in which the first anniversary of his Employment Commencement Date occurs.

         (c)      Reserved.

         (d) Effective prior to January 1, 2002, for purposes of determining the vested percentage of any Employee in his Employer Matching Contribution Account under Section 5.1(c)(ii), each Plan Year during which he completes one thousand (1,000) or more Hours of Service with the Employer or an Affiliate shall count as a Year of Service.

         (e)      Ohio and Iowa Paper Employees.

                  (i) If an individual became an Employee as a result of the acquisition of one of the following companies, then such Employee's Years of Service with the acquired company shall be counted as Years of Service under this Plan:

                  Acquired Company                    Renamed As:

                  Rittman, Ohio Paper Mill            Rittman Paperboard
                  Tama, Iowa Paper Mill               Tama Paperboard
                  Cleveland, Ohio Paper Stock         Cleveland Paper Stock

                  (ii) The accounts of participants in the plans maintained by the above acquired companies shall be transferred to the Plan in accordance with Code Section 414(l) and 411(d)(6) as soon as is reasonably possible and the Caraustar Plan Trustee shall accept such accounts.

                  (iii) Notwithstanding Section 2.1(a), any Employee described in Section 1.63(e)(i) who has completed a Year of Service and is at least age twenty-one (21) as of August 31, 1996, shall be allowed to participate in the Plan on September 1, 1996.

         (f) Garber Company and Special Packaging, Inc. If an individual became an Employee as a result of the acquisition of Garber Company or Special Packaging, Inc., then such Employee's Years of Service with the acquired company shall be counted as Years of Service for all purposes under this Plan.

         (g) Employees of General Packaging Service, Inc., Oak Tree Packaging Corporation, Etowah Recycling, Inc., Chesapeake Paperboard Company, and Chesapeake Fiber Packaging Corporation.

                  (i) If an individual became an Employee as the result of the acquisition of any of the companies listed immediately above, such Employee's Years of Service with the acquired company shall be counted as Years of Service for all purposes under this Plan.

                  (ii) Notwithstanding Section 2.l(a), any Employee described in Section 1.63(g)(i) who has completed a Year of Service and is at least twenty-one (21) as of the acquisition date shall be allowed to participate in the Plan as of next Plan entry date following the acquisition date of the company.

         (h) If an individual became an Employee as a result of the acquisition of Mil Pak, Inc., Arrow Paper Products Company or Crane Carton Company, then such Employee's Years of Service with the acquired company shall be counted as Years of Service for all purposes under this Plan.

         (i) If an individual became an employee as a result of the acquisition of any of the following companies or plants, then such Employee's Years of Service with the acquired company or plant shall be counted as Years of Service for all purposes under this Plan: Carolina

Converting, Inc., Carolina Component Concepts, Halifax Paperboard, Sprague, CCP-Denver, CCP-Grand Rapids, CCP-Mentor, CCP-Salt Lake City and CCP-St. Louis.

         (j) If an individual was an Employee of Premier Boxboard Limited, LLC on June 26, 2000, such Employee's Years of Service with Premier Boxboard Limited, LLC and Inland Paperboard and Packaging, Inc. shall be counted as Years of Service for all purposes under this Plan.

         (k) If an individual was an employee of Arrow Paper Products Company ("Arrow") on September 28, 2000, and became an Employee on September
29, 2000 as a result of the merger of Arrow into Caraustar Industrial and Consumer Products Group, Inc., such Employee's Years of Service with Arrow shall be counted as Years of Service for all purposes under this Plan.

         (l) If an individual became an Employee as a result of the acquisition of certain assets of the Jefferson Smurfit Corporation (U.S.) pursuant to the Asset Purchase Agreement dated as of July 22, 2002, such Employee's Years of Service with Jefferson Smurfit Corporation (U.S.) or a member of its controlled group shall be counted as Years of Service for all purposes under this Plan.

                                   ARTICLE II

                                 PARTICIPATION

         2.1      Participation.

         (a)      General Rule.

                  (i) Effective October 1, 1999, and subject to Section 2.1(c), an Employee who is (A) employed by the Company, or (B) employed by another Employer and (in any case) whose principal place of employment is listed in Appendix A to the Plan, shall be eligible to participate in the Plan if he has attained the age of twenty-one (21) and is either (1) classified as "full-time" on the payroll records of an Employer and has completed the period of eligibility service as set forth in Appendix A, or (2) classified as "part-time" on the payroll records of an Employer and has completed one Year of Service (as defined in Section 1.63(b)). However, effective January 1, 2003, age "eighteen (18)" shall replace age "twenty-one (21)" in the first sentence of this paragraph (and all other provisions of such sentence shall remain unchanged). Once eligible, an Employee may begin participation as soon as is administratively feasible, which date shall be no later than the first day of the second month following the date he becomes eligible to participate in the Plan (the "entry date"), provided he is an Employee on such entry date. The Plan Administrator shall update Appendix A as necessary so as to properly reflect the eligibility requirements applicable to full-time Employees.

                  (ii) Effective June 1, 1994, through September 30, 1999 and subject to Section 2.1(c), an Employee of an Employer shall be eligible to participate in the Plan after completing one (1) Year of Service and attaining age twenty-one (21). Once eligible, he shall begin participation on the earlier of the first day of the Plan Year or the three (3), six (6) or nine (9) month anniversary of the first day of the Plan Year (entry date) to occur after the date he becomes eligible, provided he is an Employee on such entry date.

         (b)      Reserved.

         (c)      Excluded Employees.

                  (i) No Employee shall participate in this Plan as long as he is a "leased employee" of the Employer within the meaning of Code Sections 414(n) and (o).

                  (ii) No Employee shall participate in this Plan as long as he is a person for whom retirement benefits have been the subject of good faith collective bargaining resulting in their exclusion from this Plan; provided, however, employees who are members of a union may participate if that union and the Employer mutually agree to such participation as a result of collective bargaining. Such agreement shall be documented in a written collective bargaining agreement. Furthermore, where such a collective bargaining agreement establishes terms of participation in, or benefits under, the Plan applicable to Employees covered by such agreement, the terms of such agreement shall govern, notwithstanding contrary provisions of this Plan.

                  (iii) No Employee shall participate in this Plan as long as he is a nonresident alien (within the meaning of Code Section 410(b)(3)(C)).

                  (iv) No Employee shall participate in this Plan as long as he is identified on an Employer's payroll as other than a common law employee regardless of later agency or judicial determination otherwise.

         (d)      Interruption of Employment.

                  (i) If an Employee becomes eligible to participate under the terms of the Plan but, prior to becoming a Participant, he becomes an excluded employee under Section 2.1(c) or his employment with the Employer is interrupted, then he shall become a Participant as of the later of the entry date following (a) the date he ceases to be an excluded employee, or (b) his Reemployment Commencement Date.

                  (ii) If a Participant's employment is interrupted he shall be reinstated as a Participant as of his Reemployment Commencement Date.

         2.2 Participant Information. Each person who becomes a Participant shall file with the Plan Administrator such personal information, data and elections as the Plan Administrator deems necessary for the orderly administration of this Plan and the payment of benefits under this Plan, including the designation of a Beneficiary and his initial deferral and investment elections. If an Employee does not make investment elections, his Account shall be invested in the investment (or investments) designated as the default investment by the Plan Administrator.

                                  ARTICLE III

                                 CONTRIBUTIONS

         3.1 Income Deferral Contributions. A Participant may elect to either defer a percent of his Compensation as set forth in this Section or receive that amount in cash. Income Deferral Contributions shall be by payroll deduction on behalf of the Participant in accordance with Code Section 401(k) for each Plan Year, and shall commence and end coincident with the beginning and end of the Participant's payroll period.

         (a)      Election Rules.

                  (i) General Rules. A Participant who is an Employee may make an initial, modified or suspended election with the Plan Administrator at such time and in such way as the Plan Administrator determines. An election also shall terminate automatically when an Employee is no longer eligible to participate in the Plan under
         Section 2.1, or when a Participant terminates his employment with the Employer or upon his Total and Permanent Disability. If, after terminating contributions, a Participant wants to resume making contributions, the Participant may elect to resume making contributions, provided, however, that the Participant will not re-enter the Plan until the next entry date (under Section 2.1(a)) after such election.

                  (ii) Negative Election. If a non-collectively bargained Employee's date of hire is on or after July 1, 2001, after the Employee satisfies the eligibility requirements of Section 2.1 and completes 90 days of employment, the Employer will automatically begin making Income Deferral Contributions on behalf of the Employee in an amount equal to 2% of the Employee's Compensation for each payroll period, unless the Employee elects not to contribute or to contribute a different amount by notifying the Employer. The Employer will provide the Employee with a written notice explaining the automatic Income Deferral Contributions, the Employee's right to have no Income Deferral Contributions made to the Plan, the Employee's right to alter the amount of the Income Deferral Contributions made to the Plan, and the procedure and timing for making these elections.

                  (iii) Suspension Following Hardship Withdrawals. If a withdrawal on account of hardship is approved by the Plan Administrator and paid to the Participant under Section 5.5, then:

                           (A)      The Participant's Income Deferral
                  Contributions and Employee After-Tax Contributions, and any elective contributions and employee contributions under any other plan of the Company, shall be suspended for the 12-month period after receipt of the withdrawal; and

                           (B)      The Participant may not make Income
                  Deferral Contributions under the Plan or elective contributions under any other plan of the Company for the participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Internal Revenue Code


                                     III-1
                  ss. 402(g) for such next taxable year less the amount of such Participant's total Income Deferral Contributions and other elective contributions for the year of the withdrawal.

         (b) Percentage Limitation. Each Participant's election shall be stated as a whole percentage point from one percent (1%) to twenty-five percent (25%) of his Compensation for such year, measured from the date such Income Deferral Contributions begin. However, in lieu of the 25% limitation set forth in the previous sentence, the following limitations shall apply as of the dates indicated: (i) effective January 1, 2003, Employees with Compensation of $90,000 or more during the prior Plan Year may elect to contribute up to 6% of Compensation; and (ii) prior to January 1, 2003, the limits set forth in Appendix B shall apply. The Employer has the right to increase or decrease the percentage limits in its sole discretion, provided the Employer notifies the Participants of the change in advance, and such increase or decrease is effective as of the first pay period which begins immediately after the next Valuation Date.

         (c)      Reserved.

         (d) Vesting. All Income Deferral Contributions are always nonforfeitable.

         (e) Contribution Timing. The Employer shall deliver such Income Deferral Contributions to the Trustee as soon as such amounts may be practicably segregated after the end of the payroll period for which they were withheld, which shall be no later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash (or such other date as may be established in 29 C.F.R. ss. 2510.3-102(b) or superseding authority).

         3.2      Employee After-Tax Contributions.

         (a) General Rules. A Participant may elect to make Employee After-Tax Contributions as set forth in this Section by payroll deduction, and such deductions shall commence and end coincident with the beginning and end of the Participant's payroll period. A Participant may make Employee After-Tax Contributions without making Income Deferral Contributions. All such contributions shall be nonforfeitable. A Participant may discontinue such payroll deduction contributions at such time and in such way as the Plan Administrator determines; provided, however, the Participant shall not make additional Employee After-Tax Contributions through payroll deductions until the first entry date following three (3) full months after such filing. (However, a Participant who discontinued such contribution prior to June 1, 1994, shall not make additional Employee After-Tax Contributions through payroll deductions until the first day of a month following six (6) full months after such filing.) A Participant may change the amount of his Employee After-Tax Contributions being made by him by regular payroll deductions at such time and in such way as the Plan Administrator determines. No additional changes to the Participant's After-Tax Contributions may be made until three (3) full months following such change. In the event that a Participant makes a hardship withdrawal under Section 5.5, the suspension provisions of Section 3.1(a)(iii) shall apply.

         (b) Contribution Limits. Each such Participant's Employee After-Tax Contribution shall be made from his Compensation when paid, and shall be in whole multiples of one percent (1%) to twenty-five percent (25%) of his Compensation. The Employer has the right to increase or decrease the percentage limits in its sole discretion, provided the Employer notifies the Participants of the change in advance, and such increase or decrease is effective as of the first pay period which begins immediately after the next Valuation Date.

         (c) Contribution Timing. The Employer shall deliver such Employee After-Tax Contributions to the Trustee as soon as such amounts may be practicably segregated, which shall be no later than the 15th business day of the month following the month in which such amounts

                                     III-2
would otherwise have been payable to the Participant in cash (or such other date as may be established in 29 C.F.R. ss. 2510.3-102(b) or superseding authority).

         3.3      Employer Matching Contributions.

         (a) Amount. The Employer shall (subject to the limitations set forth in Sections 3.3(b), and 3.6 through 3.11) make Employer Matching Contributions from the Employer's profits as of each day the Employer delivers to the Trustee the Income Deferral Contributions pursuant to Section 3.1(e) on behalf of each Participant for whom Income Deferral Contributions were made on such date in an amount equal to the lesser of (i) fifty percent (50%) of the Participant's Income Deferral Contributions made on such date, or (ii) three percent (3%) of the Employee's Compensation from which the Income Deferral Contributions deposited on that date were made. Effective prior to April 1, 2000, clause (ii) provided for matching contributions equal to "two percent (2%)" rather than "three percent (3%)."

         (b) No Matching for Excess Income Deferral Contributions. No Employer Matching Contributions shall be made with respect to Income Deferral Contributions that exceed the dollar limit in Section 3.8 and, if Employer Matching Contributions are allocated to an Employer Matching Account for a Plan Year before the Employer determines that any part of such Matching Contributions are attributable to excess Income Deferral Contributions, the Employer promptly shall withdraw such part of the Employer Matching Contributions and treat it as a Forfeiture under this Plan unless his Matching Contribution Account had been distributed before the Employer made such determination. Amounts forfeited by Participants under this Section 3.3(b) shall be treated as provided in Section 5.1(c)(v).

         3.4 Rollover Contributions. Effective June 1, 1994, a Plan Participant or an Employee who would be eligible to participate if he had completed the requirements of Plan Section 2.1 shall be permitted to transfer (or directly cause to be transferred) to the Trust Fund, and the Trustee shall accept:

         (a)      the redemption proceeds of a retirement bond,

         (b) all or any portion of cash received by him in one or more distributions from or under one or more other trusts or plans qualified under Code Section 401(a) or employee annuities or custodial accounts, each constituting an eligible rollover distribution, as defined in Code Section 402(c), exclusive of contributions, other than voluntary deductible contributions as described in Code Section 72(o)(5) made by the Participant as an employee or participant under the distributing plan,

         (c) an amount paid or distributed out of an individual retirement account or individual retirement annuity or retirement bond constituting the entire balance of the Participant in such account, annuity or bond and consisting solely of a prior rollover contribution under Code Section 402(c) from a qualified trust or annuity plan qualified under Code Section 401(a) and income attributable to such amount,

         (d) cash representing his entire account or benefits in another plan or trust qualified under Code Section 401(a), which shall be transferred directly from said plan or trust to the Trust Fund,


                                     III-3

         (e)      common or preferred stock of Caraustar Industries, Inc., or

         (f)      any combination of the above;

provided, however, such transfer must satisfy the requirements of Code Section 402(c). All contributions under this Section shall be nonforfeitable.

         3.5 Cessation of Employer Contributions. Effective as of January 1, 1990, all Employer contributions ceased (except amounts contributed pursuant to salary reduction agreements, Employer Matching Contributions and Special Transition Contributions). Account balances with respect to such pre-1990 contributions were transferred to, and are now accounted for in, the Employer Matching Contribution Account.

         3.6      Reversion of Contributions.

         (a) Mistake of Fact. If any contributions are made by the Employer by reason of a mistake of fact, such contributions shall be returned to the Employer upon discovery of such mistake, if discovered and returned within one (1) year after the payment of such contributions.

         (b) Deduction. If the Internal Revenue Service determines that any contributions are nondeductible under Code Section 404, then such contributions, to the extent that they are determined to be nondeductible, shall be refunded to the Employer within one (1) year of the date of disallowance of such deduction, all such contributions being conditioned upon their deductibility.

         3.7      Special Transition Contribution.

         (a) Eligibility For Contribution. The Employer shall, following the end of each Plan Year (subject to the limits of Sections 3.3(b), 3.6 and 3.8 through 3.11), make a Special Transition Contribution to the Employer Contribution Account of each individual who is an Employee on the final day of the Plan Year, provided that such individual was a salaried employee of Premier Boxboard Limited, LLC on June 26, 2000, and provided further that such individual does not incur a Break in Service after June 26, 2000.


                                     III-4

         (b) Amount. The amount of any Special Transition Contribution shall be the applicable percentage of an eligible Employee's Compensation for the Plan Year, provided that for the Plan Year ending on December 31, 2000, the amount of any Special Transition Contribution shall be the applicable percentage of an eligible Employee's Compensation for the period of June 27, 2000 through December 31, 2000. The applicable percentages for the purposes of computing the Special Transition Contributions are set forth below, and are based upon an eligible Employee's Years of Service as of July 1, 2000. For each Plan Year, any Special Transition Contribution shall be based upon an eligible Employee's Years of Service as of July 1, 2000.

                  Years of             Percent of
                   Service            Compensation
                  --------            ------------
                    25 +                   5%
                   20-24                   4%
                   15-19                   3%
                    5-14                   2%
                    0-4                    0%

         (c) Contribution Timing. Any Special Transition Contribution for a Plan Year shall be made no later than the time prescribed by law for filing the Employer's federal income tax return for the taxable year that includes the final day of such Plan Year (including extensions thereof).

         (d) Effective Date. This Section 3.7 shall be effective as of June 27, 2000.

         3.8      Section 415 Limitations.

         (a) Definitions. For purposes of this Section, the following definitions shall apply:

                  (i) Annual Addition. For each Participant the sum of the following amounts credited to his account for the Limitation Year:

                           (A) Any employer contributions, Employee After-Tax Contributions, Income Deferral Contributions (including Income Deferral Contributions that are distributed to the Participant, recharacterized or forfeited pursuant to Sections 3.10(c) and 3.11(d), or Income Deferral Contributions in excess of the applicable limit that are not distributed) and forfeitures to any account of his in this or any other Defined Contribution Plan required to be aggregated with this Plan under Code Section 415(g) as of such date in such Plan Year;

                           (B) any contributions after March 31, 1984 by the Employer or any other Affiliate allocated to his medical account (as defined in Code Section 415(1)(2)) under any Defined Benefit Plan or annuity plan maintained by the Employer or any other Affiliate; and

                           (C) any contributions paid or accrued after December 31, 1985 by the Employer or any other Affiliate which are attributable to post-retirement medical


                                     III-5
                  or life insurance benefits allocated to him while he was a "key employee" (as defined in Code Section 419A(d)(3)).

                  (ii) Annual Compensation. For each Employee, his wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or services performed for the Plan Year. The dollar limit for Plan Years beginning after December 31, 1988, but before January 1, 1994, shall not exceed $200,000 (before being adjusted), and for Plan Years beginning after December 31, 1993, the dollar limit shall not exceed $150,000 (before being adjusted). For Plan Years beginning on and after January 1, 1998, Annual Compensation shall also include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by an Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457.

         In the case of an employee of two or more corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company, the term "compensation" for such employee includes compensation from all corporations that are members of the controlled group, regardless of whether the employee's particular employer has a qualified plan. This special rule is also applicable to an employee of two or more trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code as modified by Section 415(h) of the Code) or which are members of as affiliated service group (within the meaning of Section 414(m) or Section 414(o) of the Code).

                  (iii)    Reserved.

                  (iv)     Reserved.

                  (v)      Limitation Year. The Plan Year.

         (b)      Limitations.

                  (i) In General. The sum of the Annual Addition of a Participant and all annual additions (as defined in Code Section 415(c)(2)) to any account of his in any other Defined Contribution Plan required to be aggregated with this Plan under Code Section 415(g) for a Plan Year in no event whatsoever shall exceed the lesser of (A) twenty-five percent (25%) of his Annual Compensation for such Plan Year or (B) $30,000 (as adjusted for inflation from time to time for a Plan Year by the Secretary of the Treasury under Code Section 415(d)(l)).

                  (ii)     Reserved.


                                     III-6

         (c)      Adjustments.

                  (i) Any adjustment required to satisfy the limitations set forth in Code Section 415 as a result of a Participant's participation in another Defined Contribution Plan shall be made to his Annual Addition under this Plan.

                  (ii) If the Plan Administrator determines that the allocation of contributions to the Account of a Participant will cause the Annual Addition for that Participant to exceed the limitations set forth in Section 3.8(b) and that an adjustment to contributions under this Plan is required to satisfy Section 3.8(b), the Plan Administrator, before such allocation:

                           (A) shall direct that any Employee After-Tax Contributions be returned to the Participant to the extent necessary to satisfy Section 3.8(b) and, if such Section is not satisfied by such transfer, it

                           (B) shall direct that any Income Deferral Contributions be distributed to the Participant to the extent necessary to satisfy Section 3.8(b) and, if such Section is not satisfied by such transfer, it

                           (C) shall direct that, if the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year, if necessary to satisfy Section 3.8(b) and, if such Section is not satisfied, it

                           (D) shall direct that if the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account, and the suspense account will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year and each succeeding Limitation Year if necessary to satisfy Section 3.8(b).

         If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any contributions which constitute an Annual Addition may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

         Thereafter, adjustment shall be made to any other Defined Contribution Plan in which the Participant participates.

         3.9      Dollar Limitation on Income Deferral Contributions.

         (a) Dollar Limitation Will Not Be Exceeded. The Income Deferral Contributions of a Participant under the Plan and all other plans, contracts or arrangements of the Employer maintaining the Plan may not exceed $7,000 (increased beginning in 1988 under Code Section


                                     III-7

415(d)(l), as provided in Code Section 402(g)) (the "alternative limit") for the Participant's taxable year beginning in the calendar year. Income Deferral Contributions in excess of the applicable limit ("excess Deferral") (and excess Contributions under Section 3.10(c) distributed or recharacterized for an Employee with respect to the Plan Year beginning with or within the taxable year) that are distributed pursuant to one of the corrective methods described in Section 3.9(b) are disregarded when determining whether the $7,000 limit (as adjusted) is exceeded.

         (b) Corrective Measures. If there are excess Deferrals for any Participant during the Participant's taxable year beginning in the calendar year, then the following steps (in the order and at the time determined by the Plan Administrator) may be taken:

                  (i) During the Taxable Year. A distribution of excess Deferrals may be made to a Participant during the taxable year in which such excess occurs if the following conditions are satisfied:

                           (A) The Participant certifies in writing that the designated amount to be distributed is an excess Deferral. A Participant is deemed to have designated the distribution to the extent he has excess Deferrals for the taxable year after combining all the plans of the Employer or an Affiliate.

                           (B) The correcting distribution is made after the date on which the Plan received the excess Deferrals.

                           (C) The Plan designates the distribution as a distribution of excess Deferrals.

                  (ii) After the Taxable Year. A distribution of excess Deferrals may be made to a Participant after the taxable year in which such excess occurs if:

                           (A) Not later than March 1 following the close of the Participant's taxable year, the Participant provides each plan under which deferrals were made with a written certificate stating the amount of the excess deferrals received by that plan. The Employer may notify the Plan of a Participant's excess Deferrals to the extent he has excess Deferrals for the taxable year after combining all the plans of the Employer or an Affiliate.

                           (B) Not later than the first April 15 following the close of the Participant's taxable year, the Plan will distribute to the Participant the amount designated in the preceding paragraph (plus any income allocable to that amount), less any excess Deferrals or excess Contributions previously distributed or recharacterized for the Participant for the Plan Year beginning with or within the taxable year. If the excess Deferrals (and any income) are not distributed by this April 15, then a corrective distribution under this
                  Section 3.9(b) shall not be permitted.

         (c) Method for Allocating Income to Excess Deferrals. The amount of income to be allocated to excess Deferrals equals the income for the taxable year allocable to Income Deferral


                                     III-8

Contributions times a fraction. The numerator of the fraction is the excess Income Deferral Contribution made by the Participant for the taxable year. The denominator of the fraction is the total Account balance of the Participant attributable to Income Deferral Contributions at the beginning of the taxable year, plus the Participant's Income Deferral Contributions for the taxable year. No income shall be allocated to the excess Deferrals for the period after the end of the taxable year.

         3.10     Actual Deferral Percentage Test.

         (a) Actual Deferral Percentage Defined. For each Plan Year the "Actual Deferral Percentage" is the ratio, calculated to the nearest one-hundredth of one percent (1/100%), obtained for each Participant by dividing (i) by (ii) where (i) and (ii) are:

                  (i) The amount of Employer Contributions actually paid over to the Trust Fund on behalf of such Participant for the Plan Year.

                  (ii)     The Participant's Compensation for such Plan Year.

                  (iii) Definitions and Special Rules. For the purposes of this Section 3.10(a) and Sections 3.10(b) and 3.10(c), the following definitions and special rules apply:

                           (A) A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

                           (B) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Income Deferral Contributions (and qualified non-elective contributions or qualified matching contributions, or both, if treated as Income Deferral Contributions for purposes of the actual deferral percentage test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Income Deferral Contributions (and, if applicable, such qualified non-elective contributions or qualified matching contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

                           (C) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then Sections 3.10(a) and 3.10(b) shall be applied by determining the Actual Deferral Percentage of Employees as if


                                     III-9
                all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee Actual Deferral Percentage for the prior year will be made in accordance with IRS Notice 98-1 and any superseding guidance, unless the Plan Administrator has elected to use the current year testing method. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same actual deferral percentage testing method (current year testing method or prior year testing method).

                           (D) For the purposes of the actual deferral percentage test, Income Deferral Contributions, qualified non-elective contributions and qualified matching contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of such Plan Year.

                           (E)      The employer shall maintain records
                  sufficient to demonstrate satisfaction of the actual deferral percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

                           (F) "Employer Contributions" on behalf of any Participant shall include: (1) any Income Deferral Contributions made pursuant to the Participant's deferral election (including excess Income Deferral Contributions of Highly Compensated Employees), but excluding (a) excess Income Deferral Contributions of Non-Highly Compensated Employees that arise solely from Income Deferral Contributions made under the Plan or plans of the Employer and (b) Income Deferral Contributions that are taken into account in the actual contribution percentage test (provided the actual deferral percentage test is satisfied both with and without exclusion of these Income Deferral Contributions); and (2) as elected by the Plan Administrator and to the extent not taken into account for purposes of the actual contribution percentage test, qualified non-elective contributions and qualified matching contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Income Deferral Contributions shall be treated as a Participant on whose behalf no Income Deferral Contributions are made.

                           (G) To the extent not expressly provided for in this Section 3.10(a) or in Section 3.10(b), the provisions of Code Sections 401(k)(3) and 401(m)(9) and Treasury Regulations Sections 1.40l(k)-l(b) and 1.401(m)-2 (and any subsequent IRS guidance issued under the above Code Sections) are, to the extent applicable, incorporated by reference.

         (b) ADP Test. The actual deferral percentage test shall be satisfied each Plan Year. Such test shall be satisfied only if:

                  (i) The average Actual Deferral Percentage for eligible participants who are Highly Compensated Employees for the Plan Year does not exceed the prior year's


                                    III-10
         average Actual Deferral Percentage for eligible participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                  (ii) The average Actual Deferral Percentage for eligible participants who are Highly Compensated Employees for the Plan Year does not exceed the prior year's average Actual Deferral Percentage for eligible participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the Actual Deferral Percentage for eligible participants who are Highly Compensated Employees does not exceed the prior year's Actual Deferral Percentage for eligible participants who were Non-Highly Compensated Employees for the prior Plan Year by more than 2 percentage points.

For purposes of this Section 3.10(b), the average Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent (1/100%).

The actual deferral percentage test may be applied by the Plan Administrator on the basis of any elective provision permitted under Code Section 401(k) or under any regulation, notice or other guidance issued by the U.S. Treasury Department thereunder. The Plan may apply this Section 3.10(b) under the current year testing method (if the Plan Administrator so elects), whereby the actual deferral percentage tests in paragraphs (i) and (ii) above will be applied by comparing the current Plan Year's Actual Deferral Percentage for participants who are Highly Compensated Employees with the current Plan Year's Actual Deferral Percentage for all eligible participants who are Non-Highly Compensated Employees. The Plan Administrator elected to use the current year testing method for its Plan Years beginning January 1, 1997, January 1, 1998, and January 1, 1999. The Plan Administrator elected to use the prior year testing method for its Plan Year beginning January 1, 2000. The Plan Administrator hereby elects current year testing for its Plan Year beginning January 1, 2001, and for each Plan Year thereafter, which election shall not be changed except as provided in IRS Notice 98-1 (or superseding guidance).

With respect to each plan merged into this Plan pursuant to Articles XVI, XVII and XVIII, the current year testing method was used, prior to such merger, for all applicable plan years.

         (c) Corrective Measures If ADP Test Failed. If the Plan fails or is projected to fail the ADP Test, then the Plan Administrator shall take one or more of the following steps (in any order it deems advisable):

                  (i) Limit Future Income Deferral Contributions. The Plan Administrator may limit future Income Deferral Contributions for some or all Highly Compensated Employees to the extent it deems advisable to meet the ADP Test. Such limits shall be made with respect to Highly Compensated Employees in order of the individual actual deferral percentages, beginning with the highest of such percentages.

                  (ii)     Return Excess Income Deferral Contributions.

                           (A) Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year.


                                    III-11

                  (If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the Plan with respect to such amounts.) Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. The amount of Excess Contributions to be distributed with respect to an Employee for a Plan Year shall be reduced by any excess deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year in accordance with Internal Revenue Code ss. 402(g)(2) and Section 3.9(b).
                  Excess Contributions (including any amounts recharacterized) shall be treated as annual additions under the Plan.

                                    (1)      If the entire account balance of a
                           Highly Compensated Employee is distributed during the Plan Year in which the excess arose, the distribution is deemed to have been a corrective distribution to the extent that a corrective distribution would have been required.

                                    (2)      If part, but not all of a Highly
                           Compensated Employee's account balance is distributed during the Plan Year in which an excess arose, it is not deemed to have been a corrective distribution.

                           (B) The same method used in Section 3.9(c) for allocating income and loss to excess deferrals shall be used to allocate income and loss to Excess Contributions.

         3.11     Actual Contribution Percentage Test.

         (a) Actual Contribution Percentage Defined. For each Plan Year the "Actual Contribution Percentage" is the ratio, calculated to the nearest one-hundredth of one percent (1/100%), obtained for each Participant by dividing (i) by (ii), where (i) and (ii) are:

                  (i) The Contribution Percentage Amounts made under the Plan on behalf of the Participant for the Plan Year.

                  (ii)     The Participant's Compensation for such Plan Year.

                  (iii) Definitions and Special Rules. For the purposes of this Section 3.11(a) and Sections 3.11(b) and 3.11(d), the following definitions and special rules apply:

                           (A) A participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a participant is a Non-Highly Compensated


                                    III-12

                  Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

                           (B) The Actual Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in
                  Section 401(a) of the Code, or arrangements described in
                  Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

                           (C) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then Sections 3.11(a) and 3.11(b) shall be applied by determining the Actual Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee Actual Contribution Percentage for the prior year will be made in accordance with IRS Notice 98-1 and any superseding guidance, unless the Plan Administrator has elected to use the current year testing method. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same actual contribution percentage testing method.

                           (D) For purposes of the actual contribution percentage test, Employee After-Tax Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund. Employer Matching Contributions, Income Deferral Contributions, qualified matching contributions and qualified non-elective contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of such Plan Year.

                           (E)      The Employer shall maintain records
                  sufficient to demonstrate satisfaction of the actual contribution percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

                           (F) "Contribution Percentage Amounts" shall mean the sum of the Employee After-Tax Contributions, Employer Matching Contributions, and qualified matching contributions (to the extent not taken into account for purposes of the actual deferral percentage test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not


                                    III-13
                  include Employer Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are excess deferrals, Excess Contributions, or Excess Aggregate Contributions. To the extent not taken into account for purposes of the actual deferral percentage test, the Plan Administrator may include the following in the Contribution Percentage Amounts: (1) qualified non-elective contributions, and (2) Income Deferral Contributions (so long as the actual deferral percentage test is met before the Income Deferral Contributions are used in the actual contribution percentage test and the actual deferral percentage test continues to be met following the exclusion of those Income Deferral Contributions that are used to meet the actual contribution percentage test).

                           (G) For the purposes of the actual contribution percentage test, "eligible participant" shall mean any Employee who is eligible to make an Employee After-Tax Contribution, or an Income Deferral Contribution (if the Plan Administrator takes such contributions into account in the calculation of the Actual Contribution Percentage), or to receive an Employer Matching Contribution (including forfeitures) or a qualified matching contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an "eligible participant" on behalf of whom no Employee Contributions are made.

                           (H) "Employee Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated,

                           (I) To the extent not expressly provided for in this Section 3.11(a) or in Section 3.11(b), the provisions of Code Sections 401(m)(2) and 401(m)(9) and Treasury Regulations Sections 1.401(m)-l(b) and 1.401(m)-2 (and any subsequent IRS guidance issued under the above Code Sections) are, to the extent applicable, incorporated by reference.

         (b) ACP Test. The actual contribution percentage test shall be satisfied each Plan Year. Such test shall be satisfied only if:

                  (i) The average Actual Contribution Percentage for eligible participants who are Highly Compensated Employees for the Plan Year does not exceed the prior year's average Actual Contribution Percentage for eligible participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                  (ii) The average Actual Contribution Percentage for eligible participants who are Highly Compensated Employees for the Plan Year does not exceed the prior year's average Actual Contribution Percentage for eligible participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the Actual Contribution Percentage for eligible participants who are Highly Compensated


                                    III-14

         Employees does not exceed the prior year's Actual Contribution Percentage for eligible participants who were Non-Highly Compensated Employees for the prior Plan Year by more than 2 percentage points.

For purposes of this Section 3.11(b), the average Actual Contribution Percentage for each group shall be calculated to the nearest one-hundredth of one percent (1/100%).

The contribution percentage test may be applied by the Plan Administrator on the basis of any elective provision permitted under Internal Revenue Code ss. 401(m) or under any regulation, notice or other guidance issued by the U.S. Treasury Department thereunder. The Plan may apply this Section 3.11(b) under the current year testing method (if the Plan Administrator so elects), whereby the contribution percentage tests in paragraphs (i) and (ii) above will be applied by comparing the current Plan Year's Actual Contribution Percentage for participants who are Highly Compensated Employees with the current Plan Year's Actual Contribution Percentage for all eligible participants who are Non-Highly Compensated Employees. The Plan Administrator elected to use the current year testing method for its Plan Years beginning January 1, 1997, January 1, 1998, and January 1, 1999. The Plan Administrator elected to use the prior year testing method for its Plan Year beginning January 1, 2000. The Plan Administrator hereby elects current year testing for its Plan Year beginning January 1, 2001, and for each Plan Year thereafter, which election shall not be changed except as provided in Notice 98-1 (or superseding guidance).

With respect to each plan merged into this Plan pursuant to Articles XVI, XVII and XVIII, the current year testing method was used, prior to such merger, for all applicable plan years.

         (c) Multiple Use of Alternative Limitations. Sections 3.10(b)(ii) and 3.11(b)(ii) shall not be applied to satisfy both the ACP Test and ADP Test for the same Plan Year if multiple use occurs, unless after such occurrence, the Plan takes the corrective measure described in Section 3.11(c)(iv). Multiple use occurs when:

                  (i) the average Actual Deferral Percentage for all Highly Compensated Employees exceeds the amount described in Section 3.10(b)(ii); and

                  (ii) the average Actual Contribution Percentage for all Highly Compensated Employees exceeds the amount described in Section 3.11(b)(ii); and

                  (iii) the sum of the average Actual Deferral Percentage and the average Actual Contribution Percentage for all Highly Compensated Employees exceeds the greater of the sum of (A) and (B), or the sum of (C) and (D), where

                           (A) equals one hundred twenty-five percent (125%) of the greater of the average Actual Deferral Percentage and the average Actual Contribution Percentage for all Non-Highly Compensated Employees, and

                           (B) equals either two hundred percent (200%) of the lesser of the average Actual Deferral Percentage and the average Actual Contribution Percentage for all Non-Highly Compensated Employees or, if less, the lesser of


                                    III-15
                  the average ADP or the average ACP for all Non-Highly Compensated Employees plus two (2) percentage points.

                           (C) equals one hundred twenty-five percent (125%) of the lesser of the average Actual Deferral Percentage and the average Actual Contribution Percentage for all Non-Highly Compensated Employees, and

                           (D) equals either two hundred percent (200%) of the greater of the average Actual Deferral Percentage and the average Actual Contribution Percentage for all Non-Highly Compensated Employees or, if less, the greater of the average ADP or the average ACP for all Non-Highly Compensated Employees plus two (2) percentage points.

                  (iv) If multiple use occurs under this Section 3.11(c), then the average Actual Contribution Percentage of the Highly Compensated Employees shall be reduced in accordance with Section 3.11(d) until the sum of the average Actual Deferral Percentage and the average Actual Contribution Percentage for all Highly Compensated Employees does not exceed the greater of the sum of (A) and (B) or (C) and (D).

         (d) Corrective Measures if ACP Test Failed. If the Plan fails or is projected to fail the ACP Test, then the Plan Administrator shall take one or more of the following steps (in any order it deems advisable):

                  (i) Limit Future Contributions. The Plan Administrator may limit future Employee After-Tax Contributions for some or all Highly Compensated Employees to the extent it deems advisable to meet the ACP Test.

                  (ii)     Forfeiture or Return of Excess Aggregate
         Contributions.

                           (A) Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. (If such Excess Aggregate Contributions are distributed more than 2-l/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the Plan with respect to those amounts.) Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution
                  Percentage Amounts taken into account in calculating the actual contribution percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. Excess Aggregate Contributions shall be treated as annual additions under the Plan pursuant to this "leveling method." The amount of Excess Aggregate Contributions to be


                                    III-16
                  distributed with respect to an Employee for a Plan Year shall be reduced by any excess Employee After-Tax Contributions or Special Transition Contributions previously distributed to the Employee under Section 3.8(c) for the Employee's taxable year ending with or within the Plan Year.

                                    (1)      If the entire account balance of a
                           Highly Compensated Employee is distributed during the Plan Year in which the excess arose, the distribution is deemed to have been a corrective distribution to the extent that a corrective distribution would have been required.

                                    (2)      If part, but not all of a Highly
                           Compensated Employee's account balance is distributed during the Plan Year in which an excess arose, it is not deemed to have been a corrective distribution.

                           (B) The same method used in Section 3.9(c) for allocating income and loss to excess deferrals shall be used to allocate income and loss to Excess Aggregate
                  Contributions.

                           (C) The determination of the amount of Excess Aggregate Contributions under Section 3.11(d) shall be determined after first determining excess Deferrals under
                  Section 3.9(b) and Excess Contributions under Section
                  3.10(b).

                  (iii) Forfeit Excess Employer Matching Contributions. Under the provisions of Section 3.11(d)(ii), the Plan Administrator may cause forfeitable Excess Aggregate Contributions made to a Highly Compensated Employee to be forfeited. After all other Forfeitures are allocated under the Plan, the Plan Administrator shall allocate such forfeited Excess Aggregate Contributions to other Participants (but in no event to any Highly Compensated Employees if such allocation would cause the Plan to fail the ADP Test or the ACP Test), or solely to Non-Highly Compensated Employees as an Employer Matching Contribution. Any such allocation shall be made to each such Employee who made Income Deferral Contributions, in the ratio which such Employee's Compensation for the Plan Year bears to all such Employees for the Plan Year. Any such forfeited amounts shall be included (i) in the calculation of the Actual Contribution Percentage (or, if applicable, the Actual Deferral Percentage), and (ii) as an Annual Addition for those Participants who receive such allocations.

                  (iv) Return of Unmatched Employee After-Tax Contributions. The Plan Administrator may return the unmatched Employee After-Tax Contributions that exceed the highest rate at which Employee After-Tax Contributions are matched before matched Employee After-Tax Contributions or any Employer Matching Contributions are distributed or forfeited, provided they are in excess of the amount permitted under the ACP Test.

                  (v) Return of Other Employee After-Tax Contributions. The Plan Administrator may return any other Employee After-Tax Contributions not returned


                                    III-17
         under Section 3.11(d)(iv) provided they are in excess of the amount permitted under the ACP Test and it is done in a nondiscriminatory manner.

To the extent possible, any correction to satisfy the ACP Test (other than limiting future contributions under Section 3.11(d)(i), shall be made within two and one-half (2-1/2) months of the immediately following Plan Year, but in no event later than the last day of such following Plan Year.

         3.12 Alternative Testing Methods. The Plan Administrator may, in its discretion, perform the Average Deferral Percentage test described in
Section 3.10, the Average Contribution Percentage test described in Section 3.11 and the Multiple Use test described in Section 3.11(c), by using the statutory alternative testing method described in Section 3.12(a) or the regulatory alternative testing method described in Section 3.12(b). The Plan Administrator must apply the method selected to all such tests for a particular Plan Year. In order to use either the statutory method described in Section 3.12(a) or the regulatory method described in Section 3.12(b), the Plan must also satisfy the coverage requirements of Code Section 410(b) as if the Plan were comprised of separate plans, one plan benefiting the employees who have satisfied the lower minimum age and service conditions of the Plan but not the greatest minimum age and service conditions permitted under Code Section 410(a) and a different plan benefiting employees who have satisfied the greatest minimum age and service conditions permitted under Code Section 410(a).

         (a) Statutory. Beginning with Plan Years commencing after December 31, 1998, the Plan may perform the Average Deferral Percentage and Average Contribution Percentage (including Multiple Use) tests as provided in Code Section 401 (k)(3)(F), by considering all Highly Compensated Employees who are Eligible Employees, and all includable Eligible Employees who are not Highly Compensated Employees.

         (b) Regulatory. The Plan may perform the Average Deferral Percentage and Average Contribution Percentage (including Multiple Use) tests by performing 2 sets of tests: (i) considering all includable Eligible Employees who are Highly Compensated Employees and all includable Eligible Employees who are not Highly Compensated Employees; and (ii) considering all excludable Highly Compensated Employees and all excludable Eligible Employees who are not Highly Compensated Employees.

         (c)      Definitions and Special Rules. For the purposes of this
Section 3.12, the following definitions and special rules apply:

                  (i) "Excludable" Employees means all Eligible Employees who have not met the minimum age and service requirements of Internal Revenue Code Section 410(a) but who have met the lower minimum age and service conditions of the Plan. The term "includable" Employees means all Eligible Employees who have met the minimum age and service requirements of Internal Revenue Code Section 410(a).

                  (ii) When using prior year testing the Plan must use the prior year to determine whether an Employee is a Highly Compensated Employee and whether the Employee is includable or excludable.


                                    III-18

                                   ARTICLE IV

                             PARTICIPANT ACCOUNTS

         4.1      Participant Investment Elections.

         (a) General Rules. Each Participant shall have the right to elect or to modify an existing election and to have his Account invested in the various funds made available by the Plan Administrator. A Participant can elect to modify an existing election with the Plan Administrator at such time and in such manner as the Plan Administrator may determine. Each Participant shall make two separate elections, one of which will apply to his Account and the other of which will apply to subsequent contributions to his current Account balance. An investment transfer election for a Participant's current Account balance must be made in 1% increments. An investment election for a Participant's subsequent contributions to his current Account balance must be made in 1% increments, with a minimum of 5% of the Participant's subsequent contributions being allocated to each fund selected.

         (b) Effective Date of Elections. An election to change investments will be effective as soon as is administratively feasible.

         (c) Duration of Elections. An election shall remain in effect until modified or until the Participant's Accounts no longer exist and no further contributions are to be made by him or on his behalf.

         (d) Other Investment Elections. Investment of that portion of the Trust Fund and any contributions to this Plan not otherwise governed by the provisions of this Section 4.1 shall be made by the Trustee upon the advice of the Plan Administrator or any Investment Manager designated by the Plan Administrator.

         4.2 Allocations. As soon as practicable after each Valuation Date, the Employer shall perform the allocations described in this Section. The allocations shall be taken as of each Valuation Date in the same order that the following paragraphs appear in the Plan.

         (a) Income Deferral Contributions, Employee After-Tax Contributions. Employer Contributions and Rollover Contributions.

                  (i) Income Deferral Contributions and Employee After-Tax Contributions. Following the receipt of the Income Deferral Contributions and Employee After-Tax Contributions, if any, for the period since the immediately preceding Valuation Date, subject to the limitations set forth in Article III, the Plan Administrator shall credit as of the current Valuation Date the Income Deferral and Employee After-Tax Contributions made (since the immediately preceding Valuation Date) for each Participant to his Income Deferral and Employee After-Tax Contribution Accounts or, in the event of his death, to the Income Deferral and Employee After-Tax Contribution Accounts of his Spouse or Beneficiary.

                  (ii)     Employer Contributions. Subject to the limits in
         Article III, there shall be allocated as of each Valuation Date (A) the Matching Contributions (including any Forfeitures which became part of such Matching Contributions under Section 5.1(c)(v)), and (B) any Special Transition Contributions, made on behalf of each Participant since the immediately preceding Valuation Date to such Participant's Matching Account or Employer Contributions Account (as the case may be).

                  (iii) Rollover Contributions. The Plan Administrator shall credit as of such Valuation Date any Rollover Contribution made (since the immediately preceding Valuation Date) by or on behalf of a Participant or other Employee to his Rollover Account as elected by him or, in the event of his death, to the Rollover Account of his Spouse or Beneficiary.

         (b) Loans, Distributions and Withdrawals. The Plan Administrator shall subtract from each Participant's Accounts: (1) any loan principal amount from his Account since the immediately preceding Valuation Date so that such loan principal amount is charged from each of his Accounts that are eligible for loans under Section 5.6, in the order established by the written hierarchy that the Plan Administrator shall establish; (2) any withdrawal before age 55 and not on account of hardship since the immediately preceding Valuation Date so that such withdrawal amount is charged against his Rollover Account, Prior Company Match Pre-'93 Account and Employee After-Tax Account, in the order established by the written hierarchy of withdrawals that the Plan Administrator shall establish; (3) any withdrawal before age 59-1/2 but on or after the age of 55 and not on account of hardship since the immediately preceding Valuation Date so that such withdrawal amount is charged against his Rollover Account, Employee After-Tax Account, Prior Company Match Pre-'93 Account and Prior Company Match Post-'92 Account, in the order established by the written hierarchy of withdrawals that the Plan Administrator shall establish; (4) any withdrawal on or after age 59-1/2 and not on account of hardship since the immediately preceding Valuation Date so that such withdrawal amount is charged against his Employee After-Tax Account, Rollover Account, Income Deferral Account, Employer Matching Contribution Account, Employer Contribution
Account, Prior Plan Account, Prior Company Match Post-'92 Account, Prior
Company Match Pre-'93 Account and Prior Plan Profit Sharing Account, in the order established by the written hierarchy of withdrawals that the Plan Administrator shall establish; (5) any withdrawal on account of hardship since the immediately preceding Valuation Date so that such withdrawal amount is charged against his Rollover Account, Employee After-Tax Account, Income Deferral Account, Employer Matching Contribution Account, Prior Company Match Post-'92 Account, Prior Company Match Pre-'93 Account, Employer Contribution Account and Prior Plan Profit Sharing Account, in the order established by the written hierarchy of withdrawals that the Plan Administrator shall establish; and (6) any distribution from his Account since the immediately preceding Valuation Date so that his Accounts are charged with such distribution in accordance with the written hierarchy of distributions that the Plan Administrator shall establish. The Plan Administrator shall add any loan principal and interest payments made to his Account since the immediately preceding Valuation Date so that the Accounts are repaid in the order established by the written hierarchy that the Plan Administrator shall establish.

         (c) Forfeitures. The Plan Administrator shall subtract from any Participant's Account any amount forfeited. Such forfeiture shall be treated as provided in Section 5.l(c)(v).

         (d) Adjustment. The Plan Administrator shall subtract from the income of the fund, in a proportionate amount, the amount necessary to reestablish any forfeiture not reestablished under Section 4.2(c). The Plan Administrator next shall allocate the Adjustment with respect to the various investment funds, as of such Valuation Date among the Accounts of each Participant, Spouse or Beneficiary in the proportion that the investment of each such Account in each such fund bears to the total investment of all such Accounts in each such fund, so that each Account will proportionately benefit from any earnings or appreciation in the value of the assets of each such fund or proportionately suffer any losses or depreciation in the value of the assets of each such fund.

         (e) Loan Interest. The Plan Administrator shall allocate interest income on any loan taken by the Participant to the Participant's Account in accordance with his current Account investment election.

         (f) Transfers. The Plan Administrator shall add to or subtract from each Participant's Income Deferral or Prior Account any transfers to or from his Account since the immediately preceding Valuation Date so that each such account is credited or charged proportionately with the amount of any such transfer.

         4.3 Valuation Report. At least once each calendar quarter, and after completing the allocation steps described in Section 4.2, the Plan Administrator shall deliver to the Employer a statement which shows the value of each Account then maintained by the Trustee for a Participant, or where appropriate, for a Spouse or Beneficiary. The Plan Administrator shall also deliver to the Employer an Account statement for each Participant and, where appropriate, each Spouse or Beneficiary, which may be forwarded by the Employer to that person and which shows the contributions to the Account of a Participant for the relevant period of the Plan Year and the then value of that Account.

                                   ARTICLE V

                         DISTRIBUTION OF PLAN BENEFITS

         5.1 Eligibility for Plan Benefits. A Participant (or where applicable, Beneficiary or alternate payee) is eligible for Plan benefits in the following situations:

         (a) Disability. If a Participant suffers a Total and Permanent Disability while he is an Employee and before he reaches his Normal Retirement Age, his Employer Matching Contribution Account, regardless of the number of his Years of Service, shall become nonforfeitable as of the date his active employment as an Employee ends because of such Total and Permanent Disability and the entire balance of his Account shall be paid in accordance with Article
V. If a former Participant who was determined by the Plan Administrator to have a Total and Permanent Disability recovers and is reemployed by the Employer or an Affiliate, then he immediately shall be reinstated as a new Participant, in accordance with Section 2.1, but he shall not be permitted to repay any of his distribution.

         (b)      Death.

                  (i) Before Distributions Began. In the event of the death of a Participant before any distributions to the Participant began the name of such deceased Participant's Account shall be changed to the name of his Beneficiary as soon as practicable after the Plan Administrator has actual knowledge of the Participant's death. The Beneficiary shall be entitled to select the form of benefit payment, subject to Section 5.1(b)(iii). The deceased Participant's Employer Matching Contribution Account, regardless of the number of his Years of Service, shall become nonforfeitable as of his date of death.

                  (ii) After Retirement. In the event of the death of a Participant after he terminates his employment but before he receives his total benefit, the entire vested balance of the deceased Participant's Account shall be paid to his Beneficiary as provided in
         Section 5.1(b)(i), except such benefit shall not be paid later than the date such Participant would have received his benefit, if any, due under Section 5.1(b)(iii).

                  (iii) Incidental Benefit. Any death benefit paid under the provisions of this Section shall be incidental to the purposes of this Plan and shall be limited to the value of the deceased Participant's Account as of the date of distribution. No portion of any Participant's Account may be invested in life insurance, unless this Plan is amended to ensure that the provisions of this Section 5.1(b)(iii) are fulfilled, in accordance with the provisions of Code
         Section 401(a)(9).

         (c)      Termination of Employment.

                  (i) General Rule. A Participant who, as of the date of the termination of his employment, is ineligible for any other benefit payment under Sections 5.1(a) or 5.1(b) of this Plan, shall be eligible for the payment of the entire vested balance of his Account determined as of the first Valuation Date occurring on or after the date his employment terminates. Such amount shall be paid in accordance with
         Article V.

                  (ii) Vested Percentage. Except as provided in Sections 5.1(a), 5.1(b) and 5.1(c)(vii), the Plan Administrator shall determine the vested percentage of a Participant's Employer Matching Contribution Account in accordance with the schedule set forth below as of the first Valuation Date occurring on or after the date his employment terminates and shall so advise the Trustee. All other accounts that make up the Account of a Participant shall be fully vested and nonforfeitable at all times.

                  Years of Service           Vested Percentage
                  ----------------           -----------------

                  Less than 1                        0%
                  1 but less than 2                 25%
                  2 but less than 3                 50%
                  3 but less than 4                 75%
                  4 or more                        100%

                  If any subsequent amendment to this Plan changes the above vesting schedule, then the vested percentage of each Participant's Account determined as of the date of adoption of such amendment, shall at no time be less than his vested percentage determined as of such date without regard to any such amendment, and any Participant with three (3) or more Years of Service as of the date of any such amendment shall be entitled to have the determination of his vested percentage continue under the vesting schedule in effect under the Plan as of the day before the amendment was effective.

                  Provided, however, for any Participant who was a participant in the Oak Tree Packaging Corporation Salaried/Palmer Hourly 401(k) Plan and for whom an account balance was transferred into this Plan effective April 1, 1998, the Vested Percentage shall be 100% after the Participant has completed three (3) or more Years of Service and the Vested Percentage shown immediately above in this Plan Section 5.1(c)(ii) prior to the date that the Participant has completed three
         (3) or more Years of Service.

                  Provided, however, for any Participant who was a Participant in the Chesapeake Paperboard Company 401(k) Retirement Plan For the Salaried Employees of Chesapeake Paperboard Company and Chesapeake Fiber Packaging Corporation and for whom an account balance was transferred into this Plan effective June 30, 1998, the Vested Percentage shall be (i) 50% after the Participant has completed one
         (1) or more Years of Service, (ii) 75% after the Participant has completed two (2) or more Years of Service, and (iii) 100% after the Participant has completed three (3) or more Years of Service.

                  (iii) Service Disregarded for Vesting. The following Years of Service shall be disregarded when determining a Participant's vested percentage:

                           (A) Years of Service before the Participant attained age eighteen (18); and,

                           (B) Years of Service after a Participant has incurred five (5) consecutive one-year Breaks in Service, but only when calculating the Participant's vesting percentage for the pre-Break period; and

                           (C) Years of Service before a Participant who is zero (0%) vested in Employer Contributions has incurred Breaks in Service that equal or exceed the greater of (i) five (5); or (ii) the aggregate number of Years of Service for the Participant before such Breaks in Service.

                  (iv) Vesting Percentage After Distribution. If a distribution is made at a time when a Participant has a nonforfeitable right to less than one-hundred (100%) of the Account balance derived from Employer Matching Contributions and the Participant may increase the nonforfeitable percentage in the Account (e.g., he has not incurred five (5) consecutive one-year Breaks in Service):

                           (A) A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

                           (B) At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to "X" determined by the formula:

                             X=P(AB + (RxD))-(RxD)

                           For the purposes of applying the formula: P is the
                  nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

                  (v) Forfeitures. The nonvested portions of a terminated Participant's Employer Matching Contribution Account shall become a Forfeiture as of the date on which he receives a distribution. Forfeitures from Accounts shall first be used to restore premature forfeitures pursuant to Section 5.1(c)(vi) and then (at the discretion of the Board) may be used to pay the Plan's administrative expenses and/or to reduce the Employer Matching Contributions for the year in which the forfeiture arises.

                  (vi)     Restoration of Accounts.

                           (A) If a Participant who incurred a Forfeiture under Section 5.l(c)(v) is reemployed, begins to again Participate in the Plan, and such Participant's pre-separation Years of Service cannot be disregarded under
                  Section 5.1(c)(iii) then such Participant's forfeited Employer Matching Contribution Account shall be restored (including all optional forms of benefits) to the extent forfeited upon the repayment to the Plan of the full amount of the distribution. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive Breaks in Service following the date of distribution.

                           (B) If the present value of an Employee's vested Account balance is zero (0), the Employee shall be deemed to have received a distribution of such vested Account balance. A payment or deemed payment under this Section

                  5.1(c)(vi)(B) shall discharge in full any obligation to such Participant and his Spouse and Beneficiary, if any, under this Plan, and the nonvested portion shall be forfeited.

                           (C) If an Employee is deemed to receive a distribution pursuant to Section 5.1(c)(vi)(B) and is then reemployed and resumes participation in the Plan, and such Employee's pre-separation Years of Service cannot be disregarded under Section 5.1(c)(iii), then upon the reemployment of such Employee the Account balance will be restored to the amount of such Account balance on the date of the deemed distribution. Such restoration shall be unadjusted by any gains or losses occurring between the date of such distribution and the date of such restoration.

                           (D) Sources of Restoration. The permissible sources for such Forfeiture restorations are subsequent (1) income or gain to the Plan, (2) Forfeitures as provided in
                  Section 5.1(c)(v), or (3) Employer Matching Contributions.

                  (vii) Retirement Age Vesting. The Employer Matching Contribution Account of a Participant who is an Employee on the date he reaches his Normal Retirement Age, regardless of the number of his Years of Service, shall become nonforfeitable not later than such date and, if such Participant retires on or after such date, his entire Account shall be paid in accordance with Article V.

         (d) In-Service Withdrawals. Participants who meet the conditions of Sections 5.4 or 5.5 may receive an in-service withdrawal.

         5.2      Distribution Rules and Methods.

         (a) Vested Account Balances of $5,000 or Less. Notwithstanding any other provisions of this Article, upon any termination of a Participant's employment with the Employer, in the event the value of his nonforfeitable Account is $5,000 or less, such Participant's Account shall be paid to him in cash in a lump sum not later than ninety (90) days after the Plan Year in which he separates from service. Notwithstanding the above, however, if a Participant's Account contains qualifying employer securities, then the Participant may elect a distribution in kind of any qualifying employer securities in his Account. If, however, an election to receive a distribution in kind is not made within 30 days of the Participant being notified of his right to make this election, the Participant will lose such right and the amount will be cashed out. In the case of a Participant whose vested percentage in his Employer Matching Contribution Account is less than one hundred (100%) percent, the non-vested portion if any, of such Employer Matching Contribution Account shall be treated as a Forfeiture under Section 5.1(c)(v) as of the last day of the Plan Year in which such distribution is made as a result of such termination of employment.

         (b)      Vested Account Balances over $5,000. Distributions under this
Article V of the balance of a Participant's Account shall be paid to him or, in the case of his death, to his Beneficiary, if any, by the Trustee in a single lump sum of cash or in substantially equal monthly, quarterly or annual installments for a stated period (not to exceed ten years) as elected by the Participant. Notwithstanding the above, however, if a Participant's Account contains qualifying employer securities, then a Participant who elects a single lump sum payment may also elect a distribution in kind of any qualifying employer securities in his Account.

                  (i) If the value of a Participant's nonforfeitable Account is more than $5,000, a distribution of such Participant's Account may not be made without his consent (except minimum required distributions under Section 5.2(c)). Within the period beginning 90 days before the annuity starting date and ending 30 days before the annuity starting date, the Plan must provide each Participant to whom the consent requirement of this Section 5.2(b)(i) applies a written notice explaining the material features of, and explaining the relative values of, the optional forms of benefit available under the Plan (in a manner that would satisfy the requirements of Internal Revenue Code ss. 417(a)(3)), including an explanation of the right to defer distribution of benefits by refusing to consent to a distribution. However, notwithstanding this notice requirement, a distribution may commence less than 30 days after the notice provided that (1) the Plan clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution. The Participant's written consent must not be made before the Participant receives the written notice and must not be made more than 90 days before the annuity starting date. The "annuity starting date" is the first day of the first period for which an amount is paid as an annuity or any other form.

                  (ii) If the Participant dies before all of the installments have been paid to him, the remaining number of payments (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) shall be made in full to his Beneficiary. A Participant may not change his benefit form election after benefit payments begin.

         (c)      Required Minimum Distributions.

                  (i) General Rule. A Participant remains eligible to continue to participate in this Plan until the date his employment terminates, his death or his Total and Permanent Disability, but his Account shall begin to be paid not later than the Required Commencement Date.

                  (ii)     Reserved.

                  (iii) Distributions Beginning after Death. If the Participant dies before distribution of his Account begins, then distribution of his entire Account shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with paragraphs (A) or (B), below.

                           (A) If any portion of the Participant's Account is payable to a designated beneficiary, distributions may be made over the lesser of ten years or a period certain not greater than the life expectancy of the designated beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year of the Participant's death;

                           (B) If the designated beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of: (i) December 31 of the calendar year immediately following the calendar year in which the Participant dies, and (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

                           (C) If the Participant has not made an election pursuant to this Section 5.2(c)(iii) by the time of his death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section 5.2(c)(iii), or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (iv) For purposes of Section 5.2(c)(iii), if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section 5.2(c)(iii), with the exception of paragraph (B), shall be applied as if the surviving Spouse were the Participant.

                  (v)      Reserved.

                  (vi) Use of Proposed Section 401(a)(9) Regulations for 2001. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. The provisions of this Section 5.2(c)(vi) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service or otherwise set forth in Section 5.2(c)(vii).

                  (vii) Use of Final and Temporary Section 401(a)(9) Regulations for 2002. This Section 5.2(c)(vii) applies for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after October 1, 2002. The Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the final and temporary regulations under Section 401(a)(9) that were published in the Federal Register on April 17, 2002, notwithstanding any provision of the Plan to the contrary.

         (d) Timing of Distributions. Subject to the required minimum distribution rules in Section 5.2(c), and unless the Participant elects otherwise, distributions will be made or begin to be made not later than ninety
(90) days from the end of the Plan Year in which the Participant separates from service, but not later than sixty (60) days after the end of the Plan Year in which the later of his attaining age sixty-five (65) or his actual retirement occurs; provided, however, any distribution under this Plan shall be made as soon as administratively feasible after the applicable Valuation Date or other payment date; provided further, however, if the value of such distribution cannot be reasonably ascertained on a timely basis, such distribution may also be delayed beyond the dates provided in this Section 5.2(d) until such value is determined.

         (e) Maximum Length of Installments. Subject to Section 5.2(c) the length of any installment payments may not exceed the greater of a Participant's life expectancy or that of the Participant and his designated beneficiary, if any (or ten years, if less), as of the date benefit payments are to begin.

         (f) Distribution to Alternate Payee Pursuant to a Qualified Domestic Relations Order. If a Qualified Domestic Relations Order provides for the payment of the alternate payee's entire interest in the Plan in a single sum cash payment, then such order may provide for such payment to be made within 120 days after the issuance of the order, notwithstanding that the Participant could not himself receive a distribution from the Plan at such time.

         5.3      Reserved.

         5.4      In-Service Withdrawals.

         (a) In General. A Participant can make an in-service withdrawal of all or a portion of his:

                  (i) Employee After-Tax Accounts, Rollover Accounts, Prior Company Match Pre-'93 Accounts and After-Tax Rollover Accounts.

                  (ii) Income Deferral Contributions Accounts, Prior Plan Profit Sharing Accounts, Employee Pre-Tax Catch-Up Contribution Accounts, and the vested portion of his Employer Matching Contribution Account on or after attaining age 59-1/2 or incurring a hardship (and, in the case of hardship, satisfying the hardship withdrawal requirements in Section 5.5).

                  (iii) Prior Company Match Post-'92 Accounts on or after attaining age 55 or incurring a hardship (and, in the case of hardship, satisfying the hardship withdrawal requirements in Section 5.5).

                  (iv) Prior Plan Accounts, Employer Contribution Accounts and Prior Plan Qualified Matching Contribution Account on or after attaining age 59-l/2.

         (b) Limit on Amount of Withdrawal. The maximum amount a Participant may withdraw is reduced by (i) any prior withdrawals that have not been taken into account as of the date such withdrawal is requested; and (ii) the amount of such Account being used as collateral for a loan. The amount of an in-service withdrawal may not be less than $500 or the balance in the Participant's Account which may be withdrawn, if less. A Participant can receive only one in-service withdrawal under this Section in a six-month period.

         (c) Withdrawal from Employee After-Tax Contributions Account. After-Tax Contributions made prior to January 1, 1987 may be withdrawn with or without earnings, at the Participant's election. Each withdrawal of Employee After-Tax Contributions made after December 31, 1986 shall be accompanied by a proportionate withdrawal of any earnings attributable to such contributions.

         (d) Procedure for Requesting a Withdrawal. A Participant who wishes to make an in-service withdrawal shall make a request to the Plan Administrator at such time and in such way as the Plan Administrator determines. A request for a withdrawal may not take effect on a date occurring less than six (6) full months after the effective date of any such election that such Participant had made previously.

         (e) Time of Distribution of Withdrawal. Upon direction of the Plan Administrator, the Trustee shall pay the amount withdrawn as soon as practicable, but in any event within sixty (60) days, following the date for which such withdrawal is approved.

         5.5      Hardship Withdrawal Requirements.

         (a) In General. If a Participant incurs an immediate and heavy financial need, and a distribution from this Plan is necessary to satisfy such need, such Participant may withdraw all or a portion of the amount necessary to satisfy the financial need from the Accounts available for hardship withdrawals under Section 5.4(a).

         (b) Immediate and Heavy Financial Need. An immediate and heavy financial need exists where the withdrawal is requested for:

                  (i) expenses for medical care, as described in Code Section 213(d), incurred by the Participant, his spouse or any of his dependents, as defined in Code Section 152, or necessary for these persons to obtain medical care described in Code Section 213(d);

                  (ii) costs directly related to the purchase of a principal residence for the Participant (other than to make mortgage payments, except as provided under Section 5.5(b)(iv));

                  (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or other dependents, as defined in Code Section 152;

                  (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on such residence; or

                  (v) any other such needs identified by the Commissioner of the Internal Revenue Service and announced in a publication generally applicable to all taxpayers.

         (c) Distribution Necessary to Satisfy Need. The Participant must establish that the distribution is necessary to satisfy his need by satisfying
Section 5.5(d), or by establishing that it does not exceed the amount of the need (including amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distributions), and that it cannot be satisfied from other resources (including assets of the Participant's spouse and children that are reasonably available to the Participant).

         (d) Distribution Deemed Necessary to Satisfy Need. In determining whether a financial hardship exists, the Plan Administrator shall deem that the distribution is necessary to satisfy an immediate and heavy financial need where:

                  (i)      the amount of the withdrawal is within the limits of
         Section 5.5(e);

                  (ii) the Participant has obtained all other distributions, withdrawals and nontaxable loans currently available to him under the Plan and all other plans maintained by the Employer and any other Affiliate;

                  (iii) the Plan and all other plans maintained by the Employer and any other Affiliate limit the Participant's Income Deferral Contributions (or analogous contributions) for the next taxable year to the alternative limit (as defined in Section 3.9(a)) for that year minus the Participant's Income Deferral Contributions for the year of the hardship distribution; and

                  (iv) the Participant is prohibited (under the terms of the plan or a legally enforceable agreement) from making Income Deferral (or analogous) Contributions and employee contributions to the Plan and all other plans of the Employer (including qualified and nonqualified plans, but excluding health and welfare plans) for at least 12 months after receipt of the hardship distribution.

A distribution shall also be deemed to satisfy an immediate and heavy financial need in any other situations demonstrating a lack of any other reasonably available resources identified by the Commissioner of the Internal Revenue Service and announced in a publication generally applicable to all taxpayers.

         (e) Limit on Amount of Hardship Withdrawal. The amount of a hardship withdrawal is limited by the provisions of Section 5.4(b). Furthermore, a withdrawal distribution cannot exceed the lesser of:

                  (i) the amount required to meet the immediate and heavy financial need created by the hardship (including amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distributions); or

                  (ii) the fair market value of the assets in the Participant's Accounts that are eligible for hardship withdrawals (under Section 5.4(a)) as of the withdrawal date.

         A hardship withdrawal from a Participant's Income Deferral Contribution Account may not exceed the greater of (A) an amount equal to the value of the Participant's Income Deferral Contribution Account as of December 31, 1988, reduced by any prior hardship withdrawals, or
         (B) an amount equal to the value of the Participant's Income Deferral Contribution Account as of December 31, 1988, plus any subsequent Income Deferral Contributions (unadjusted for earnings), reduced by any prior hardship withdrawals.

         5.6 Loans to Participants. Effective as of June 1, 1994, under a loan program administered by the Plan Administrator, loans may be made to Participants and Beneficiaries from their Income Deferral Contributions Account, Employee After-Tax Account, Employer Matching Contribution Account, Rollover Account, Prior Plan Account, Prior Company Match Pre-'93 Account, Prior Company Match Post-'92 Account and Prior Plan Profit Sharing Account under the provisions of this Section 5.6. Such loans (i) shall be made pursuant to uniform rules adopted by the Plan Administrator and the rules of this
Section 5.6, (ii) shall be available to all Participants and Beneficiaries on a reasonably equivalent basis, and (iii) shall not be available to Highly Compensated Employees in an amount greater than the amount made available to other

Participants and Beneficiaries. The Plan Administrator is authorized to adopt, and may from time to time amend, loan rules. Such loan rules shall be set forth in a written document or documents, and may not be inconsistent with the provisions of this Section 5.6. The loan rules must (1) identify the person or positions authorized to administer the loan program, (2) establish a procedure for applying for loans, (3) set forth the basis on which loans will be approved or denied, (4) set forth the limitations (if any) on the types and amounts of loans offered, (5) establish the procedure for determining a reasonable rate of interest, (6) identify the types of collateral which may secure a loan, and (7) identify the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default. The loan rules may include other provisions.

         5.7 Sale or Other Disposition by the Employer. A Participant is also entitled to receive a distribution upon the sale or other disposition by the Employer of (i) substantially all the assets used by the Employer in its trade or business to an unrelated corporation (as provided in Income Tax Regulation
Section 1.401(k)-l(d)(l)(iv)), or (ii) its interest in a subsidiary to an unrelated entity or other individual (as provided in Income Tax Regulation
Section 1.401(k)-l(d)(l)(v)).

         5.8      Direct Rollover.

         (a) General Rules. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      Definitions.

                  (i) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 40l(a)(9) of the Code; any distribution from Income Deferral Contributions Accounts made under Section 5.5 (hardship distributions) and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

                  (iv) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         5.9 Spendthrift Clause. Except as otherwise provided by law, no benefit, payment or distribution under this Plan shall be subject either to the claim of any creditor of a Participant, Spouse or Beneficiary or to attachment, garnishment, levy, execution or other legal or equitable process by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit payment or distribution under this Plan. This Section also shall apply to any domestic relations order, unless such order is a "qualified domestic relations order" as defined in Code Section 414(p). Notwithstanding the provisions of the first sentence of this Section 5.9, a Participant's benefits provided under the Plan may be offset against any amount that the Participant is ordered or required to pay to the Plan if (i) the order or requirement to pay arises (A) under a judgment of conviction for a crime involving the Plan, (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERIS A, or (C) pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person, and (ii) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan.

         5.10 Benefit Supported Only by Trust Fund. Any person who claims any benefit under this Plan shall look solely to the assets of the Trust Fund for satisfaction. In no event will the Trustee, the Company, any other Employer or any employee of the Company or any other Employer be liable in their individual capacities to any person for the payment of benefits under this Plan.

         5.11 Legally Incompetent. The Plan Administrator may direct, in its sole discretion, and the Trustee shall make payment on such direction, that payments of benefits under this Plan be made directly either (a) to a person who is incompetent or disabled (whether because of minority or mental or physical disability), (b) to the guardian of such person or (c) to the person having legal custody of such person, without further liability either on the part of the Employer, the Plan Administrator or the Trustee for the amount of such payment to the person on whose behalf such payment is made.

         5.12 Missing Participant. Effective June 1, 1994, if a Participant cannot be contacted at his last known address or otherwise located through the reasonable efforts of the Plan Administrator by the end of the two-year period beginning on the date he terminates employment with the Employer, his Account, upon Plan Administrator direction, may be treated as a forfeiture and reallocated as of the last day of the Plan Year which includes the end of such two-year period. However, if such Participant or, if he is deceased, his surviving Beneficiary, should subsequently be located, on the first Valuation Date after the date he or such Beneficiary is located, the Plan Administrator shall reestablish the Account of the Participant in an amount equal to the dollar amount forfeited under this Section, and such Account shall be paid to the Participant or surviving Beneficiary in accordance with the Plan Administrator's direction as of the Valuation Date on which the Account is reestablished. The permissible sources for such reestablishment are subsequent
(i) income or gain to the Plan, or (ii) forfeitures. If a missing Participant has not been located by the date this Plan is terminated, then such Participant's Account shall forever be forfeited, and he shall have no right to reinstatement.

                                   ARTICLE VI

                              PLAN ADMINISTRATION

         6.1 Plan Administrator. The Company shall be the Plan Administrator for purposes of ERISA and for purposes of satisfying any requirement imposed now or in the future through federal or state legislation to report and disclose to any federal or state department or agency, or to any Participant, Spouse or Beneficiary, any information respecting the establishment or maintenance of this Plan. The Company's responsibilities as Plan Administrator, under the Plan and under law, shall be carried out by or under the supervision of an Administrative Committee appointed by and serving at the pleasure of Caraustar Industries, Inc.'s Board of Directors. The Administrative Committee's actions shall be actions on behalf of the Plan Administrator and not on behalf of itself or of its individual members.

         6.2 Appointment. The Company shall appoint an "Administrative Committee" which shall be a committee of three (3) or more persons to perform the duties of Caraustar Industries, Inc. as Plan Administrator. All references to Plan Administrator in this Plan also include "Administrative Committee." Any individual, including but not limited to Employees and Participants, may be appointed to the Committee.

         6.3 Term and Compensation. A member of the Administrative Committee as appointed in Section 6.2 shall serve until his resignation or dismissal by the Company. Vacancies shall be filled in the same manner as the original appointments. To resign, the Administrative Committee member shall give written notice which shall be effective on the earlier of the appointment of his successor or the passing of thirty (30) days after such notice is mailed or personally delivered to the Company. Members of the Administrative Committee shall serve as such without compensation.

         (a) Any Committee member may resign and the Company may remove any Committee member, with or without cause, at any time. To the maximum extent permitted by ERISA, every action and determination of the Committee in accordance with this Section shall be final and binding upon each Participant and upon every other person entitled to or claiming participation in the Plan or benefits from the Plan. No member of the Committee acting as such shall be entitled to act on or decide any matter relating solely to the member or to any of the member's rights or benefits under the Plan.

         (b) The Committee shall appoint a member of the Committee as Chairman. In addition to any specific duties and responsibilities given to the Chairman under the terms of the Plan, the Committee may from time to time allocate or delegate to the Chairman (or to any subcommittee or members of the Committee, or others) such duties relative to the administration and interpretation of the Plan as it deems necessary or appropriate, including matters involving the exercise of discretion. The Chairman may from time to time delegate to others such of his duties as he deems necessary or appropriate. The Committee may remove at any time, with or without cause, the Chairman and any person to whom duties are delegated by the Committee or the Chairman.

         6.4 Claims Procedure. The Plan Administrator shall interpret this Plan and shall make all determinations with regard to the administration and application of this Plan. All such determinations shall be final, conclusive and binding except to the extent that they are appealed with regard to benefit claims under the following procedure.

         (a) A Participant or Beneficiary (including a survivor, contingent annuitant or other Beneficiary) (a "claimant") with an interest in the Plan shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request for a Plan benefit or to clarify the claimant's rights to future benefits under the terms of the Plan shall be considered to be a claim when filed with the Plan Administrator in accordance with paragraph (b) below. An authorized representative of the claimant may act on behalf of the claimant in pursuing a benefit claim or appeal of an adverse benefit determination. The individual or individuals responsible for deciding the benefit claim or appeal, as applicable, may require the representative to provide reasonable written proof that the representative has in fact been authorized to act on behalf of the claimant. The Plan requires no fee or other cost for the making of a claim or appealing an adverse benefit determination.

         (b) A claim for benefits will be considered as having been made when submitted in writing by the claimant to the Plan Administrator. A claim must be submitted in writing on such form or forms as may be required by the Plan Administrator. The claim may be delivered personally during normal business hours or mailed to the Plan Administrator.

         (c) The Plan Administrator, acting through such agent or agents as it may appoint, will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. In the case of a claim for disability benefits, such agent or agents must be someone other than an Administrative Committee member and may not be any person to whom an Administrative Committee member is subordinate. If the claim is wholly or partially denied, the Plan Administrator shall notify the claimant of the Plan's adverse benefit determination within a reasonable period of time, but not later than 90 days (not later than 45 days in the case of a claim for disability benefits) after the Plan receives the claim, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim.

                  Extensions for claims other than a claim for disability benefits. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision.

                  Extensions for claims for disability benefits. The 45-day period may be extended by the Plan for up to 30 days, provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a final decision. If, prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be reached within the extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Plan Administrator notifies the claimant prior to the expiration of the first 30-day extension period, of the circumstances requiring an extension and the date as of which the Plan expects to render a decision. The notice of any extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that present a decision on the claim, and the additional information needed to resolve those issues. The claimant shall be afforded at least 45 days within which to provide the specified information.

                  Calculating time periods. For the purposes of this paragraph
                  (c), the period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the Plan's filing requirements, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that a period of time is extended as provided above for the determination of a claim for disability benefits due to a claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

         (d) The Plan Administrator shall provide a claimant with written or electronic notification of any adverse benefit determination. Any electronic notification shall comply with the standards imposed by United States Department of Labor Regulation Section 2520.104b-l(c)(i), (iii) and (iv). The notification shall set forth, in a manner calculated to be understood by the claimant:

                  (i)   The specific reason(s) for the adverse
         determination;

                  (ii) Reference to the specific Plan provisions on which the determination is based;

                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                  (iv) A description of the Plan's appeal (review) procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under
         Section 502(a) of ERISA following an adverse benefit determination on appeal; and

                  (v) In the case of an adverse benefit determination regarding a claim for disability benefits, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, the specific rule, guideline, protocol or other criterion, or, if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion, an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances.

         (e) The claimant may appeal an adverse benefit determination to the Administrative Committee. The Administrative Committee shall conduct a full and fair review of each appealed claim and its denial. The claimant shall have at least 60 days (at least 180 days if the appeal involves a claim for disability benefits) following receipt of a notification of an adverse benefit determination within which to appeal the determination.

         (f) The appeal of an adverse benefit determination must be made in writing and filed with the Plan Administrator. In connection with making such request, the claimant may submit written comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, free of charge upon written request, reasonable access to, and copies of, all documents, records and other information relevant (as defined in paragraph (k) below) to the claimant's claim for benefits. In considering the appeal the Administrative Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in connection with the initial benefit determination. If the appeal involves a claim for disability benefits, then (i) the Administrative Committee shall not afford deference to the Plan Administrator's initial adverse benefit determination and (ii) in deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the Administrative Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; provided, that such health care professional must be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual,

                  General procedure. The Plan Administrator shall notify a claimant of the Plan's benefit determination upon appeal within a reasonable period of time, but not later than 60 days (not later than 45 days in the case of a claim for disability benefits) after receipt of the claimant's appeal. However, the Plan Administrator may determine that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time, not to exceed 60 days (not to exceed 45 days in the case of a claim for disability benefits), for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day (or 45-day) period. The extension notice shall indicated the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on appeal.

                  Special procedure if Administrative Committee holds regularly scheduled meetings. However, if the Administrative Committee holds regularly scheduled meetings at least quarterly, a decision on the benefit determination on appeal shall be made by no later than the date of the meeting that immediately follows the Plan's receipt of a request for review, unless the request is filed within 30 days preceding the date of such meeting. In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan's receipt of the appeal. If special circumstances (such as the need to hold a hearing) require a further extension of time for processing, the benefit determination shall be rendered not later than the third meeting following the Plan's receipt of the appeal. If such an extension of time is required because of special circumstances, the Plan Administrator shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Plan Administrator shall notify the claimant of the benefit determination as soon as possible but not later that five days after the benefit determination is made.

                  Calculating time periods. For the purposes of this paragraph
                  (f), the period of time within which a benefit determination on appeal is required to be made shall begin at the time an appeal is filed in accordance with the Plan's appeal filing requirements, without regard to whether all the information necessary to make a benefit determination on appeal accompanies the filing. In the event that a period of time is extended as provided above for the determination of a claim on appeal due to a claimant's failure to submit information necessary to decide an appeal of an adverse benefit determination, the period for making the benefit determination on appeal shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

                  Furnishing documents. In the case of an adverse determination on appeal, the Plan Administrator shall provide such access to, and copies of, documents, records, and other information described in subparagraphs (g)(iii), (iv) and (v) below as is appropriate.

         (g) The Plan Administrator shall provide a claimant with written or electronic notification of the Plan's benefit determination on appeal. Any electronic notification shall comply with the standards imposed by United States Department of Labor Regulation Section 2520.104b-l(c)(i), (iii) and
(iv). In the case of an adverse benefit determination on appeal, the notification shall set forth, in a manner calculated to be understood by the claimant:

                  (i)      The specific reason(s) for the adverse
         determination;

                  (ii) Reference to the specific Plan provisions on which the benefit determination is based;

                  (iii) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in paragraph (k) below) to the claimant's claim for benefits;

                  (iv) A statement of the claimant's right to bring a civil action under Section 502(a) of ERISA;

                  (v) In the case of an adverse benefit determination regarding a claim for disability benefits, if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, the specific rule, guideline, protocol or other criterion, or, if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion, an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances; and

                  (vi) In the case of an adverse benefit determination regarding a claim for disability benefits, the following statement:
         "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

         (h) A claimant must exhaust his rights to file a claim and to appeal an adverse benefit determination before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.

         (i) The Plan Administrator and Administrative Committee shall exercise their responsibilities and authority under this claims procedure as fiduciaries and, in such capacity, shall have the discretionary authority and responsibility (1) to interpret and construe the Plan and any rules or regulations under the Plan, (2) to determine the eligibility of employees to participate in the Plan, and the rights of Participants, former Participants, beneficiaries and any other claimants to receive benefits under the Plan, and
(3) to make factual determinations in connection with any of the foregoing. The Plan Administrator and the Administrative Committee may, in their discretion, determine to hold a hearing or hearings in carrying out their responsibilities and authority under this claims procedure.

         (j) Benefit claim determinations and decisions on appeals shall be made in accordance with governing Plan documents. The Plan's provisions shall be applied consistently with respect to similarly situated claimants. The Plan Administrator and Administrative Committee shall maintain complete records of their proceedings in deciding claims and appeals. The Plan Administrator and Administrative Committee shall maintain their records in a manner that permits them to refer, and they shall so refer, to prior decisions to ensure that the Plan's provisions are applied consistently with respect to similarly situated claimants.

         (k) Definitions. For the purposes of this Section 6.4, the following definitions apply:

                  "Adverse benefit determination" means any of the following: a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant's or Beneficiary's eligibility to participate in the Plan.

                  A document, record, or other information shall be considered "relevant" to a claimant's claim if such document, record, or other information (i) was relied upon in making the benefit determination,
         (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, (iii) demonstrates compliance with the administrative processes and safeguards required pursuant to paragraph (j) above in making the benefit determination, or (iv) in the case of a claim for disability benefits, constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant's diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

                  A "claim for disability benefits" means a disability claim for the purposes of the requirements of United States Department of Labor Regulation Section 2560.503-1.

         6.5 Plan Administrative Committee Actions. Except as otherwise specifically provided in the Plan, every decision and action of the Plan Administrator and Plan Administrative Committee shall be by a majority vote of the Committee or without a formal meeting by the unanimous written consent of a majority of the members of the Committee then in office. The Committee shall select a Secretary and any other officers deemed necessary who shall be authorized to bind the Plan Administrator by their signatures, and shall adopt rules governing its procedures consistent with the terms of this Plan. The Committee shall keep a permanent record of its meetings and actions.

         6.6 Investment Manager. All contributions so received together with the income therefrom shall be managed, invested and reinvested by the Trustee, subject, however, to the right of the Committee to appoint and employ an Investment Manager or Managers, to manage and/or invest and reinvest the Trust Fund, or any part thereof, in which event the Investment Manager shall be certified as such to the Trustee by the Committee and the Trustee shall not be liable for the acts or omissions of such Investment Manager or Managers or be under any obligation to manage or invest the assets of the Trust Fund which are subject to management by such Investment Manager or Managers. An authorized officer of any such Investment Manager shall certify in writing to the Trustee the names of all persons who shall act on behalf of the Investment Manager with respect to the Trust Fund, and the Trustee may rely thereon in its dealings with such Investment Manager. Where appropriate, references in this Plan to "Trustee" may be interpreted to include any Investment Manager appointed under this Section.

         6.7 Benefit Payment Directions. The Plan Administrator shall direct the Trustee or shall cause the Trustee to be directed in writing to make benefit payments from the Trust Fund to

Participants, Spouses or Beneficiaries who qualify for such payments under the Plan. Such written order to the Trustee shall specify the name, address, Social Security number, and the amount and frequency of payments to each such recipient.

         6.8 Nondiscrimination. The Plan Administrator shall act and shall direct the Trustee to act or cause such action with respect to any Plan benefits or any other matter under the powers of the Plan Administrator under this Plan in a uniform and nondiscriminatory manner toward all Participants and Employees under substantially similar sets of facts and shall not permit discrimination in favor of highly compensated employees of the Employer.

         6.9 Agents. The Plan Administrator may employ such counsel (who may be counsel for the Employer), consultants, accountants and other agents as it shall deem advisable. All costs and expenses of the Plan Administrator and the fees of legal counsel, consultants, accountants and other agents shall be paid by the Employer, or the Employer shall cause such costs and expenses to be paid by the Trustee out of the Trust Fund as provided in Section 12.7.

         6.10 Records and Reports. The Plan Administrator shall keep all records relating to Participants (including former Participants) and obtain annual reports from the Trustee and any Investment Manager and collect from the Trustee and any such Investment Manager and other sources any such records as are necessary for proper operation of the Plan.

         6.11 Indemnification. The Employer shall indemnify and hold harmless the Plan Administrator, any member thereof and any Employee who may act on behalf of an Employer in the administration of this Plan from and against any liability, loss, cost or expense (including reasonable attorneys' fees) incurred at any time as a result of or in connection with any claims, demands, actions or causes of action of any Participants, any person claiming through or under any of them, or any other person, party or authority claiming to have an interest in this Plan or Trust Fund or standing to act for any persons or groups having an interest in this Plan or Trust Fund, for or on account of, any of the acts or omissions (or alleged acts or omissions) of the Plan Administrator, any member thereof or any such employee, except to the extent resulting from such person's willful misconduct.

         6.12 Liquidity and Investments. The Plan Administrator shall be responsible for establishing a policy to carry out the objectives of the Plan and a method to determine the liquidity and investments needed under that policy. At least annually, the Plan Administrator shall communicate information concerning the short and long-term liquidity and investment needs of the Plan to the Trustee and any Investment Manager, so that the investment policy of the Trust Fund can be appropriately coordinated with Plan needs. In investing and reinvesting the Trust Fund, the Trustee and any Investment Manager shall have due regard for the funding policy and method of the Plan as communicated to it by the Plan Administrator, but the Trustee and every Investment Manager each shall be fully responsible for the selection and retention or disposition of the investment or reinvestment of the assets of the Trust Fund in its possession to fulfill such funding policy and method.

         6.13 Power and Duties of the Plan Administrative Committee. The Plan Administrative Committee shall have absolute discretionary authority to interpret this Plan and make determinations as to eligibility for benefits, or construe any other terms of the Plan. The

Plan Administrative Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions of this Plan and shall have all powers necessary to accomplish these purposes, including, without limitation and in addition to any other powers described in this
Article VI, the right, power, authority and duty:

         (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions of this Plan, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

         (b) to construe all terms, provisions, conditions and limitations of the Plan (in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control);

         (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

         (d) to determine all questions relating to eligibility;

         (e) to determine the amount, manner and time of payment of any Plan benefits and to prescribe procedures to be followed by distributee in obtaining benefits;

         (f) to prepare, file and distribute, in such manner as the Plan Administrator determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of ERISA;

         (g) to make a determination as to the right of any person to a benefit under the Plan;

         (h) to receive and review reports from the Trustee and any Investment Manager as to the financial condition of the Trust Fund including its receipts and disbursements; and

         (i) to delegate, in its sole discretion, any of its powers or duties to subcommittees, task forces or study groups at such times in such manner as it shall deem expedient to administer and enforce the Plan in a uniform and non-discriminatory manner for the benefit of all interested parties.

         6.14 Employer to Supply Information. The Employer shall supply full and timely information to the Plan Administrator relating to the compensation of all Participants, their ages, their retirement, death or other cause for termination of employment and such other pertinent facts as the Plan Administrator may require. The Employer also shall supply such information to the Trustee and every Investment Manager as necessary for the Trustee and each such Investment Manager to carry out its duties. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon information furnished by the Employer; provided, the Plan Administrator shall resolve any factual dispute under this Plan by giving weight to all information available to him.

         6.15 Self-Interest. Neither the Plan Administrator nor any member of the committee, if any, shall have any right to vote or decide upon any matter related directly or indirectly to him or any right of his to claim any benefit under the Plan. In any case in which a committee member is so disqualified to act, and the remaining members cannot agree, the Company shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         6.16 Corrections. The Plan Administrator has the authority to take any appropriate action (including the making of Plan amendments) to correct Plan qualification failures under the Internal Revenue Service's Employee Plans Compliance Resolution System ("EPCRS"), or any successor system or other similar system. The Plan Administrator also has the authority to take any appropriate action to correct ERISA failures or violations under any system or program adopted by the U.S. Labor Department that is similar to the EPCRS.

         6.17 New Technologies. Except as otherwise expressly prohibited by the Plan or any applicable law or regulation, where the Plan or any law or regulation applicable to the Plan provides for or requires information, notices, elections, designations and other similar communications relating to the administration of the Plan to be made or given in writing or pursuant to a written instrument or the like, or where no particular form for the communication is provided for or required, then such communications may be given, and signed (if required), electronically by voice response, by facsimile
(fax), by e-mail, through a website, through the internet or an intranet or by any other means through so-called new technologies; provided, that if any applicable law or regulation provides for certain rules or procedures relating to such use of new technologies, then the person making the communication must comply with such rules or procedures. This Section 6.17 is effective for Plan Years beginning after December 31, 2000.

                                  ARTICLE VII

                            TRUST FUND AND TRUSTEE

         7.1 Trust Fund. The Trust Fund shall be held, administered, controlled and invested by the Trustee. The Trustee shall have no responsibility whatsoever either for the control, management, administration or amendment of this Plan or for the amount or payment of Employer Contributions to the Trust Fund, except to receive, hold, invest, reinvest and distribute the same, together with earnings thereon, in accordance with the provisions of the Trust Agreement, which is hereby incorporated by reference. The Plan and Trust are authorized to acquire and hold qualifying employer securities (as defined in ERISA Section 407(d)), in an amount up to one hundred percent (100%) of the Plan assets. Voting, tender and similar rights with respect to qualifying employer securities will be passed through to Participants and Beneficiaries with Accounts holding such securities.


                                     VII-1

                                  ARTICLE VIII

                                  FIDUCIARIES

         8.1 Named Fiduciary. The Plan Administrator is the Named Fiduciary and shall be responsible for the control, management and administration of this Plan and the assets of the Trust Fund. The Named Fiduciary shall have no responsibility to inquire into the acts and omissions of any other fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other fiduciary under this Plan.

         8.2 Fiduciary Duty. The Named Fiduciary, and any other fiduciary under the Plan, shall discharge his duties and responsibilities with respect to the
Plan:

         (a) solely in the interest of the Participants, for the exclusive purpose of providing benefits to Participants, and their Spouses and Beneficiaries, and defraying reasonable expenses of administering the Plan; and

         (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Neither the Named Fiduciary nor any other fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as defined in Code Section 4975 or ERISA Section 406, unless a statutory exemption exists or waiver has been obtained from the Department of Labor.

         8.3 Fiduciary Liability. Neither the Named Fiduciary nor any other fiduciary shall be liable in any way for the acts or omissions constituting a breach of fiduciary responsibility which occur prior to the date he becomes a fiduciary or after the date he ceases to be a fiduciary.

         8.4 Co-Fiduciary Liability. Neither the Named Fiduciary nor any other fiduciary shall be liable for any breach of fiduciary responsibility by any other fiduciary unless:

         (a) he participates in, or undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;

         (b) by his failure to comply with ERISA Section 404(a)(l) in the administration of his specific responsibilities which give rise to his status as a fiduciary, he has enabled such other fiduciary to commit a breach; and

         (c) having knowledge of a breach by such other fiduciary, he fails to make reasonable efforts under the circumstances to remedy the breach.

         8.5 Allocation and Delegation of Responsibilities. The Named Fiduciary, by written instrument filed by the Plan Administrator with the records of this Plan, may designate a person who is not a Named Fiduciary to carry out any of its responsibilities under this Plan; provided, however, that no such designation shall be effective as to such designated person and to any other fiduciary until such designated person and such other fiduciary have received written


                                    VIII-1
notice of such designation. Finally, no duty or terms of this Plan may be assigned, allocated or delegated to another fiduciary or to any other person absent the express written consent of such fiduciary or such other person.

         8.6 Advisors. The Named Fiduciary, or a person designated by the Named Fiduciary to perform any responsibility of the Named Fiduciary pursuant to the procedure described in Section 8.5, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under this Plan or such other person has by virtue of such designation.

         8.7 Dual Capacities. Any person may serve in more than one fiduciary capacity under this Plan.


                                    VIII-2

                                   ARTICLE IX

                           AMENDMENT AND TERMINATION


         9.1 Amendment. The Company reserves the right at any time and from time to time to amend this Plan in any respect through a written amendment approved by (i) the Board, or (ii) the Vice-President of Human Resources or such other person or persons as the Board may empower to approve any such amendments, provided, no amendment may be made which diverts any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants and, where appropriate, Spouses or Beneficiaries; provided, however, to the extent permitted under the Code, this Plan may be amended retroactively, if necessary, to cause this Plan and the Trust Fund to continue to be exempt from income taxes. No optional benefit payment forms or early retirement benefits or subsidies which continue after retirement shall be eliminated and no vesting percentages shall be reduced by any such amendment, except as any of the foregoing may be permitted under the Code or relevant Treasury Regulations promulgated thereunder with respect to tax-qualified retirement plans.

         9.2 Termination. The Company expects this Plan to be continued indefinitely but, of necessity, reserves the right at any time through action of the Board or similar governing body, to terminate or to partially terminate this Plan and thus to stop all contributions under this Plan, or to continue this Plan but to discontinue all contributions under this Plan. If this Plan is terminated or partially terminated, then the Accounts of each affected Employee shall become completely nonforfeitable from the date of such termination or partial termination. The Plan Administrator upon any termination or partial termination of this Plan shall direct the Trustee as to when and what amounts the Trustee shall distribute the Accounts to Participants and, where appropriate, Beneficiaries, and the Trustee shall follow such directions as soon as practicable.

                                   ARTICLE X

                                TOP-HEAVY RULES

         10.1     Top-Heavy Provisions.

         (a) If the Plan is or becomes top-heavy in any Plan Year the provisions of Section 10.1(a)(i) shall apply, superseding any conflicting provisions in the Plan.

                  (i) The Company shall make and allocate additional employer contributions to the accounts of eligible non-key employees so that the amount of employer contributions and forfeitures allocated to the accounts of each eligible non-key employee shall not be less than the required percentage. However, if the eligible non-key employee is also covered under a qualified defined benefit plan of an Employer and receives the minimum accrued benefit under such plan required by Internal Revenue Code ss. 416(c)(l), no contribution and allocation with respect to such employee shall be required under this paragraph
         (i). The minimum allocation required under this Section 10.1 (a) shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of his failure to (1) complete 1,000 hours of service (or any equivalent provided in the Plan), or (2) make mandatory employee contributions to the Plan, or (3) receive compensation of more than a stated amount. The following definitions apply for the purposes of this paragraph (i):

                           (A) "Eligible non-key employee" means each non-key
                  employee of the Company who has satisfied the eligibility requirements of Section 2.1 and who is in the employment of an Employer on the last day of the Plan Year.

                           (B) "Required percentage" means the lesser of (i) 3
                  percent of the employee's compensation, or (ii) the percentage of compensation at which the sum of any employer contribution, Employer Matching Contribution and Income Deferral Contribution are made (or required to be made) under the Plan for the Plan Year for the key employee for whom such percentage is the highest for the Plan Year.

                  (ii)     Reserved.

         (b) The following special definitions apply for the purposes of this Section 10.1:

                  (i) The term "key employee" shall mean any employee or former employee (and the beneficiaries of such employee) who at any time during the determination period was an officer of the Employer if such individual's annual compensation exceeds fifty percent of the dollar limitation under section 415(b)(l)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds 100 percent of the dollar limitation under section 415(c)(l)(A) of the Code, a five percent owner of the Employer, or a one percent owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means compensation within the meaning of Code

         Section 414(q)(4), as limited by Code Section 401(a)(17). The "determination period" is the Plan Year containing the determination date and the four preceding years. The determination of who is a key employee will be made in accordance with section 416(i)(l) of the Code and the regulations thereunder. The term "non-key employee" shall mean any employee who is not a key employee.

                  (ii) This Plan is "top-heavy", as of the determination date, if any of the following condition exists:

                           (A) The top-heavy ratio for this Plan exceeds 60
                  percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans;

                           (B) This Plan is a part of a required aggregation
                  group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

                           (C) This Plan is a part of a required aggregation
                  group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

                  (iii) The "top-heavy ratio" shall be determined as follows under paragraphs (A) through (C):

                           (A) If the Employer maintains one or more defined
                  contribution plans (including any Simplified Employee Pension
                  Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Internal Revenue Code ss. 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Internal Revenue Code ss. 416 and the regulations thereunder.

                           (B) If the Employer maintains one or more defined
                  contribution plans (including any Simplified Employee Pension
                  Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with paragraph 10.1(b)(iii)(A) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with paragraph 10.1(b)(iii)(A) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Internal Revenue Code ss. 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                           (C) For purposes of paragraphs 10.1(b)(iii)(A) and
                  (B) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Internal Revenue Code ss. 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a participant who (1) is not a key employee but who was a key employee in a prior year, or (2) has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the 5-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Internal Revenue Code ss. 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                           The accrued benefit of a participant other than a
                  key employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Internal Revenue Code ss. 411(b)(1)(C).

                  (iv) The term "permissive aggregation group" shall mean the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Internal Revenue Code ss.ss. 401(a)(4) and 410.

                  (v) The term "required aggregation group" shall mean (1) each qualified plan of the Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Internal Revenue Code ss.ss. 401(a)(4) or 410.

                  (vi) The term "determination date" means the last day of the preceding Plan Year. The accrued benefit under a defined benefit plan for a current employee must be determined as if the individual terminated service as of the applicable valuation date. For this purpose, the valuation date must be the same valuation date for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The present value of accrued benefits for a defined benefit plan shall be determined by use of the same interest and mortality assumptions used by the Plan's actuary for minimum funding purposes.

         (c) The minimum allocation required under Section 10.1(a) (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

         10.2     Minimum Vesting.

         (a) For any Plan Year in which this Plan is top-heavy, the vesting schedule in paragraph (b) will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Section 411
(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became top-heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this Section 10.2(a) does not apply to the Account balances of any employee who does not have an Hour of Service after the Plan has initially become top-heavy and such employee's Account balance attributable to employer contributions and Forfeitures will be determined without regard to this Section 10.2(a).

         (b) If, under the provisions of Section 10.2(a), the vesting provisions of this Section 10.2(b) become applicable, the nonforfeitable interest of each Employee in his Account balance shall be one hundred percent (100%).

                                   ARTICLE XI

                  PLAN ADOPTION AND EMPLOYMENT RELATIONSHIPS

         11.1 Joinder of Employers. Any Affiliate or other entity may become an Employer under this Plan upon approval by the board of directors of such entity and the Board by executing this Plan or a joinder agreement with the Company. Any such joinder agreement shall state that the entity agrees to be bound by this Plan, as then in effect and as amended from time to time thereafter by the Company, and may set forth special Years of Service rules and any other relevant provisions applicable to that entity or its employees. Any entity executing a joinder agreement need not execute the original Plan document to become an Employer. Regardless of the number of entities that adopt it, this Plan is intended to be a single plan as defined in Treasury Regulation Section 1.414(l)-l(b)(l).

         11.2     Employment and Years of Service Credit.

         (a) In general, "employment" refers to employment by any Employer. However, with respect to a particular Employee, reference to "Employer" means only the Employer actually employing the Employee at that time.

         (b) For the purpose of determining his Years of Service under this Plan, an Employee is entitled to credit for his service with each Employer while it is an Affiliate. Credit for service with an Employer may include service before this Plan was adopted or before such Employer became an Affiliate as provided in this Plan or in specific provisions in any joinder agreement of such Employer. Nevertheless, once an Employee receives credit for service with one Employer, becoming an Employee of another Employer will not cause any loss of service credits by that Employee.

         (c) Service and Compensation with all Employers shall be taken into account so that a single contribution amount shall be computed for the Employee under this Plan as if all Employers were a single Employer. If an Employee is compensated by more than one Employer during a Plan Year, his Compensation under the Plan for such year is equal to the sum of his Compensation from each separate Employer. The contributions to this Plan for each Employee with respect to such year shall be allocated between or among such separate Employers as determined by the Plan Administrator.

         11.3 Service with Affiliates. If an individual is employed by an Affiliate, he shall be entitled to service for eligibility and vesting purposes under this Plan as if such Affiliate were an Employer. However, no such service shall be allowed with respect to employment by such Affiliate for the period before it became an Affiliate or for any period after it ceased to be an Affiliate, unless specifically provided for in the Plan or in the joinder agreement by which it became an Employer.

                                   ARTICLE XII

                                 MISCELLANEOUS

         12.1 Nature of Plan. This Plan also established, in part, an individual account plan with a cash or deferred arrangement. The Income Deferral Contributions shall only be made to the cash or deferred arrangement portion of this Plan. This Plan also established Employee After-Tax Accounts intended to facilitate employee savings.

         12.2 Discrimination. The Plan Administrator shall administer this Plan in a uniform and consistent manner with respect to all Participants, Spouses and Beneficiaries and shall not permit discrimination in favor of highly compensated employees.

         12.3 Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities to any other employee benefit plan, each person for whom an Account is maintained shall be entitled to receive a benefit from this Plan, if it then terminates, which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer, if this Plan then had terminated.

         12.4 Additional Procedures. Any rules, regulations or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan shall be promulgated and adopted by the Plan Administrator.

         12.5 Qualified Domestic Relations Order. In accordance with uniform and nondiscriminatory procedures established by the Company from time to time, the Company upon the receipt of a domestic relations order which seeks to require the distribution of a Participant's Account in whole or in part to an "alternate payee" (as defined in Code Section 414(p)(8)) shall:

         (a) promptly notify the Participant and such alternate payee of the receipt of such order and of the procedure which the Company will follow to determine whether such order constitutes a "qualified domestic relations order" within the meaning of Code Section 414(p);

         (b) determine whether such order constitutes a qualified domestic relations order, notify the Participant and the alternate payee of the results of such determination and, if the Company determines that such order does constitute a qualified domestic relations order;

         (c) transfer such amounts, if any, as the Company determines necessary or appropriate from the Participant's Account to a special account for such alternate payee; and

         (d) make the distribution to such alternate payee from such special account as the Company deems called for under the terms of such order in accordance with Code Section 414(p), even if such terms require a distribution to such alternate payee before the date a distribution can be made to the Participant.

         12.6 Agent for Service of Process. The agent for service of process for this Plan shall be the person currently serving in the State of North Carolina as the registered agent for service of process for the Plan Administrator.


                                      XII-1

         12.7 Expenses. The Employer may pay all costs, expenses and fees incurred in providing services to the Plan and all other costs and expenses of administering and operating the Plan. The Company shall direct the Trustee to pay from the Trust Fund any expenses which the Employer does not pay or for which the Employer may not be liable, such as real and personal property taxes, income taxes, excise taxes, transfer taxes and any and all expenses of a similar nature which may be levied on or chargeable on account of the Trust Fund. Such expenses, until they are paid, shall constitute a charge against the Trust Fund to be satisfied before any distribution under Section 9.2.

         12.8 Diversion. Neither the Employer nor any other Affiliate shall be entitled to any part of the corpus or income of the Trust Fund and no part of the Trust Fund shall be used for or diverted to purposes other than the exclusive benefit of Participants, Spouses and Beneficiaries, except as otherwise specifically provided in the Plan (e.g., Sections 3.6 and 5.9).

         12.9 Agreement Not an Employment Contract. This Plan shall not be deemed to constitute a contract between any Employer and any Participant or to be a consideration or an inducement for the employment of any Participant. This Plan shall not be deemed to give any Participant or other Employee the right to be retained in the service of any Employer or to interfere with the right of any Employer to discharge any Participant or other Employee at any time regardless of the effect which such discharge shall have upon such person as a Participant in this Plan. This Plan shall not be deemed to give any Employer the right to require any Participant or other Employee to remain in the employ of any Employer or other Affiliate or to restrict any such person's right to terminate his employment at any time.

         12.10 Severability. If any provision of this Plan shall be held invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan and this Plan shall be construed and enforced as if such illegal and invalid provisions had never been included.

         12.11 USERRA (Uniformed Services Employment and Reemployment Rights Act of 1994).

         (a) Purpose. The purpose of this Section 12.11 is to comply with the requirements and provisions of the Uniformed Services Employment and Reemployment Rights Act ("USERRA") applicable to qualified retirement plans and of Code Section 414(u). To the extent not set forth below, such requirements and provisions are hereby incorporated by reference.

         (b) Compensation. For the purposes of (i) determining the Employee's Compensation or other compensation or pay upon which the amount of the Employee's accrued benefit under the Plan is determined, (ii) Articles III and IV, and (iii) any other application of Code Section 415(c)(3), an Employee who is in Qualified Military Service shall be treated as receiving compensation from the Employer during such period of Qualified Military Service equal to: (x) the compensation the Employee would have received during such period if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of qualified military leave; or (y) if the compensation the Employee would have received during such period was not reasonably certain, the Employee's average compensation from the Employer during the


                                      XII-2

12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

         (c) Allocation of Employer Contribution. An allocation of contributions from the Employer shall be made for the Employee's account, upon the Employee's reemployment under chapter 43 of title 38, United States Code, in the same manner and to the same extent an allocation has been made for other Employees during the Employee's period of Qualified Military Service. For the purpose of determining the amount of the contribution allocation, earnings and forfeitures shall not be included. However, if such allocation is contingent upon the making of, or derived from, employee contributions or elective deferrals (as defined in Code Section 402(g)(3)), such allocation shall be made only the to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Employer throughout the period of Qualified Military Service. Any such payment to the Plan by the Employee must be made during the period beginning with the date of reemployment and whose duration is three times the period of Qualified Military Service, such payment period not to exceed five years.

         (d) Break in Service. An individual reemployed under chapter 43 of title 38, United States Code, shall not be treated as having a break in service, Period of Severance, or the like by reason of such individual's period of Qualified Military Service.

         (e) Vesting Service. Each period of Qualified Military Service served by an individual shall, upon the individual's reemployment under chapter 43 of title 38, United States Code, be deemed to constitute service with the Employer for the purpose of determining the nonforfeitability of the individual's accrued benefits under the Plan.

         (f) Loan Suspension. The Plan may suspend the individual's obligation to repay any Plan loan to the individual during the individual's period of service in the uniformed services (as defined in chapter 43 of title 38, United States Code) regardless of whether such service is Qualified Military Service and such suspension shall not be taken into account for purposes of Code Sections 72(p), 401(a) or 4975(d)(l). "Plan loan" means a loan to the individual under the terms of the Plan's program for making loans to Plan Participants.


                                      XII-3

                                  ARTICLE XIII

                       TRANSFER OF ASSETS FROM THE FEDERAL
                  PACKAGING CORPORATION RETIREMENT SAVINGS PLAN

         13.1 Effective Date of Transfer. The employee elective accounts of participants in the Federal Packaging Corporation Retirement Savings Plan ("Federal Plan") shall be transferred to the Caraustar Industries, Inc. Employees' Savings Plan ("Caraustar Plan") as of June 1, 1994, or as soon thereafter as is reasonably possible.

         13.2 Eligibility and Participation. For the purpose of determining whether an individual has satisfied the Caraustar Plan's eligibility service requirements, individuals who were employees of Federal Packaging Corporation ("Federal") on October 22, 1993, the date the Company acquired all of Federal's stock, shall be entitled to credit for such service with Federal prior to October 22, 1993. All Federal employees eligible to participate in the Federal Plan on December 31, 1993 shall be eligible to participate in the Caraustar Plan effective January 1, 1994.

         13.3 Vesting. All employee elective accounts transferred from the Federal Plan to the Caraustar Plan shall at all times remain 100% vested.

         13.4 Separate Accounts. The Federal Plan accounts that are transferred to the Caraustar Plan will be maintained as separate accounts. For each former Federal Plan participant there will be established under the Caraustar Plan a Prior Plan Account to hold funds transferred from the Federal Plan.

         13.5 Rules Governing Accounts Transferred from the Federal Plan. The rules of the Caraustar Plan applicable to Income Deferral Contributions will govern accounts transferred from the Federal Plan.


                                     XIII-1

                                   ARTICLE XIV

            MERGER OF FEDERAL PACKAGING CORPORATION SAVINGS PLAN FOR
                      COLLECTIVE BARGAINING UNIT EMPLOYEES

         14.1 Effective Date of Merger. The Federal Packaging Corporation Savings Plan for Collective Bargaining Unit Employees ("Federal Collective Bargaining Unit Plan") shall merge into the Caraustar Industries, Inc. Employees' Savings Plan ("Caraustar Plan") effective September 1, 1994. Federal Collective Bargaining Unit Plan assets will become Caraustar Plan assets effective September 1, 1994.

         14.2 Eligibility and Participation. All collective bargaining unit employees of Federal Packaging Corporation ("Federal") eligible to participate in the Federal Collective Bargaining Unit Plan on August 31, 1994 shall be eligible to participate in the Caraustar Plan effective September 1, 1994. Each collective bargaining unit employee who was employed by Federal prior to September 1, 1994, and who has begun, but not completed, his probationary period (as defined by Federal, but not to exceed 60 days of employment) as of such date, shall be eligible to participate in the Plan after completing his probationary period. Such participation shall begin as of the entry date next following the date of completion of the probationary period. All other Federal collective bargaining unit employees will become Participants in the Caraustar Plan as provided under Article II of the Caraustar Plan.

         14.3 Vesting and Accounts. All employee elective accounts transferred from the Federal Collective Bargaining Unit Plan to the Caraustar Plan shall at all times remain 100% vested. The transferred accounts will become Caraustar Plan Income Deferral Accounts for the applicable Participants.


                                      XIV-1

                                   ARTICLE XV

           TRANSFER OF ASSETS FROM THE GARBER COMPANY 401(K) SALARIED
         RETIREMENT SAVINGS PLAN AND THE SPECIAL PACKAGING, INC. 401(K)
                        SALARIED RETIREMENT SAVINGS PLAN

         15.1 Effective Date of Transfer. The accounts of participants in the Garber Company 401(k) Salaried Retirement Savings Plan and the Special Packaging, Inc. 401(k) Salaried Retirement Savings Plan (the "Garber Plan" and the "Special Plan") shall be transferred to the Caraustar Industries, Inc. Employees Savings Plan ("Caraustar Plan") as of February 1, 1997, or as soon thereafter as is reasonably possible. The accounts so transferred shall be transferred in accordance with Code Sections 414(l) and 411(d)(6) and the Caraustar Plan Trustee shall accept such accounts.

         15.2 Eligibility and Participation. For the purpose of determining whether an individual has satisfied the Caraustar Plan's eligibility service requirements, individuals who were employees of Garber Company ("Garber") and Special Packaging, Inc. ("Special"), shall be entitled to credit for such service with Garber and Special prior to January 1, 1997.

         15.3 Vesting. All employee accounts transferred from the Garber Plan or the Special Plan to the Caraustar Plan shall at all times be 100% vested.

         15.4 Transfer to Caraustar Accounts. The Garber Plan and Special Plan accounts that are transferred to the Caraustar Plan will be transferred to accounts in the Caraustar Plan. The character of the funds so transferred will be retained in the account to which it is transferred (i.e.: Income Deferral, Employer Contribution, Rollover).

         15.5 Rules Governing Garber Plan and Special Plan Accounts. The rules of the Caraustar Plan will govern the accounts transferred from the Garber Plan or the Special Plan.

                                   ARTICLE XVI

             MERGERS INTO THE CARAUSTAR PLAN EFFECTIVE APRIL 1, 1998

         16.1 Effective Date of Merger. Effective April 1, 1998, the following plans shall be merged into the Caraustar Industries, Inc. Employees' Savings Plan ("Caraustar Plan"):

         (a)      New General Packaging Service 401(k) Plan ("New General Plan")

         (b) Oak Tree Packaging Corporation Salaried/Palmer Hourly 401(k) Plan ("Salaried/Palmer Plan")

         (c)      Oak Tree Packaging Corporation York Hourly 401(k) Plan ("York
Plan")

         (d) Oak Tree Packaging Corporation Versailles Hourly 401(k) Plan ("Versailles Plan").

         Assets of each of the 401(k) Plans listed immediately above will become assets of the Caraustar Plan effective April 1, 1998 and will be transferred to the Trust Fund of the Caraustar Plan as soon thereafter as is reasonably possible. These Plans shall be merged in accordance with Code section 414(1) and 411(d)(6) and the Caraustar Plan Trustee shall accept all accounts and assets of the 401(k) Plans listed immediately above.

         16.2 Eligibility and Participation. For the purpose of determining whether an individual has satisfied the Caraustar Plan's eligibility service requirements, individuals who were employees of General Packaging Service, Inc. or Oak Tree Packaging Corporation shall be entitled to credit in the Caraustar Plan for service with either company prior to the acquisition of either company by the Company.

         16.3 Vesting. All accounts of each employee transferred from any of the 401(k) Plans listed immediately above to the Caraustar Plan shall at all times be 100% vested.

         16.4 Transfer to Caraustar Accounts. The accounts that are transferred from each of the 401(k) Plans listed immediately above to the Caraustar Plan will be transferred to accounts in the Caraustar Plan. The character of the funds so transferred will be retained in the account to which it is transferred (i.e., Income Deferral, Employer Contribution, Rollover).


                                      XVI-1

                                  ARTICLE XVII

              MERGER INTO THE CARAUSTAR PLAN EFFECTIVE JUNE 30, 1998

         17.1 Effective Date of Merger. Effective June 30, 1998, the Chesapeake Paperboard Company 401(k) Plan for the Salaried Employees of Chesapeake Paperboard Company and Chesapeake Fiber Packaging Corporation ("Chesapeake Plan") shall be merged into the Caraustar Plan. Assets of the Chesapeake Plan will become assets of the Caraustar Plan effective June 30, 1998 and will be transferred to the Trust Fund of the Caraustar Plan as soon thereafter as is reasonably possible. The Chesapeake Plan shall be merged in accordance with Code section 414(7) and 411(d)(6) and the Caraustar Plan Trustee shall accept all accounts and assets of the Plan.

         17.2 Eligibility and Participation. For the purpose of determining whether an individual has satisfied the Caraustar Plan's eligibility service requirements, individuals who were employees of Chesapeake Paperboard Company or Chesapeake Fiber Packaging Corporation shall be entitled to credit in the Caraustar Plan for service with either company prior to the acquisition of either company by the Company.

         17.3 Vesting. All accounts of each employee transferred from the Chesapeake Plan to the Caraustar Plan shall at all times be 100% vested.

         17.4 Transfer to Caraustar Accounts. The accounts that are transferred from the Chesapeake Plan will be transferred to accounts in the Caraustar Plan. The character of the funds so transferred will be retained in the account to which it is transferred (i.e., Income Deferral, Employer Contribution, Rollover).

         17.5 Special Rules for Chesapeake Plan Accounts. Effective prior to July 15, 2002, the special rules set forth in sections 17.5(a) and (b) shall apply with regard to the Chesapeake Plan Accounts maintained in the Caraustar Plan. Except for these special rules, the rules of the Caraustar Plan shall govern the accounts transferred from the Chesapeake Plan. Effective July 15, 2002, notwithstanding other provisions of the Plan, sections 17.5(a) and (b) shall no longer be applicable and the rules of the Caraustar Plan will govern accounts transferred from the Chesapeake Plan.

         (a) Forms of Payment. If the value of the Participant's benefits attributable to funds transferred from the Chesapeake Plan exceeds or ever exceeded $3,500 (provided however, that effective January 1, 1999, such amount shall be $5,000, and effective October 17, 2000 the words "or ever exceeded" shall be given no effect), all benefits payable from the Chesapeake Plan Account(s) shall be distributed in accordance with one of the following methods as the Participant or Beneficiary, as the case may be, may elect in writing pursuant to a Qualified Election:

                  (i) In equal monthly, quarterly or annual installments over a period certain not to exceed the life expectancy of the Participant (or Beneficiary in the case of a Participant who dies prior to the time his benefits commence) or the joint and last survivor life expectancy of the Participant and his Beneficiary so that the amount distributed in each Plan Year equals the amount determined by dividing the Participant's vested Account(s) balance on the last day of the immediately preceding Plan Year by the


                                     XVII-1
         period certain determined in accordance with this paragraph which shall be reduced by one for each Plan Year after the Plan Year in which the Participant's benefits commence.

                  (ii) Payment to the Participant or Beneficiary of all or part of the Chesapeake Account(s) in a single lump sum payment.

         (b) The election of the form of payment shall be governed by the rules of Plan Section 5.2.


                                     XVII-2

                                  ARTICLE XVIII

                   MERGER OF CRANE CARTON COMPANY 401(K) PLAN

         18.1 Effective Date of Merger. The Crane Carton Company 401(k) Plan ("Crane Plan") shall merge into the Caraustar Industries, Inc. Employees' Savings Plan ("Caraustar Plan") effective March 1, 2001, and Crane Plan assets will become Caraustar Plan assets effective as of such date.

         18.2 Eligibility and Participation. All employees of Crane Carton Company ("Crane") as of January 1, 2001, shall be eligible for participation in the Caraustar Plan subject to the provisions of Article II. For the purposes of determining eligibility for participation, such employees shall receive credit for service with Crane prior to January 1, 2001.

         18.3 Vesting and Accounts. All employee accounts transferred from the Crane Plan to the Caraustar Plan shall at all times remain 100% vested. Employee accounts in the Crane Plan shall be transferred to accounts in the Caraustar Plan as follows: from the Crane Plan's unrelated rollover account to the Rollover Account, from the Crane Plan's employee pre-tax account to the Prior Plan Account, from the Crane Plan's employee pre-tax match account to the Prior Company Match Post-'92 Account, and from the Crane Plan's employer account to the Prior Plan Profit Sharing Account.


                                     XVIII-1

                                  ARTICLE XIX

               MERGER OF ARROW PAPER PRODUCTS HOURLY 401(K) PLAN


         19.1 Effective Date of Merger. The Arrow Paper Products Hourly 401(k) Plan (the "Arrow Plan") shall merge into the Caraustar Industries, Inc. Employees' Savings Plan ("Caraustar Plan") effective May 1, 2002, and Arrow Plan assets will become Caraustar Plan assets effective as of such date.

         19.2 Eligibility and Participation. Effective as of October 1, 2000 (with respect to salaried Employees), and as of May 1, 2001 (with respect to other Employees), Employees formerly employed by Arrow Paper Products Company ("Arrow") shall be eligible for participation in the Caraustar Plan subject to the provisions of Article II. For the purposes of determining eligibility for participation, such employees shall receive credit for service with Arrow prior to September 29, 2000.

         19.3 Vesting and Accounts. All accounts transferred from the Arrow Plan to the Caraustar Plan shall at all times remain 100% vested. Accounts in the Arrow Plan shall be transferred to accounts in the Caraustar Plan as follows: from the Arrow Plan's rollover account to the Rollover Account, from the Arrow Plan's elective deferral account to the Income Deferral Contributions Account, and from the Arrow Plan's qualified matching contribution account to the Prior Plan Qualified Matching Contribution Account. For purposes of determining the vested percentage of contributions made under the Caraustar Plan on and after September 29, 2000, Employees shall receive credit for service with Arrow prior to September 29, 2000.

         19.4 Non-Discrimination Testing Under Arrow Plan. Under the Arrow Plan, the prior year testing method was used for computing the actual deferral percentage test and the actual contribution percentage test for each applicable plan year beginning with the 1997 plan year.


                                     XIX-1

                                   ARTICLE XX

                             MULTIPLE EMPLOYER PLAN

         20.1 General. As provided in Section 11.1, the Plan may be adopted by employers that are not Affiliates of Caraustar Industries, Inc. If the Plan is adopted by any such other employer or employers, the Plan shall nevertheless be a single plan (within the meaning of Internal Revenue Code ss. 414(l) and the regulations thereunder) with respect to all such employers collectively, with contributions from individual employers available to pay benefits to all participants. The Plan shall also be a multiple employer plan subject to the provisions of Internal Revenue Code ss. 413(c) and the regulations thereunder.

         20.2 Procedure for Adoption by Other Employers. Other employers that are not Affiliates of Caraustar Industries, Inc. may adopt the Plan under the provisions of Section 11.1. Any such other employer may withdraw from the Plan, or Caraustar Industries, Inc. may require such withdrawal, at any time. Such withdrawal shall be made by written notice by such other employer, or Caraustar Industries, Inc., as applicable, to all other employers (including Caraustar Industries, Inc.) that have adopted the Plan. In such event, Caraustar Industries, Inc. shall, as soon as reasonably practicable and with a view to minimizing expenses to the Plan, to itself and to the other employers, and in light of the need to satisfy all applicable legal requirements, split the Plan into two or more plans to carry out such withdrawal.

         20.3 Separate Application of Provisions. Except as provided in the joinder agreement referred to in Section 11.1, the provisions of the Plan document shall apply separately to Caraustar Industries, Inc. and to each other employer adopting the Plan, except that employees of Caraustar Industries, Inc. and any other employer that adopts the Plan shall be entitled to credit for service with each such other employer. For example (and without limitation), (1) the provisions of Code Sections 401(a)(4), 401(k), 401(m) and 410(b) shall be applied separately to Caraustar Industries, Inc. and each non-Affiliate employer adopting the Plan, and (2) the annual compensation limitation of Caraustar Industries, Inc. and any such other employer shall be determined separately under Section 3.8(a)(ii). For the purposes of Article X, the term "Company" shall refer to each adopting employer separately.



                      (signatures begin on following page)

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers this 15th day of December, 2002.


                                    COMPANY:

                                    CARAUSTAR INDUSTRIES, INC.

(CORPORATE SEAL)
                                    By:    /s/ Barry Smedstad
                                          ------------------------------
                                    Title: Vice President, Human
                                           Resources and Public Relations
                                          ------------------------------

ATTEST:



/s/ Marinan R. Mays
-----------------------
Title: Corporate Secretary
      -----------------------


EMPLOYERS:


CARAUSTAR CUSTOM PACKAGING GROUP, INC.



By:    /s/ Ronald J. Domanico
      -----------------------
Title: VP
      -----------------------


CARAUSTAR RECOVERED FIBER GROUP, INC.



By:    /s/ Ronald J. Domanico
      -----------------------
Title: VP
      -----------------------


CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC.



By:    /s/ Ronald J. Domanico
      -----------------------
Title: VP
      -----------------------

CARAUSTAR MILL GROUP, INC.



By:    /s/ Ronald J. Domanico
      -----------------------
Title: VP
      -----------------------


CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND), INC.



By:    /s/ Ronald J. Domanico
      -----------------------
Title: VP
      -----------------------


SPRAGUE PAPERBOARD, INC.



By:    /s/ Ronald J. Domanico
      -----------------------
Title: VP
      -----------------------


HALIFAX PAPERBOARD COMPANY, INC.



By:    /s/ Ronald J. Domanico
      -----------------------
Title: VP
      -----------------------


PREMIER BOXBOARD LIMITED, LLC

By: PBL, Inc., its Manager



By:    /s/ Ronald J. Domanico
      -----------------------
Title: VP
      -----------------------

                                   APPENDIX A
                                     TO THE
               CARAUSTAR INDUSTRIES, INC. EMPLOYEES' SAVINGS PLAN

            Period of Eligibility Service Required for Eligibility to
                             Participate in the Plan

------------------------------------------------------------------------------------------------------
                                                Salaried Employees    Hourly Employees
                                                     (Days)                (Days)
------------------------------------------------------------------------------------------------------
  Caraustar Corporate Headquarters                      0                   N/A
------------------------------------------------------------------------------------------------------
  MILL GROUP
------------------------------------------------------------------------------------------------------
  Austell Box Board                                     0                    30
------------------------------------------------------------------------------------------------------
  Sweetwater Paper Board                                0                    30
------------------------------------------------------------------------------------------------------
  Camden Paperboard (closed)                            0                    30
------------------------------------------------------------------------------------------------------
  Buffalo Paperboard                                    0              0 Non-Union
                                                                         120 Union
------------------------------------------------------------------------------------------------------
  Chicago Paperboard (closed)                           0                    90
------------------------------------------------------------------------------------------------------
  Chattanooga Paperboard                                0                    90
------------------------------------------------------------------------------------------------------
  Cincinnati Paperboard                                 0                    90
------------------------------------------------------------------------------------------------------
  Carotell Paper Board                                  0                    30
------------------------------------------------------------------------------------------------------
  Reading Paperboard                                    0                    60
------------------------------------------------------------------------------------------------------
  Carolina Paper Board                                  0                    60
------------------------------------------------------------------------------------------------------
  Richmond Paperboard                                   0                    90
------------------------------------------------------------------------------------------------------
  Rittman Paperboard                                    0                    45
------------------------------------------------------------------------------------------------------
  Tama Paperboard                                       0                    30
------------------------------------------------------------------------------------------------------
  Chesapeake Paperboard (closed)                        0                    60
------------------------------------------------------------------------------------------------------
  Halifax Mill                                          0                    90
------------------------------------------------------------------------------------------------------
  Halifax-Richmond Converting (closed)                  0                    90
------------------------------------------------------------------------------------------------------
  Sprague Paperboard                                    0                    90
------------------------------------------------------------------------------------------------------
  Carolina Component Concepts                           0                    90
------------------------------------------------------------------------------------------------------
  Premier Boxboard Limited                              0                    90
------------------------------------------------------------------------------------------------------
  Carolina Converting, Inc.                             0                    90
------------------------------------------------------------------------------------------------------
  Paradigm Chemical & Consultant                        0                   N/A
------------------------------------------------------------------------------------------------------
  Cedartown Paperboard                                  0                    60
------------------------------------------------------------------------------------------------------
  Lafayette Paperboard                                  0              First of month
                                                                       after hire date
------------------------------------------------------------------------------------------------------
  Tacoma Paperboard - PACE Local #8-0279                0              First of month
                                                                       after hire date
------------------------------------------------------------------------------------------------------
  Covington Partition                                   0              First of month
                                                                       after 90 days
------------------------------------------------------------------------------------------------------
  Frenchtown Partition                                  0              First of month
                                                                       after 90 days
------------------------------------------------------------------------------------------------------
  Litchfield Partition                                  0              First of month
                                                                       after 90 days
------------------------------------------------------------------------------------------------------
  CUSTOM PACKAGING GROUP
------------------------------------------------------------------------------------------------------
  Randleman Carton (Mid-State Paper Box Co.)            0                    30
------------------------------------------------------------------------------------------------------
  Charlotte Carton (Atlantic Coast Carton Co.)          0                    30
------------------------------------------------------------------------------------------------------
  Archdale Carton (Packrite Packaging, Inc.)            0                    30
  (closed merger with Randleman)
------------------------------------------------------------------------------------------------------


                                       A-l

------------------------------------------------------------------------------------------------------
                                                Salaried Employees         Hourly Employees
                                                     (Days)                     (Days)
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
  (CUSTOM PACKAGING GROUP CONT.)
------------------------------------------------------------------------------------------------------
  Burlington Rigid Box (Carolina Paper Box Co.,
  Inc.)                                                 0                         30
------------------------------------------------------------------------------------------------------
  Kingston Springs Carton (Mid Packaging Group
  - Tennessee)                                          0                         30
------------------------------------------------------------------------------------------------------
  Ashland (Garber Company)                              0                         60
------------------------------------------------------------------------------------------------------
  Special Packaging - Bucyrus, Robersonville,
  Strasburg                                             0                         60
------------------------------------------------------------------------------------------------------
  Clifton Primary Contract Pkg. (General                                    60 - Non Union
  Packaging Services - Clifton)                         0               Bargained - Ineligible
------------------------------------------------------------------------------------------------------
  Montvale Design Services                              0                         45
------------------------------------------------------------------------------------------------------
  Palmer Carton Plant                                   0                         45
------------------------------------------------------------------------------------------------------
  Versailles Carton Plant                               0                         45
------------------------------------------------------------------------------------------------------
  York Carton Plant                                     0                         45
------------------------------------------------------------------------------------------------------
  Hunt Valley (Chesapeake Fiber)                        0                    Not Eligible
------------------------------------------------------------------------------------------------------
  Birmingham Carton (Boxall Inc.)                       0                         30
------------------------------------------------------------------------------------------------------
  Caraustar Custom Packaging - Midwest -
  Denver L-435                                          0                         60
------------------------------------------------------------------------------------------------------
  CCP - Midwest - Grand Rapids L-555-S                  0                         60
------------------------------------------------------------------------------------------------------
  CCP - Midwest - Mentor L-546                          0                    Not Eligible
------------------------------------------------------------------------------------------------------
  CCP - Midwest - Salt Lake GCU2 (closed)               0                         30
------------------------------------------------------------------------------------------------------
  CCP - Midwest - St. Louis L-6M                        0                    Not Eligible
------------------------------------------------------------------------------------------------------
  CCP - Midwest - Salaried                              0                        N/A
------------------------------------------------------------------------------------------------------
  Pine Brook (MilPak)                                   0                         30
------------------------------------------------------------------------------------------------------
  Chicago Carton (Crane)                                0                         90
------------------------------------------------------------------------------------------------------
  Cleveland Digital Imaging Center                      0                         30
------------------------------------------------------------------------------------------------------
  RECOVERED FIBER GROUP
------------------------------------------------------------------------------------------------------
  Doraville Recycling Plant                             0                         30
------------------------------------------------------------------------------------------------------
  Charlotte Recycling Plant                             0                         30
------------------------------------------------------------------------------------------------------
  Columbus Recycling Plant                              0                         30
------------------------------------------------------------------------------------------------------
  Macon Recycling Plant (closed)                        0                         30
------------------------------------------------------------------------------------------------------
  Dalton Recycling Plant                                0                         30
------------------------------------------------------------------------------------------------------
  Cleveland Recycling Plant PS L-244                    0                         30
------------------------------------------------------------------------------------------------------
  Texarkana Recycling Plant                             0                         30
------------------------------------------------------------------------------------------------------
  Caraustar Paper Sales North                           0                        N/A
------------------------------------------------------------------------------------------------------
  Caraustar Paper Sales South                           0                        N/A
------------------------------------------------------------------------------------------------------
  Hardeeville Recycling Plant                           0                         30
------------------------------------------------------------------------------------------------------
  Etowah/Port (closed)                                  0                         30
------------------------------------------------------------------------------------------------------
  Halifax Recycling (closed)                            0                         30
------------------------------------------------------------------------------------------------------

                                                                                SALARIED EMPLOYEES               HOURLY EMPLOYEES
                                                                                     (DAYS)                           (DAYS)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & CONSUMER PRODUCTS GROUP
------------------------------------------------------------------------------------------------------------------------------------
ICPG Arrow Bargained                                                                     0                              60
------------------------------------------------------------------------------------------------------------------------------------
ICPG Minerva L-7243-51                                                                   0                              60
------------------------------------------------------------------------------------------------------------------------------------
ICPG Minerva Team L92                                                                    0                              60
------------------------------------------------------------------------------------------------------------------------------------
ICPG Perrysburg L7243                                                                    0                              60
------------------------------------------------------------------------------------------------------------------------------------
ICPG/Federal Pkg. Non Union (includes New Smyrna Beach)                                  0                              30
------------------------------------------------------------------------------------------------------------------------------------
ICPG Orrville L-150                                                                      0                              30
------------------------------------------------------------------------------------------------------------------------------------
ICPG St. Paris L-1467                                                                    0                              30
------------------------------------------------------------------------------------------------------------------------------------
Beardstown Tube - SEIU                                                                   0                              60
------------------------------------------------------------------------------------------------------------------------------------
Cedartown Tube - UNITE Local #2423B                                                      0                              60
------------------------------------------------------------------------------------------------------------------------------------
Columbus Tube - UIW                                                                      0                              60
------------------------------------------------------------------------------------------------------------------------------------
Crossett Tube - PACE Local #796                                                          0                              60
------------------------------------------------------------------------------------------------------------------------------------
DeQuincy Tube - UNITE                                                                    0                              60
------------------------------------------------------------------------------------------------------------------------------------
Hendersonville Tube - UNITE Local #1752                                                  0                              60
------------------------------------------------------------------------------------------------------------------------------------
Jacksonville Tube - UNITE Local #360                                                     0                              60
------------------------------------------------------------------------------------------------------------------------------------
Mobile Tube - UNITE                                                                      0                              60
------------------------------------------------------------------------------------------------------------------------------------
Saginaw Tube - IBT Teamsters                                                             0                              60
------------------------------------------------------------------------------------------------------------------------------------
Altavista Tube Plant                                                                     0                              30
------------------------------------------------------------------------------------------------------------------------------------
Amarillo Tube Plant                                                                      0                              30
------------------------------------------------------------------------------------------------------------------------------------
Arlington Tube Plant                                                                     0                              30
------------------------------------------------------------------------------------------------------------------------------------
Austell Tube Plant                                                                       0                              30
------------------------------------------------------------------------------------------------------------------------------------
Cantonment Tube Plant                                                                    0                              30
------------------------------------------------------------------------------------------------------------------------------------
Caraustar Adhesives                                                                      0                              30
------------------------------------------------------------------------------------------------------------------------------------
Cedar Springs Tube Plant                                                                 0                              30
------------------------------------------------------------------------------------------------------------------------------------
Cleveland Tube Plant                                                                     0                              30
------------------------------------------------------------------------------------------------------------------------------------
Corinth Tube Plant                                                                       0                              30
------------------------------------------------------------------------------------------------------------------------------------
ICPG - Corporate                                                                         0                              30
------------------------------------------------------------------------------------------------------------------------------------
Dalton Tube Plant                                                                        0                              30
------------------------------------------------------------------------------------------------------------------------------------
Danville Tube Plant                                                                      0                              30
------------------------------------------------------------------------------------------------------------------------------------
Eufaula Tube Plant                                                                       0                              30
------------------------------------------------------------------------------------------------------------------------------------
Franklin Tube Plant                                                                      0                              30
------------------------------------------------------------------------------------------------------------------------------------
Georgetown Plastics Plant                                                                0                              30
------------------------------------------------------------------------------------------------------------------------------------
Grand Rapids Tube Plant                                                                  0                              30
------------------------------------------------------------------------------------------------------------------------------------
Houston Tube Plant                                                                       0                              30
------------------------------------------------------------------------------------------------------------------------------------
Kernersville Tube Plant                                                                  0                              30
------------------------------------------------------------------------------------------------------------------------------------
Kingston Tube Plant                                                                      0                              30
------------------------------------------------------------------------------------------------------------------------------------
Lancaster Tube Plant                                                                     0                              30
------------------------------------------------------------------------------------------------------------------------------------
Linden Tube Plant                                                                        0                              30
------------------------------------------------------------------------------------------------------------------------------------
Lufkin Tube Plant                                                                        0                              30
------------------------------------------------------------------------------------------------------------------------------------
McGhee Tube Plant                                                                        0                              30
------------------------------------------------------------------------------------------------------------------------------------
Mobile Tube Plant                                                                        0                              30
------------------------------------------------------------------------------------------------------------------------------------
New Smyrna Beach Plastics Plant                                                          0                              30
------------------------------------------------------------------------------------------------------------------------------------
Palatka Tube Plant                                                                       0                              30
------------------------------------------------------------------------------------------------------------------------------------
Philadelphia Tube Plant                                                                  0                              30
------------------------------------------------------------------------------------------------------------------------------------
Phoenix Tube Plant                                                                       0                              30
------------------------------------------------------------------------------------------------------------------------------------
Rock Hill Tube Plant                                                                     0                              30
------------------------------------------------------------------------------------------------------------------------------------
Salt Lake City Tube Plant                                                                0                              30
------------------------------------------------------------------------------------------------------------------------------------
Silsbee Tube Plant                                                                       0                              30
------------------------------------------------------------------------------------------------------------------------------------
Stevens Point Composite Container Plant                                                  0                              30
------------------------------------------------------------------------------------------------------------------------------------
Taylors Tube Plant                                                                       0                              30
------------------------------------------------------------------------------------------------------------------------------------
Texarkana Tube Plant                                                                     0                              30
------------------------------------------------------------------------------------------------------------------------------------
Vacaville Tube Plant                                                                     0                              30
------------------------------------------------------------------------------------------------------------------------------------
West Monroe Tube Plant                                                                   0                              30
------------------------------------------------------------------------------------------------------------------------------------
West Point Tube Plant                                                                    0                              30
------------------------------------------------------------------------------------------------------------------------------------
Weyers Cave Tube Plant                                                                   0                              30
------------------------------------------------------------------------------------------------------------------------------------

The effective date of eligibility for Plan participation for Employees at certain locations is set forth below:

Carolina Converting, Inc., effective January 1, 2000;

Carolina Component Concepts, effective January 1, 2000;

Halifax Paperboard, effective May 1, 1997 (with respect to salaried and non-union employees), and effective January 1, 2000 (with respect to bargained employees);

Sprague Paperboard, effective May 1, 1999;

Caraustar Custom Packaging - Denver, Grand Rapids, Mentor, Salt Lake City and St. Louis, effective July 1, 1999 (with respect to salaried employees at all locations and also with respect to bargained employees at Salt Lake City);

Caraustar Custom Packaging - Denver, effective February 1, 2001 (with respect to bargained employees);

Caraustar Custom Packaging - Grand Rapids, effective January 1, 2000 (with respect to bargained employees);

Premier Boxboard Limited, LLC, effective June 27, 2000;

Pine Brook Primary Contract Packaging (formerly known as Mil Pak, Inc.), effective July 1, 2000;

Saginaw Tube Plant (formerly known as Arrow Paper Products Company), effective October 1, 2000 with respect to eligible salaried employees and May 1, 2001 with respect to other eligible employees;

Chicago Carton (formerly known as Crane Carton Company), effective January 1, 2001;

Industrial Packaging Division (formerly known as Smurfit Stone Container Corp.), effective October 1, 2002 with respect to eligible salaried employees and January 1, 2003 with respect to hourly paid employees;

Cleveland Digital Imaging Center, effective January 1, 2003 with respect to former Vivid Graphics employees; and

Reading Paperboard, effective January 1, 2003 with respect to employees covered by a collective bargaining agreement.

                                   APPENDIX B
                                     TO THE
               CARAUSTAR INDUSTRIES, INC. EMPLOYEES' SAVINGS PLAN

                    INCOME DEFERRAL CONTRIBUTION LIMITATIONS


EFFECTIVE DATE                 PERCENTAGE         COMPENSATION

January 1, 2002                   10%             $85,000 - $109,999.99
                                   8%             $110,000 - $134,999.99
                                   6%             $135,000 -


April 1, 2002                      8%             $85,000 - $134,999.99
                                   6%             $135,000 -

               FIRST AMENDMENT TO THE CARAUSTAR INDUSTRIES, INC.
                            EMPLOYEES' SAVINGS PLAN


         Pursuant to Section 9.1 of the Caraustar Industries, Inc. Employees' Savings Plan, as amended and restated effective January 1, 2003 (the "Plan"), Caraustar Industries, Inc. (the "Company") does hereby amend the Plan in the following respects:

1. The Company wishes to provide for participation by Employees employed at the Tacoma Tube plant; effective January 1, 2003, such individuals are employed by an Affiliate of the Company. (Prior to January 1, 2003, the employer was a joint venture entity in which an Affiliate of the Company owned a 50% interest.)

         THEREFORE:

         Section 1.63(m) is added to the Plan, as set forth below.

                  (m) If an individual was an employee of Caraustar Northwest, LLC on January 1, 2003, and became an Employee on January 2, 2003 as a result of the acquisition of the membership interest of Caraustar Northwest, LLC by an Affiliate, such Employee's Years of Service with Caraustar Northwest, LLC shall be counted as Years of Service for all purposes under this Plan.

         AND FURTHERMORE:

         Appendix A shall be restated in its entirety in the form attached hereto.

2. The Company wishes to eliminate the Plan's administrative provision that provides for a 3-month delay in re-commencing Employee After-Tax Contributions following an election to discontinue such contributions.


         THEREFORE:

         Section 3.2(a) of the Plan is restated in its entirety, as set forth below.

                  (a) General Rules. A Participant may elect to make Employee After-Tax Contributions as set forth in this Section by payroll deduction, and such deductions shall commence and end coincident with the beginning and end of the Participant's payroll period. A Participant may make Employee After-Tax Contributions without making Income Deferral Contributions. All such contributions shall be nonforfeitable. A Participant may discontinue such payroll deduction contributions at such time and in such way as the Plan Administrator determines. A Participant may change the amount of his Employee After-Tax

                  Contributions being made by him by regular payroll deductions at such time and in such way as the Plan Administrator determines. In the event that a Participant makes a hardship withdrawal under Section 5.5, the suspension provisions of
                  Section 3.1(a)(iii) shall apply.

         This Amendment is effective as of January 1, 2003.

         IN WITNESS WHEREOF, Caraustar Industries, Inc. has caused this Amendment to be executed by its officers, this 7th day of February, 2003.


                                    CARAUSTAR INDUSTRIES, INC.


                                    By: /s/ Barry A. Smedstad
                                       ----------------------------------------
                                        Barry A. Smedstad

                                    Title: Vice President, Human Resources


ATTEST:


/s/ Marinan R. Mays
--------------------------------
Marinan R. Mays

Title:  Corporate Secretary

                                   APPENDIX A
                                     TO THE
               CARAUSTAR INDUSTRIES, INC. EMPLOYEES' SAVINGS PLAN

             PERIOD OF ELIGIBILITY SERVICE REQUIRED FOR ELIGIBILITY
                          TO PARTICIPATE IN THE PLAN


                                                                    SALARIED EMPLOYEES             HOURLY EMPLOYEES
                                                                          (DAYS)                        (DAYS)

Caraustar Corporate Headquarters                                            0                            N/A

MILL GROUP
Austell Box Board                                                           0                             30
Sweetwater Paper Board                                                      0                             30
Camden Paperboard (closed)                                                  0                             30
Buffalo Paperboard                                                          0                        0 Non Union
                                                                                                      120 Union
Chicago Paperboard (closed)                                                 0                             90
Chattanooga Paperboard                                                      0                             90
Cincinnati Paperboard                                                       0                             90
Carotell Paper Board                                                        0                             30
Reading Paperboard                                                          0                             60
Carolina Paper Board                                                        0                             60
Richmond Paperboard                                                         0                             90
Rittman Paperboard                                                          0                             45
Tama Paperboard                                                             0                             30
Chesapeake Paperboard (closed)                                              0                             60
Halifax Mill                                                                0                             90
Halifax-Richmond Converting (closed)                                        0                             90
Sprague Paperboard                                                          0                             90
Carolina Component Concepts                                                 0                             90
Premier Boxboard Limited                                                    0                             90
Carolina Converting, Inc.                                                   0                             90
Paradigm Chemical & Consultant                                              0                            N/A
Cedartown Paperboard (Smurfit)                                              0                             60
Lafayette Paperboard (Smurfit)                                              0                 First of month after hire
                                                                                                         date

                                                                    SALARIED EMPLOYEES             HOURLY EMPLOYEES
                                                                          (DAYS)                        (DAYS)

(MILL GROUP CONT.)
Tacoma Paperboard - PACE Local #8-0279 (Smurfit)                            0                 First of month after hire
                                                                                                         date
Covington Partition (Smurfit)                                               0                First of month after 90 days
Frenchtown NJ Partition (formerly referred to as                            0                First of month after 90 days
"Flemington") (Smurfit)
Litchfield Partition (Smurfit)                                              0                First of month after 90 days
CUSTOM PACKAGING GROUP
Randleman Carton (Mid-State Paper Box Co.)                                  0                             30
Charlotte Carton (Atlantic Coast Carton Co.)                                0                             30
Archdale Carton (Packrite Packaging, Inc.) (closed merged                   0                             30
with Randleman)
Burlington Rigid Box (Carolina Paper Box Co., Inc.)                         0                             30
Kingston Springs Carton (Mid Packaging Group - Tennessee)                   0                             30
Ashland (Garber Company)                                                    0                             60
Special Packaging - Bucyrus, Robersonville, Strasburg                       0                             60
Clifton Primary Contract Pkg. (General Packaging Services -                 0                 60 - Non Union Bargained -
Clifton)                                                                                              Ineligible
Montvale Design Services (Oak Tree Packaging)                               0                             45
Palmer Carton Plant (Oak Tree Packaging)                                    0                             45
Versailles Carton Plant (Oak Tree Packaging)                                0                             45
York Carton Plant (Oak Tree Packaging)                                      0                             45
Hunt Valley (Chesapeake Fiber)                                              0                        Not Eligible
Birmingham Carton (Boxall Inc.)                                             0                             30
CCP Packaging - Midwest - Denver L-435 (Tenneco Carton)                     0                             60
CCP - Midwest - Grand Rapids L-555-S (Tenneco Carton)                       0                             60
CCP - Midwest - Mentor L-546 (Tenneco Carton)                               0                        Not Eligible

                                                                    SALARIED EMPLOYEES             HOURLY EMPLOYEES
                                                                          (DAYS)                        (DAYS)

(CUSTOM PACKAGING GROUP CONT.)
CCP - Midwest - Salt Lake GCU2 (closed) (Tenneco Carton)                    0                             30
CCP - Midwest - St. Louis L-6M (Tenneco Carton)                             0                        Not Eligible
CCP - Midwest - Salaried (Tenneco Carton)                                   0                            N/A
Pine Brook (MilPak)                                                         0                             30
Chicago Carton (Crane)                                                      0                             90
Cleveland Digital Imaging Center                                            0                             30
RECOVERED FIBER GROUP
Doraville Recycling Plant                                                   0                             30
Charlotte Recycling Plant                                                   0                             30
Columbus Recycling Plant                                                    0                             30
Macon Recycling Plant (closed)                                              0                             30
Dalton Recycling Plant                                                      0                             30
Cleveland Recycling Plant L-244 (Cleveland Paper Stock Corp.)               0                             30
Texarkana Recycling Plant                                                   0                             30
Caraustar Paper Sales North (Caraustar Paperboard)                          0                            N/A
Caraustar Paper Sales South                                                 0                            N/A
Hardeeville/Port Recycling Plant (Etowah)                                   0                             30
Etowah/Canton (closed)                                                      0                             30
Halifax Recycling (closed)                                                  0                             30
INDUSTRIAL & CONSUMER PRODUCTS GROUP
ICPG Arrow Saginaw Bargained                                                0                             60
ICPG Minerva L-7243-51                                                      0                             60
ICPG Minerva Team L92                                                       0                             60
ICPG Perrysburg L7243                                                       0                             60
ICPG/Federal Pkg. Non Union (includes New Smyrna Beach)                     0                             30
ICPG Orrville L-150 (Federal Packaging)                                     0                             30

                                                                    SALARIED EMPLOYEES             HOURLY EMPLOYEES
                                                                          (DAYS)                        (DAYS)

(INDUSTRIAL & CONSUMER PRODUCTS GROUP CONT.)
ICPG St. Paris L-1467 (Federal Packaging)                                   0                             30
Beardstown Tube - SEIU (Smurfit)                                            0                             60
Cedartown Tube - UNITE Local #2423B (Smurfit)                               0                             60
Columbus Tube - UIW (Smurfit)                                               0                             60
Crossett Tube - PACE Local #796 (Smurfit)                                   0                             60
DeQuincy Tube - UNITE (Smurfit)                                             0                             60
Hendersonville Tube - UNITE Local #1752 (Smurfit)                           0                             60
Jacksonville Tube - UNITE Local #360 (Smurfit)                              0                             60
Mobile Tube - UNITE (Smurfit)                                               0                             60
Saginaw Tube - IBT Teamsters (Smurfit)                                      0                             60
Altavista Tube Plant                                                        0                             30
Amarillo Tube Plant                                                         0                             30
Arlington Tube Plant                                                        0                             30
Austell Tube Plant                                                          0                             30
Cantonment Tube Plant                                                       0                             30
Caraustar Adhesives                                                         0                             30
Cedar Springs Tube Plant                                                    0                             30
Corinth Tube Plant                                                          0                             30
ICPG - Corporate                                                            0                             30
Dalton Tube Plant                                                           0                             30
Danville Tube Plant                                                         0                             30
Eufaula Tube Plant (Smurfit)                                                0                             30
Franklin Tube Plant (Smurfit)                                               0                             30
Georgetown Plastics Plant (Federal Packaging)                               0                             30
Grand Rapids Tube Plant (Smurfit)                                           0                             30
Houston Tube Plant (Smurfit)                                                0                             30

                                                                    SALARIED EMPLOYEES             HOURLY EMPLOYEES
                                                                          (DAYS)                        (DAYS)

(INDUSTRIAL & CONSUMER PRODUCTS GROUP CONT.)
Kernersville Tube Plant                                                     0                             30
Kingston Tube Plant (Smurfit; Ontario)                                 Not Eligible                  Not Eligible
Lancaster Tube Plant                                                        0                             30
Linden Tube Plant                                                           0                             30
Lufkin Tube Plant (Smurfit)                                                 0                             30
McGhee Tube Plant                                                           0                             30
Mobile Tube Plant                                                           0                             30
New Smyrna Beach Plastics Plant                                             0                             30
Palatka Tube Plant                                                          0                             30
Philadelphia Tube Plant (closed 12/31/02) (Smurfit)                         0                             30
Phoenix Tube Plant                                                          0                             30
Rock Hill Tube Plant                                                        0                             30
Salt Lake City Tube Plant                                                   0                             30
Silsbee Tube Plant                                                          0                             30
Stevens Point Composite Container Plant                                     0                             30
Tacoma Tube Plant (Paccess/Caraustar Northwest LLC)                         0                             30
Taylors Tube Plant                                                          0                             30
Texarkana Tube Plant                                                        0                             30
Vacaville Tube Plant (Smurfit)                                              0                             30
West Monroe Tube Plant                                                      0                             30
West Point Tube Plant                                                       0                             30
Weyers Cave Tube Plant                                                      0                             30


The effective date of eligibility for Plan participation for Employees at certain locations is set forth below:

Carolina Converting, Inc., effective January 1, 2000;

Carolina Component Concepts, effective January 1, 2000;

Halifax Paperboard, effective May 1, 1997 (with respect to salaried and non-union employees), and effective January 1, 2000 (with respect to bargained employees);

Sprague Paperboard, effective May 1, 1999;

Caraustar Custom Packaging - Denver, Grand Rapids, Mentor, Salt Lake City and St. Louis, effective July 1, 1999 (with respect to salaried employees at all locations and also with respect to bargained employees at Salt Lake City);

Caraustar Custom Packaging - Denver, effective February 1, 2001 (with respect to bargained employees);

Caraustar Custom Packaging - Grand Rapids, effective January 1, 2000 (with respect to bargained employees);

Premier Boxboard Limited, LLC, effective June 27, 2000;

Pine Brook Primary Contract Packaging (formerly known as Mil Pak, Inc.), effective July 1, 2000;

Saginaw Tube Plant (formerly known as Arrow Paper Products Company), effective October 1, 2000 with respect to eligible salaried employees and May 1, 2001 with respect to other eligible employees;

Chicago Carton (formerly known as Crane Carton Company), effective January 1, 2001;

Industrial Packaging Division (formerly known as Smurfit Stone Container Corp.), effective October 1, 2002 with respect to eligible salaried employees and January 1, 2003 with respect to hourly paid employees;

Cleveland Digital Imaging Center, effective January 1, 2003 with respect to former Vivid Graphics employees;

Reading Paperboard, effective January 1, 2003 with respect to employees covered by a collective bargaining agreement; and

Tacoma Tube Plant (formerly known as Caraustar Northwest, LLC), effective January 1, 2003.

               SECOND AMENDMENT TO THE CARAUSTAR INDUSTRIES, INC.
                            EMPLOYEES' SAVINGS PLAN


         Pursuant to Section 9.1 of the Caraustar Industries, Inc. Employees' Savings Plan, as amended and restated effective January 1, 2003 (the "Plan"), Caraustar Industries, Inc. (the "Company") does hereby amend the Plan in the following respects:

         The Company wishes to provide that a newly created entity, Paradigm Chemical & Consulting, LLC, a Georgia limited liability company ("Paradigm"), shall be an Employer under the Plan. Paradigm's sole member is Caraustar Mill Group, Inc. The employees that will initially be transferred to Paradigm have been employed by Caraustar Mill Group, Inc. Such employees have been participating, and shall continue to participate, in the Plan under the provisions of the Plan applicable to employees of Caraustar Mill Group, Inc. employed at the Paradigm location.


         THEREFORE:

         Section 1.21 of the Plan is amended and restated in its entirety, as follows:

         1.21 Employer. The Company, and any entity executing this Plan document or otherwise adopting this Plan in writing as provided in Section 11.1. The following are Employers under the Plan:

         (a)      Caraustar Industries, Inc.;
         (b)      Caraustar Custom Packaging Group, Inc.;
         (c)      Caraustar Recovered Fiber Group, Inc.;
         (d)      Caraustar Industrial and Consumer Products Group, Inc.;
         (e)      Caraustar Mill Group, Inc.;
         (f)      Caraustar Custom Packaging Group (Maryland), Inc.;
         (g)      Chicago Paperboard Corporation;
         (h)      Sprague Paperboard, Inc.;
         (i)      Halifax Paperboard Company, Inc.;
         (j)      Premier Boxboard Limited, LLC; and
         (k)      Paradigm Chemical & Consulting, LLC.


                             [SIGNATURES ATTACHED]

         This Amendment is effective as of April 1, 2003.

         For reference, and pursuant to Section 11.I of the Plan, the resolution of the Caraustar Industries, Inc. Board of Directors is attached hereto as Appendix A, the resolution of Paradigm's sole member is attached hereto as Appendix B, and a Joinder Agreement is attached hereto as Appendix C.

         IN WITNESS WHEREOF, Caraustar Industries, Inc. has caused this Amendment to be executed by its officers, this 21st day of March, 2003.

                                    CARAUSTAR INDUSTRIES, INC.


[SEAL]                              By: /s/ Barry A. Smedstad
                                        ----------------------------------
                                        Barry A. Smedstad
                                 Title: Vice President, Human Resources

ATTEST:


/s/ Marinan R. Mays
--------------------------
Marinan R. Mays

Title: Corporate Secretary

                                                                      APPENDIX A

                               RESOLUTIONS OF THE
                               BOARD OF DIRECTORS
                                       OF
                           CARAUSTAR INDUSTRIES, INC.

                              May 7, 2003 Meeting

         WHEREAS, Caraustar Industries, Inc., as Plan Administrator of the Caraustar Industries, Inc., Employees Savings Plan (the "Savings Plan"), has determined that Paradigm Chemical & Consulting, LLC, a Georgia limited liability company, should be permitted to become an Employer under the Savings Plan; and

         WHEREAS, Caraustar Industries, Inc., as Plan Administrator of the Caraustar Industries, Inc. Retirement Plan (the "Pension Plan"), has determined that Paradigm Chemical & Consulting, LLC, a Georgia limited liability company, should be permitted to become an Employer under the Pension Plan; and

         WHEREAS, under the terms of both the Savings Plan and Pension Plan, the addition of an Employer requires the approval of this Board.


         NOW, THEREFORE, BE IT

         RESOLVED, that the addition of Paradigm Chemical & Consulting, LLC, as an Employer under the Savings Plan be, and it hereby is, approved; and

         RESOLVED FURTHER, that the addition of Paradigm Chemical & Consulting, LLC, as an Employer under the Pension Plan be, and it hereby is, approved; and

         RESOLVED FURTHER, that the proper officers of Caraustar Industries, Inc. be, and they hereby are, authorized and directed to take whatever action may be necessary or convenient to carry out the foregoing resolutions.

                                                                    APPENDIX B

                          RESOLUTION OF SOLE MEMBER
                                      OF
                     PARADIGM CHEMICAL & CONSULTING, LLC

The sole member of Paradigm Chemical & Consulting, LLC ("Paradigm"), hereby resolves as follows:

         RESOLVED, that Paradigm shall become an Employer under the Caraustar Industries, Inc. Employees' Savings Plan, pursuant to the terms of that certain Joinder Agreement made effective as of April 1, 2003; and

         RESOLVED FURTHER, that Paradigm shall become an Employer under the Caraustar Industries, Inc. Retirement Plan, pursuant to the terms of that certain Adoption Agreement made effective as of April 1, 2003; and

         RESOLVED FURTHER, that the proper officers of Paradigm be, and they hereby are, authorized and directed to take whatever action may be necessary or convenient to carry out the foregoing resolutions.

         These resolutions are adopted this, the 21st day of March, 2003.

CARAUSTAR MILL GROUP, INC.
   as sole Member


By:    /s/ Ronald J. Domanico
   ----------------------------
Name:  Ronald J. Domanico
     --------------------------
Title: Vice President
      -------------------------

                                                                    APPENDIX C

              CARAUSTAR INDUSTRIES, INC. EMPLOYEES' SAVINGS PLAN
                              JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (this "Joinder Agreement") is made effective as of April 1, 2003, by Paradigm Chemical & Consulting, LLC, a Georgia limited liability company (the "New Employer"), and accepted by Caraustar Industries, Inc. (the "Plan Administrator"). Reference is made to the Caraustar Industries, Inc. Employees' Savings Plan, as amended and restated January 1, 2001 (as amended, modified, supplemented or restated from time to time, the "Plan"). Unless otherwise defined herein, terms defined in the Plan are used herein with the same meaning.

         The New Employer hereby agrees as follows:

         1. JOINDER AGREEMENT. Subject to the terms and conditions hereof and of the Plan, the New Employer hereby agrees to become an Employer under the Plan, and to be bound by the terms of the Plan.

         2. NEW EMPLOYER REPRESENTATIONS. The New Employer confirms that it has received a copy of the Plan, together with copies of such other documents and information as it has deemed appropriate to decide to enter into this Joinder Agreement.

         3. COUNTERPARTS. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which together constitute one and the same instrument.

                        [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to be executed by their duly authorized officers, to be effective as of the date first above written.

                                            PARADIGM CHEMICAL & CONSULTING, LLC

                                            By:      CARAUSTAR MILL GROUP, INC.,
                                                     as sole Member



                                            By:     /s/ Ronald J. Domanico
                                                    ----------------------------

                                            Name:   Ronald J. Domanico
                                                    ----------------------------

                                            Title:  Vice President
                                                    ----------------------------


Accepted this 21 day of
March, 2003:

CARAUSTAR INDUSTRIES, INC., as Plan Administrator


By:     /s/ Barry A. Smedstad
        -------------------------------

Name:   Barry A. Smedstad
        -------------------------------

Title:  Vice President, Human Resources
        -------------------------------

               EGTRRA AMENDMENT TO THE CARAUSTAR INDUSTRIES, INC.
                            EMPLOYEES' SAVINGS PLAN


                                    PREAMBLE

1. ADOPTION AND EFFECTIVE DATE OF AMENDMENT. This is an amendment of the Caraustar Industries, Inc. Employees' Savings Plan, as amended and restated effective January 1, 2002 (the "Plan"), adopted hereby to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

2. SUPERSESSION OF INCONSISTENT PROVISIONS AND INTERPRETATION. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment. Certain of the terms used in this amendment document may be somewhat inconsistent with the terms otherwise used in the Plan. Any such inconsistencies shall be reconciled by reasonably interpreting such terms in a manner consistent with their purposes under the Internal Revenue Code ("Code") or other applicable law. Such inconsistencies may include, for example (and without limitation or other implication), whether the term begins with a capital letter.

SECTION 1. IRC ss.415 LIMITATIONS ON CONTRIBUTIONS

1. EFFECTIVE DATE. This section shall be effective for Limitation Years beginning after December 31, 2001.

2. MAXIMUM ANNUAL ADDITION. Except to the extent permitted under section 9 of this amendment and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant's account under the plan for any limitation year shall not exceed the lesser of:

         (a)      $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

         (b) 100 percent of the Participant's compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (b) shall, not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

SECTION 2. INCREASE IN IRC ss.401(a)(17) COMPENSATION LIMIT

The annual Compensation of each Participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the plan year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

SECTION 3. MODIFICATION OF TOP-HEAVY RULES

1. EFFECTIVE DATE. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends the sections of the Plan that include the top-heavy rules required by section 416 of the Code, including, without limitation, Article X of the Plan.

2.       DETERMINATION OF TOP-HEAVY STATUS

         2.1 KEY EMPLOYEE. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(l) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

         2.2 DETERMINATION OF PRESENT VALUES AND AMOUNTS. This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                  2.2.1 DISTRIBUTIONS DURING YEAR ENDING ON THE DETERMINATION DATE. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                  2.2.2 EMPLOYEES NOT PERFORMING SERVICES DURING YEAR ENDING ON THE DETERMINATION DATE. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

3.       MINIMUM BENEFITS

         3.1 MATCHING CONTRIBUTIONS. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

SECTION 4. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. EFFECTIVE DATE. This section shall apply to distributions made after December 31, 2001.

2. MODIFICATION OF DEFINITION OF ELIGIBLE RETIREMENT PLAN. For purposes of the direct rollover provisions in Section 5.8 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

3. MODIFICATION OF DEFINITION OF ELIGIBLE ROLLOVER DISTRIBUTION TO EXCLUDE HARDSHIP DISTRIBUTIONS. For purposes of the direct rollover provisions in Section 5.8 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. (This paragraph 3 is not intended to imply that a Participant has an unlimited right to take hardship distributions from the Plan.)

4 MODIFICATION OF DEFINITION OF ELIGIBLE ROLLOVER DISTRIBUTION TO INCLUDE AFTER-TAX EMPLOYEE CONTRIBUTIONS. For purposes of the direct rollover provisions in section 5.8 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

SECTION 5. ROLLOVERS FROM OTHER PLANS

Beginning on July 1, 2002, the Plan will accept Participant indirect rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the following types of plans: (i) direct or indirect Participant rollovers from a qualified plan described in section 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code, and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; and (ii) indirect Participant rollovers from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over.

Beginning July 1, 2002, the Plan will accept indirect rollover contributions and/or direct rollovers of distributions attributable to an employee made after December 31, 2001 by or with respect to spouses who are Participants (or who are otherwise permitted to make rollover contributions to the Plan under
Section 3.4) to the full extent permitted by section 402(c)(9) of the Code.

Rollover contributions of after-tax contributions shall be permitted effective April 1, 2002, and must be separately accounted for as required by law and regulation.

This section 5 amends Section 3.4 of the Plan.

SECTION 6. ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

1. APPLICABILITY AND EFFECTIVE DATE. This section shall apply beginning January 1, 2002, with respect to Participants who sever or separate from service before January 1, 2002 or after December 31, 2001.

2. ROLLOVERS DISREGARDED IN DETERMINING VALUE OF ACCOUNT BALANCE FOR INVOLUNTARY DISTRIBUTIONS. For purposes of Sections 5.2(a) and 5.2(b) of the Plan, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If
         the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the plan shall immediately distribute the Participant's entire nonforfeitable account balance.

SECTION 7. REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and Sections 3.11 and 3.12 of the Plan shall not apply for plan years beginning after December 31, 2001.

SECTION 8. ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under section 9 of this amendment and section 414(v) of the Code, if applicable.

SECTION 9. CATCH-UP CONTRIBUTIONS

All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions may be made without regard to any limits imposed by the Plan or the Administrator on the maximum percentage of Compensation or amount that may otherwise be made as elective deferrals. Catch-up contributions shall be disregarded in determining the amount of matching contributions allocated to a Participant's account. Catch-up contributions shall be made pursuant to such reasonable and nondiscriminatory procedures as may be adopted by the Administrator.

SECTION 10. SUSPENSION PERIOD AND DEFERRAL LIMITATION FOLLOWING HARDSHIP DISTRIBUTION

A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 12 months after receipt of the hardship distribution.

The elective deferrals of a Participant who receives a distribution of elective deferrals on account of hardship after December 31, 2001, shall not, in the calendar year following such hardship withdrawal, be limited to the amount of elective deferrals permitted under Code Section 402(g) for such calendar year minus the amount of elective deferrals made in the calendar year of the hardship withdrawal.

This section 10 amends Sections 3.1(a)(iii) and 5.5(d)(iii) and (iv) of the Plan.

SECTION 11. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

1. EFFECTIVE DATE. This section shall apply, beginning January 1, 2002 for distributions and severances regardless of when the severance from employment occurred.

2. NEW DISTRIBUTABLE EVENT. A Participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions, and any other amounts allocated to the Participant's account under the Plan, shall be distributable on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

         This EGTRRA amendment has been signed on behalf of Caraustar Industries, Inc., as authorized by the Board of Directors of Caraustar Industries, Inc.

        Date: April 26, 2002


                                     CARAUSTAR INDUSTRIES, INC.



                                     By: /s/ Barry A. Smedstad
                                        ---------------------------------------
                                     Name: Barry A. Smedstad
                                          -------------------------------------
                                            Vice President - Human Resources



By: /s/ Marinan R. Mays
   ----------------------------
Name: Marinan R. Mays
     --------------------------
      Corporate Secretary

                                TRUST AGREEMENT

                                    Between

--------------------------------------------------------------------------------

                           CARAUSTAR INDUSTRIES, INC.

                                      And

                       FIDELITY MANAGEMENT TRUST COMPANY

--------------------------------------------------------------------------------

               CARAUSTAR INDUSTRIES, INC. EMPLOYEES' SAVINGS PLAN

                                     TRUST





                          Dated as of October 1, 1999

                               TABLE OF CONTENTS
                               -----------------


SECTION                                                                                           PAGE
-------                                                                                           ----

1       TRUST.......................................................................................2

2       EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS....................................2

3       DISBURSEMENTS...............................................................................2
        (a) Administrator Directed Disbursements
        (b) Participant Withdrawal Requests
        (c) Limitations

4       INVESTMENT OF TRUST.........................................................................3
        (a) Selection of Investment Options
        (b) Available Investment Options
        (c) Participant Direction
        (d) Mutual Funds
        (e) Sponsor Stock
        (f) Participant Loans
        (g) Participant Loans for the Purchase of a Primary Residence
        (h) Reliance of Trustee on Directions
        (i) Trustee Powers

5       RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED..................................13
        (a) General
        (b) Accounts
        (c) Inspection and Audit
        (d) Effect of Plan Amendment
        (e) Returns, Reports and Information

6       COMPENSATION AND EXPENSES..................................................................15

7       DIRECTIONS AND INDEMNIFICATION.............................................................15
        (a) Identity of Administrator and Named Fiduciary
        (b) Directions from Administrator
        (c) Directions from Named Fiduciary
        (d) Co-Fiduciary Liability
        (e) Indemnification
        (f) Survival

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

SECTION                                                                                           PAGE
-------                                                                                           ----

8       RESIGNATION OR REMOVAL OF TRUSTEE...........................................................17
        (a) Resignation
        (b) Removal

9       SUCCESSOR TRUSTEE...........................................................................17
        (a) Appointment
        (b) Acceptance
        (c) Corporate Action

10      TERMINATION.................................................................................18

11      RESIGNATION, REMOVAL, AND TERMINATION NOTICES...............................................18

12      DURATION....................................................................................18

13      AMENDMENT OR MODIFICATION...................................................................18

14      ELECTRONIC SERVICES.........................................................................18

15      GENERAL.....................................................................................19
        (a) Performance by Trustee, its Agents or Affiliates
        (b) Entire Agreement
        (c) Waiver
        (d) Successors and Assigns
        (e) Partial Invalidity
        (f) Section Headings

16      GOVERNING LAW...............................................................................20
        (a) Massachusetts Law Controls
        (b) Trust Agreement Controls

SCHEDULES
   A.   Administrative Services
   B.   Fee Schedule
   C.   Investment Options
   D.   Administrator's Authorization Letter
   E.   Named Fiduciary's Authorization Letter
   F.   IRS Determination Letter or Opinion of Counsel
   G.   Exchange Guidelines
   H.   Operational Guidelines for Non-Fidelity Mutual Funds

         TRUST AGREEMENT, dated as of the first day of October, 1999, between CARAUSTAR INDUSTRIES, INC. a North Carolina corporation, having an office at 3100 Washington Street, Austell, Georgia 30106 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                  WITNESSETH:

         WHEREAS, the Sponsor is the sponsor of the Caraustar Industries, Inc. Employees' Savings Plan (the "Plan"); and

         WHEREAS, the Sponsor wishes to establish a trust to hold and invest Plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

         WHEREAS, the Sponsor (the "Named Fiduciary") is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and

         WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary; and

         WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

         WHEREAS, Sponsor (the "Administrator") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and

         WHEREAS, the Trustee is willing to perform services that are ministerial in nature and which shall be performed within the framework of policies, interpretations, rules, practices, and procedures made or established by the Sponsor. Hence, it is not intended that the Trustee will exercise any discretionary authority or discretionary control with respect to the management or disposition of the assets of the Plan, or render investment advice for a fee or compensation, either directly or indirectly, with respect to any monies or other property of the Plan and/or Trust. Notwithstanding any provision to the contrary in the Agreement, the Trustee acknowledges that, under ERISA Section 3(21)(A), to the extent that it exercises such discretion or renders such advice, it is a fiduciary to the Plan.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

SECTION 1. TRUST. The Sponsor hereby establishes the Caraustar Industries, Inc. Employees' Savings Plan Trust (the "Trust") with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money and Sponsor Stock (hereinafter defined) as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable, for the assets received by it, subject to the terms and conditions of this Agreement.

SECTION 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration.

SECTION 3. DISBURSEMENTS.

         (a) Administrator-Directed Disbursements. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain such direction's compliance with the terms of the Plan (except to the extent the terms of the Plan have been communicated to the Trustee in writing) or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

         (b) Participant Withdrawal Requests. The Sponsor hereby directs that, pursuant to the Plan, a participant withdrawal request (in-service or full withdrawal) may be made by the participant by telephone or such other electronic means as may be agreed to from time to time by the Sponsor and Trustee, and the Trustee shall process such request only after the identity of the participant is verified by use of a personal identification number
("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual. In the case of a hardship withdrawal request, the Trustee shall forward the withdrawal document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the withdrawal and instructing the Trustee to send the proceeds to the Administrator or to the participant if so directed by the Administrator.

         (c) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall make cash disbursements in accordance with the applicable source and fund withdrawal hierarchy as documented in the Plan Administrative Manual, unless the Administrator has provided a written direction to the contrary.

SECTION 4. INVESTMENT OF TRUST.

         (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

         (b) Available Investment Options. The Named Fiduciary shall direct the Trustee as to the investment options in which the Trust shall be invested during the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of participant records ("Recordkeeping Reconciliation Period"), and the investment options in which Plan participants may invest following the Recordkeeping Reconciliation Period. The Named Fiduciary may determine to offer as investment options only: (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") and certain securities issued by investment companies not advised by Fidelity Management & Research Company ("Non-Fidelity Mutual Funds") (collectively, "Mutual Funds"), (ii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("Sponsor Stock") and (iii) notes evidencing loans to Plan participants in accordance with the terms of the Plan.

         The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

         (c) Participant Direction. As authorized under the Plan, each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Under 29 C.F.R. 2550.404(c)-l(b)(2)(A), the Trustee is a Plan fiduciary to whom participants are entitled to give investment instructions and who is obligated to confirm such instructions as provided therein. The Trustee shall comply with such instructions except as otherwise permitted under 29 C.F.R. 2550.404(c)-l(b)(2)(ii)(B) and 2550.404(c)-l(d)(2)(ii). Such directions may be made by Plan participants by use of the telephone exchange system, the internet or in such other manner as may be agreed upon from time to time by the Sponsor and the Trustee, maintained for such purposes by the Trustee or its agent, in accordance with written Exchange Guidelines attached hereto as Schedule "G". In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the investment option set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

         (d) Mutual Funds. The Named Fiduciary hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund. All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Operational Guidelines attached hereto as Schedule "H". Trust investments in Mutual Funds shall be subject to the following limitations:

                  (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation and wire transfer of funds (if applicable) necessary to accurately effect such transactions. Exchanges of Mutual Funds shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "G".

                  (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant.

         During the Recordkeeping Reconciliation Period, the Named Fiduciary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust. Following the Recordkeeping Reconciliation Period the Named Fiduciary shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote the Mutual Funds shares held in a short-term liquidity reserve for a unitized investment option.

         With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no further duty to solicit directions from participants or the Named Fiduciary.

         (e) Sponsor Stock. Trust investments in Sponsor Stock shall be subject to the following limitations:

                  (i) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement.

                  (ii) Fiduciary Duty of Named Fiduciary. The Named Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(l) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or expense, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

                  (iii)    Execution of Purchases and Sales.

                           (A)      Purchases and sales of Sponsor Stock (other
than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfer of funds (if applicable), necessary to accurately effect such transactions. Exchanges of Sponsor Stock shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "G". Such general rules shall not apply in the following circumstances:

                                    (1)      If the Trustee is unable to
purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                                    (2)      If the Trustee is prohibited by
the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

                           (B)      Purchases and Sales from or to Sponsor. If
directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the 4:00 p.m. NYSE closing price of the Sponsor Stock on the trading date.

                           (C)      Use of an Affiliated Broker. The Named
Fiduciary hereby directs the Trustee to use Fidelity Capital Markets ("Capital Markets") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. Capital Markets shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                                    (1)      As consideration for such
brokerage services, the Named Fiduciary agrees that Capital Markets shall be entitled to remuneration under this authorization provision in the amount of five cents ($.05) commission on each share of Sponsor Stock up to 10,000 shares in a singular transaction, four cents ($.04) commission on each share of Sponsor Stock from 10,001 to 20,000 shares in a singular transaction, and three and one-half cents ($.035) commission on each share of Sponsor Stock in excess of 20,000 shares in a singular transaction. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                                    (2)      The Trustee will provide the
Sponsor with the following: a description of Capital Markets' brokerage placement practices and a form by which the Sponsor may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

                                    (3)      Any successor organization of
Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                                    (4)      The Trustee and Capital Markets
shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                  (iv) Securities Law Reports. The Administrator shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Administrator such information on the Trust's ownership of Sponsor Stock as the Administrator may reasonably request in order to comply with Federal or state securities laws.

                  (v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Sponsor Stock.

                           (A)      Voting.

                                    (1)      When the issuer of Sponsor Stock
prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the participant's accounts.

                                    (2)      Each participant with an interest
in the Sponsor Stock held in the Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or other means as agreed upon by the Trustee and the Sponsor. In accordance with Section 404(c) of the ERISA, the Trustee shall ensure that these directions shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee's services hereunder. Such directions shall be tabulated and processed by the Trustee's agent and held in confidence by the Trustee's agent.

The Trustee's agent shall communicate to the Trustee only such information as is necessary to accurately and properly fulfill the Trustee's obligations under this Section. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock credited to a participant's account for which it has received no directions from the participant.

                           (B)      Tender Offers.

                                    (1)      Upon commencement of a tender
offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock credited to the participants account (both vested and unvested).

                                    (2)      Each participant with an interest
in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the participant's accounts (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee and the Sponsor. In accordance with Section 404(c) of ERISA, these directions shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Such directions shall be tabulated and processed by the Trustee's agent and held in confidence by the Trustee's agent. The Trustee's agent shall communicate to the Trustee only such information as is necessary to accurately and properly fulfill the Trustee's obligations under this section. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor
Stock credited to a participant's accounts for which it has received no directions from the participant.

                                    (4)      A participant who has directed the
Trustee to tender some or all of the shares of Sponsor Stock credited to the participant's accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                                    (5)      A direction by a participant to the
Trustee to tender shares of Sponsor Stock credited to the participant's accounts shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

                           (vi)     General. With respect to all rights other
than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's accounts, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

                           (vii)    Conversion. All provisions in this Section
4(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

         (f) Participant Loans. The Administrator shall act as the Trustee's agent for participant loans and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments to the Trustee. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the Participant loan agreement and truth-in-lending disclosure with the proceeds check to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any proceeds check made in connection with a loan to a participant under the Plan, provided that the Trustee or its agent first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

         (g) Participant Loans for the Purchase of a Primary Residence. The Administrator shall act as the Trustee's agent for participant loan notes for the purchase of a primary residence and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments to the Trustee. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the participant for execution and submission for processing to the Trustee. In all cases, processing by the Trustee shall be made within thirty (30) days of the participant's initial request (the origination date).

         (h)      Reliance of Trustee on Directions.

                  (i) The Trustee shall not be liable for any loss or expense which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts.

                  (ii) The Trustee shall not be liable for any loss or expense, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan as communicated in writing to the Trustee.

         (i) Trustee Powers. The Trustee shall have the following powers and authority:

                  (i) Subject to paragraphs (b) and (c) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

                  (ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                  (iii) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

                  (iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

                  (v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

                  (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

                  (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

                  (viii) To invest all or any part of the assets of the Trust in GICs and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Internal Revenue Code ("Code"), or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

                  (ix) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

SECTION 5. RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.

         (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

         (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in
Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty (30) days following each

Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no liability or further accountability with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period.

         (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

         (d) Effect of Plan Amendment. A confirmation of the current qualified status of the Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this
Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

         (e) Returns, Reports and Information. Except as set forth on Schedule "A", the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee.

SECTION 6. COMPENSATION AND EXPENSES. All reasonable expenses of plan administration as shown on Schedule B attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate plan participants' accounts, except to the extent such amounts are paid by the Plan sponsor in a timely manner.

         All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall levied a charge against and paid from the appropriate Plan participants' accounts.

SECTION 7. DIRECTIONS AND INDEMNIFICATION.

         (a) Identity of Administrator and Named Fiduciary. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

         (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. For purposes of his Section, such direction may also be made via electronic data transfer (EDT) or other electronic means in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator.

         (c) Directions from Named Fiduciary. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. Such direction may also be made via EDT or other electronic means in accordance with procedures agreed to by the Named Fiduciary and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Named Fiduciary.

         (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss or expense arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

         (e) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's negligence or bad faith.

         The Trustee shall indemnify the Sponsor against, and hold the Sponsor harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Sponsor by reason of any claim, regulatory proceeding, or litigation arising from Trustee's negligence, bad faith, error, mistake, breach of fiduciary duty or breach of this agreement.

         (f) Survival. The provisions of this Section 7 shall survive the termination of this Agreement.

SECTION 8. RESIGNATION OR REMOVAL OF TRUSTEE.

         (a)      Resignation. The Trustee may resign at any time upon sixty
(60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

         (b) Removal. The Sponsor may remove the Trustee at any time upon sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

SECTION 9. SUCCESSOR TRUSTEE.

         (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

         (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the success or trustee or to deliver all Trust assets to the successor trustee.

         (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

SECTION 10. TERMINATION. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Corporate Secretary & Manager of Administrative Services, P.O. Box 115 Austell, GA 30168, and to the Trustee c/o Legal Department, ERISA Group, Fidelity Investments,
82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

SECTION 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

SECTION 13. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.

SECTION 14. ELECTRONIC SERVICES.

         (a) The Trustee may provide communications and services via electronic medium ("Electronic Services"), including, but not limited to, Fidelity Plan Sponsor WebStation, Client Intranet, Client e-mail, interactive software products or any other information provided in an electronic format. The Sponsor and its agents agree to use such Electronic Services only in the course of reasonable administration of the plan and to not commercially exploit such Electronic Services.

         (b) The Sponsor shall be responsible for installing and maintaining all Electronic Services on its computer network and/or Intranet upon receipt in a manner so that the information provided via the Electronic Service will appear in the same form and content as it appears on the form of delivery, and for any programming required to accomplish the installation. Materials provided for the Sponsor's Intranet web sites shall be installed by the Sponsor and shall be clearly identified as originating from Trustee. The Sponsor shall promptly remove Electronic Services from its computer network and/or

Intranet, or replace the Electronic Service with an updated service provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

         (c) Trustee hereby grants to Sponsor a non-exclusive, non-transferable, revocable right and license to use the Electronic Services in accordance with the terms and conditions of this Agreement.

         (d) To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions; however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the electronic material after delivering it to the Sponsor.

SECTION 15. GENERAL.

         (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company, Inc. or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

         (b) Entire Agreement. This Agreement together with the schedules attached hereto, which are hereby incorporated herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

         (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

         (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 16. GOVERNING LAW.

         (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

         (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                            CARAUSTAR INDUSTRIES, INC.

Attest: /s/ Marinan R. Mays                 By: /s/ Barry Smedstad
        -----------------------------           -------------------------------
        Secretary
                                            Name: Barry Smedstad
                                                  -----------------------------

                                            Title: VP, HR
                                                   ----------------------------

                                            Date: 9/30/99
                                                  -----------------------------

                                            FIDELITY MANAGEMENT TRUST
                                            COMPANY

Attest: /s/ Douglas O. Kent                 By: /s/ Carolyn Redden
        -----------------------------           -------------------------------
        Assistant Clerk
                                            Name: Carolyn Redden
                                                  -----------------------------

                                            Title: Vice President
                                                   ----------------------------

                                            Date: 10/18/99
                                                  -----------------------------

                                  Schedule "A"

                            ADMINISTRATIVE SERVICES

ADMINISTRATION

* Establishment and maintenance of participant account and election percentages.

*        Maintenance of the following Plan investment options:

         -        Caraustar Common Stock Fund
         -        Fidelity Balanced Fund
         -        Fidelity Diversified International Fund
         -        Fidelity Dividend Growth Fund
         -        Fidelity Equity-Income Fund
         -        Fidelity Freedom 2000 Fund
         -        Fidelity Freedom 2010 Fund
         -        Fidelity Freedom 2020 Fund
         -        Fidelity Freedom 2030 Fund
         -        Fidelity Freedom Income Fund
         -        Fidelity Large-Cap Stock Fund
         -        Fidelity Low-Priced Stock Fund
         -        Fidelity Money Market Trust: Retirement Money Market Portfolio
         -        Fidelity OTC Portfolio
         -        Spartan U.S. Equity Index Fund
         -        Arial Appreciation Fund
         -        PIMCO Total Return Fund

*        Maintenance of the following money classifications:

         -        Employee Tax-Deferred
         -        Employee After-Tax
         -        Employer Match


* The Trustee will provide the recordkeeping and administrative services set forth on this Schedule "A" or as otherwise agreed to in writing between Sponsor and Trustee.

A)       PARTICIPANT TELEPHONE SERVICES

         1. Participant service representatives are available each business day from 8:30 a.m. ET - 8:00 p.m. in the participant's time zone in the continental United States to provide toll free telephone service for participant inquiries and transactions.

         2. Through the automated voice response system and on-line account access via the World Wide Web, participants also have virtually 24 hour account inquiry and transaction capabilities.

         3. For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a Personal Identification Number (PIN) and/or any other indicative data resident on the system.

         4.       The following telephone services are available:

                  - Enroll new participants via telephone; provide confirmation of enrollment within five (5) calendar days of the request.
                  -        Provide Plan investment option information.
                  - Provide and maintain information and explanations about Plan provisions.
                  -        Respond to requests for literature.
                  - Allow participants to change their deferral and after-tax percentages and provide updates via EDT for the Sponsor to apply to its payrolls accordingly.
                  - Maintain and process changes to participants' contribution allocations for all money sources.
                  - Process exchanges (transfers) between investment options on a daily basis.
                  - Process hardship withdrawal requests according to written direction provided by the Sponsor.
                  - Process in-service and full withdrawal requests according to written direction provided by the Sponsor.
                  - Consult with participants on various loan scenarios and generate all documentation
                  - Process loan requests according to written direction provided by the Sponsor.

B)       PLAN ACCOUNTING

         1. Process consolidated payroll contributions according to the Sponsor's payroll frequency via EDT, consolidated magnetic tape or diskette. The data format will be provided by Trustee.

         2. Maintain and update employee data necessary to support plan administration. The data will be submitted according to payroll frequency.

         3. Provide daily Plan and participant level accounting for all Plan investment options.

         4. Provide daily Plan and participant level accounting for all money classifications for the Plan.

         5.       Audit and reconcile the Plan and participant accounts daily.

         6. Reconcile and process participant withdrawal requests and distributions as approved and directed by the Sponsor. All requests are paid based on the current market values of participants' accounts, not advanced or estimated values. A distribution report will accompany each check.

         7. Track individual participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to the Sponsor to assist in the administration of participant loans.

         8. Maintain and process changes to participants' deferral percentage and prospective and existing investment mix elections.

C)       PARTICIPANT REPORTING

         1. Mail confirmation to participants of all participant initiated transactions within three to five calendar days of the transaction.

         2. Prepare and mail via first class to each Plan participant a quarterly detailed participant statement reflecting all activity for the period. Statements will be mailed not later than twenty (20) calendar days after the end of each month in the absence of unusual circumstances.

         3. Mail required 402(f) notification for distribution from the Plan. This notice advises participants of the tax consequences of their Plan distributions.

D)       PLAN REPORTING

         1. Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty
                  (20) calendar days after the end of each month in the absence of unusual circumstances.

         2. Prepare, reconcile and deliver a Quarterly Administrative Report presenting both on a participant and a total Plan basis all money classes, investment positions and a summary of all activity of the participant and Plan as of the last business day of the quarter. The report will be delivered not later than twenty (20) calendar days after the end of each quarter in the absence of unusual circumstances.

E)       GOVERNMENT REPORTING

         1. Process year-end tax reports for participants - 1099-R, as well as financial reporting to assist in the preparation of Form 5500.

F)       COMMUNICATION & EDUCATION SERVICES

         1. Trustee designs, produces and distributes a customized comprehensive communications program for employees. The program may include multimedia informational materials, investment education and planning materials, access to Fidelity's homepage on the Internet and STAGES magazine. Additional fees for such services as mutually agreed upon between Sponsor and Trustee.

G)       OTHER

         1. Perform non-discrimination limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines. Any fees and restrictions associated with this testing service shall be addressed in such Guidelines.

         2. Monitor and process required minimum distribution amounts ("MRD") as follows: the Trustee will notify the MRD participant and, upon notification from the MRD participant, will use the MRD participant's information to process the distribution. If the MRD participant does not respond to the Trustee's notification, the Sponsor directs the Trustee to automatically begin the required distribution for the participant.

         3. The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Plan Sponsor Webstation ("PSW"). PSW is a graphical, Windows-based application that provides current plan and participant-level information, including indicative data, account balances, activity and history.

CARAUSTAR INDUSTRIES, INC.                   FIDELITY MANAGEMENT TRUST
                                             COMPANY



By: /s/ Barry A. Smedstad    9/30/99         By: /s/ Carolyn Redden     10/18/99
    --------------------------------             -------------------------------
                              Date               Vice President           Date

                                  SCHEDULE "B"

                                  FEE SCHEDULE

Annual Participant Fee:                                      $38.00 per participant*, billed and payable
                                                             quarterly.

Enrollments by Phone:                                        $5.00 per non-active employee residing on
                                                             Fidelity's participant recordkeeping system.

Loan Fee:                                                    Establishment fee of $35.00 per loan account;
                                                             annual fee of $15.00 per loan account.

Minimum Required Distribution:                               $25.00 per participant per MRD Withdrawal.

In-Service Withdrawals by Phone:                             $20.00 per withdrawal.

Plan Sponsor Webstation (PSW):                               Two User I.D.'s provided free of charge.
                                                             Each additional I.D., $500.00 per year.

Return of Excess Contribution Fee:                           $25.00 per participant, one-time charge per
                                                             calculation and check generation.

- Trustee shall provide the Sponsor with a one time credit of $10,000.00 for services.

- Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material. The Administrator may direct Trustee to withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

* This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to keep a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting purposes.


TRUSTEE FEE

         To the extent that assets are invested in Sponsor Stock, .10% of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, but no less than $10,000.00 nor more than $35,000.00 per year.

          Note: These fees have been negotiated and accepted based on the following Plan characteristics: current plan assets of $44.4 million, current participation of 2,081 participants, current stock assets of $9.8 million, total Fidelity actively managed Mutual Fund assets of $34.6 million, and projected net cash flows of $6.1 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels. Fees also have been based on the use of up to 17 investment options, and such fees will be subject to revision if additional investment options are added.

CARAUSTAR INDUSTRIES, INC.                   FIDELITY MANAGEMENT TRUST
                                             COMPANY



By: /s/ Barry A. Smedstad    9/30/99         By: /s/ Carolyn Redden     10/18/99
    --------------------------------             -------------------------------
                                Date             Vice President             Date

                                  SCHEDULE "C"

                                INVESTMENT OPTIONS

         In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

         -        Caraustar Common Stock Fund
         -        Fidelity Balanced Fund
         -        Fidelity Diversified International Fund
         -        Fidelity Dividend Growth Fund
         -        Fidelity Equity-Income Fund
         -        Fidelity Freedom 2000 Fund
         -        Fidelity Freedom 2010 Fund
         -        Fidelity Freedom 2020 Fund
         -        Fidelity Freedom 2030 Fund
         -        Fidelity Freedom Income Fund
         -        Fidelity Large-Cap Stock Fund
         -        Fidelity Low-Priced Stock Fund
         -        Fidelity Money Market Trust: Retirement Money Market Portfolio
         -        Fidelity OTC Portfolio
         -        Spartan U.S. Equity Index Fund
         -        Arial Appreciation Fund
         -        PIMCO Total Return Fund

         The named Fiduciary hereby directs that the investment option referred to in Section 4(c) and Section 4(e)(v)(B)(5) shall be Fidelity Money Market
Trust: Retirement Money Market Portfolio.

CARAUSTAR INDUSTRIES, INC.



By: /s/ Barry A. Smedstad       9/30/99
    -----------------------------------
                                   Date

                                  SCHEDULE "D"

                          [ADMINISTRATOR'S LETTERHEAD]

                                                                          [DATE]

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street- MM3H
Boston, Massachusetts 02109

                                 [NAME OF PLAN]

         *** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.

         Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***

Dear Ms. Redden:

         This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions on behalf of the administrator upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual

                                    Very truly yours,


                                    [ADMINISTRATOR]



                                    By

 [signature of designated individual]
 -------------------------------------
 [name of designated individual]



 [signature of designated individual]
 -------------------------------------
 [name of designated individual]



 [signature of designated individual]
 -------------------------------------
 [name of designated individual]

                                  SCHEDULE "E"

                         [NAMED FIDUCIARY'S LETTERHEAD]

                                                                          [DATE]

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street - MM3H
Boston, Massachusetts 02109

                                 [NAME OF PLAN]

Dear Ms. Redden:

         This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company, [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions on behalf of the named fiduciary upon which Fidelity Management
Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                    Very truly yours,


                                    [NAMED FIDUCIARY]



                                    By

 [signature of designated individual]
 -------------------------------------
 [name of designated individual]



 [signature of designated individual]
 -------------------------------------
 [name of designated individual]



 [signature of designated individual]
 -------------------------------------
 [name of designated individual]

                                  SCHEDULE "F"

                             [LAW FIRM LETTERHEAD]

**NOTE: MAY SUBSTITUTE THE PLAN'S IRS DETERMINATION LETTER IF THE LETTER IS NO MORE THAT TWO YEARS OLD.

Ms. Carolyn Redden
Fidelity Investments Institutional Operations Company, Inc.
82 Devonshire Street - MM3H
Boston, MA 02109

                                 [NAME OF PLAN]

Dear Ms. Redden

         In accordance with your request, this letter sets forth our opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the "Code"), of the [name of plan], as amended to the date of this letter (the "Plan").

         The material facts regarding the Plan as we understand them are as follows. The most recent favorable determination letter as to the Plan's qualified status under section 401(a) of the Code was issued by the [location of Key District] District Director of the Internal Revenue Service and was dated [date] (copy enclosed). The version of the Plan submitted by [name of company] (the "Company") for the District Director's review in connection with this determination letter did not contain amendments made effective as of [date]. These amendments, among other matters, [brief description of amendments]. [Subsequent amendments were made on [date] to amend the provisions dealing with [brief description of amendments].]

         The Company has informed us that it intends to submit the Plan to the [location of Key District] District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan's qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. The Company has informed us that it will make these modifications.

         Based on the foregoing statements of the Company and our review of the provisions of the Plan, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

         [Furthermore, in that the assets are in part invested in common stock issued by the Company or an affiliate, it is our opinion that the Plan is an "eligible individual account plan" (as defined under Section 407(d)(3) of ERISA) and that the shares of common stock of the Company held and to be purchased under the Plan are "qualifying employer securities" (as defined under Section 407(d)(5) of ERISA). Finally, it is our opinion that interests in the Plan are not required to be registered under the Securities Act of 1933, as amended, or, if such registration is required, that such interests are effectively registered under said Act.]

                                   Sincerely,
                                   [name of law firm]



                                   By     [signature]
                                     -----------------------
                                        [name of partner]

                                  SCHEDULE "G"

                               EXCHANGE GUIDELINES

The following exchange guidelines are currently employed by Fidelity Investments Institutional Operations Company, Inc. (FIIOC).

Exchange hours, via a Fidelity participant service representative, are 8:30 a.m. (ET to 8:00 p.m. in the participant's time zone in the continental United States on each business day. A "business day" is any day on which the New York Stock Exchange (NYSE) is open.

Exchanges via VRS and the internet may be made virtually 24 hours a day.

FIIOC reserves the right to change these telephone exchange guidelines at its discretion.

Note: The NYSE's normal closing time is 4:00 p.m. (ET); in the event the NYSE alters its closing time, all references below to 4:00 p.m. (ET) shall mean the NYSE closing time as altered.

                                  MUTUAL FUNDS

         EXCHANGES BETWEEN MUTUAL FUNDS

         Participants may call on any business day to exchange between the mutual finds. If the request is confirmed before 4:00 p.m. (ET), it will receive that day's trade date. Requests confirmed after 4:00 p.m.
         (ET) will be processed on a next business day basis.

                                  SPONSOR STOCK

I.       EXCHANGES FROM MUTUAL FUNDS INTO SPONSOR STOCK

         Sponsor Stock exchanges are processed on a daily cycle. Participants who wish to exchange out of a mutual fund into Sponsor Stock may call on any business day. Calls received after 4:00 p.m. (ET) will be processed as if received on the following business day.

         Mutual fund shares are sold on the day on which the request is received. Sponsor Stock is purchased two (2) business days later (call date plus 2) and will appear in the participant's account on the following business day (call date plus 3).

II.      EXCHANGES FROM SPONSOR STOCK INTO MUTUAL FUNDS

         Participants who wish to exchange out of Sponsor Stock into mutual funds may call on any business day. Calls received after 4:00 p.m. (ET) will be processed as if received on the following business day.

         The Sponsor Stock is sold on the business day following the call. The subsequent purchase into mutual fund shares will take place three (3) business days later (call date plus 4) to allow for settlement of the stock trade at the custodian and the corresponding transfer of assets to Fidelity.

         The mutual fund shares will appear in the participant's account on the following business day (call date plus 5).

CARAUSTAR INDUSTRIES, INC.



By: /s/ Barry A. Smedstad
    ---------------------

Name:   Barry Smedstad
     --------------------

Title:       VP, HR
       ------------------

Date:      9/30/99
      -------------------

                                  SCHEDULE "H"

              OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS

PRICING

By 7:00 p.m. Eastern Time ("ET") each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will input the following information ("Price Information") into this Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor:
(1) the net asset value for each Fund at the Close of Trading, (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business
Day (a "Business Day" is any day the New York Stock Exchange is open). If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.

TRADE ACTIVITY AND WIRE TRANSFERS

By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date plus One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

PROSPECTUS DELIVERY

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Plan participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Plan participants. FIIOC shall bear the costs of mailing prospectuses to Plan participants.

PROXIES

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.

PARTICIPANT COMMUNICATIONS

The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with plan participants and in quarterly participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

COMPENSATION

FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.

                   FIRST AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           CARAUSTAR INDUSTRIES, INC.

         THIS FIRST AMENDMENT, dated as of the first day of January, 2000, by and between Fidelity Management Trust Company (the "Trustee") and Caraustar Industries, Inc. (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated October 1, 1999, with regard to the Caraustar Industries, Inc. Employees' Savings Plan (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

         NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

                  (1) Amending the "money classification" portion of Schedule "A" by adding the following:

                           -        Prior Co. Match Pre 93
                           -        Prior Co. Match Post 92

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this First Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CARAUSTAR INDUSTRIES, INC.                   FIDELITY MANAGEMENT TRUST
                                             COMPANY



By: /s/ Barry A. Smedstad     1/3/2000       By: /s/ Carolyn Redden    1/28/2000
    ----------------------------------           -------------------------------
                                Date             Vice President           Date

                   SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           CARAUSTAR INDUSTRIES, INC.

         THIS SECOND AMENDMENT, dated as of the First day of May, 2000, by and between Fidelity Management Trust Company (the "Trustee") and Caraustar Industries, Inc. (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated October 1, 1999, with regard to the Caraustar Industries, Inc. Employees' Savings Plan (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

         NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

         (1)      Amending Section 7(e), Indemnification to add the following.

                  Special Indemnification for Fidelity PortfolioPlanner(SM). The Trustee shall indemnify the Sponsor against and hold the Sponsor harmless from any and all such loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorney's fees and disbursements, that may be incurred by, imposed upon, or asserted against the Sponsor solely as a result of a) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Fidelity PortfolioPlanner, except to the extent that any such loss, damage, penalty, liability, cost or expense arises from information provided by the participant, the Sponsor or third parties; or b) any prohibited transactions resulting from the provision by the Trustee of Fidelity PortfolioPlanner.

         (2) Amending Section F, COMMUNICATION & EDUCATION SERVICES, of Schedule "A" as follows.

                  2. Fidelity PortfolioPlanner(SM), an internet-based educational service for participants that generates target asset allocations and model portfolios customized to investment options in the Plan based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust amendment.

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CARAUSTAR INDUSTRIES, INC.                       FIDELITY MANAGEMENT TRUST
                                                 COMPANY



By: /s/ Barry A. Smedstad         4/5/00         By: /s/ Carolyn Redden   5/2/00
    ------------------------------------             ---------------------------
    Barry A.  Smedstad             Date              Vice President        Date
    Vice President Human Resources

                   THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           CARAUSTAR INDUSTRIES, INC.

         THIS THIRD AMENDMENT, dated as of the first day of May, 2000, by and between Fidelity Management Trust Company (the "Trustee") and Caraustar Industries, Inc. (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated October 1, 1999, with regard to the Caraustar Industries, Inc. Employees' Savings Plan (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

         NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement effective October 1, 1999 by:

         (1) Amending Schedule "A" by restating Section E, Government Reporting as follows:

                  1. Process year-end tax reports for participants - 1099R, as well as preparation of Form 5500 in accordance with the procedures set forth in Schedule "A-1" attached hereto.

         (2)      Amending Schedule "B" by adding the following:

                  Signature Ready 5500:                     Fee waived.

         (3)      Adding Schedule "A-1" as attached hereto.

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CARAUSTAR INDUSTRIES, INC.                     FIDELITY MANAGEMENT TRUST COMPANY



By: /s/ Barry A. Smedstad    4/13/2000         By: /s/ Carolyn Redden   5/2/2000
    ----------------------------------             -----------------------------
                                Date               Vice President         Date

                                 SCHEDULE "A-1"

                               FORM 5500 SERVICE

Effective for Form 5500, applicable schedules and Summary Annual Report ("SAR") prepared for plan year ending December 31, 1999 and thereafter, FIIOC ("Fidelity") agrees to provide its Signature Ready Form 5500 Service ("Service"), in accordance with the following:

1.  The Sponsor hereby agrees to:

         a. If Fidelity's Non-Discrimination Testing ("NDT") services are used, submit NDT data by one and one half (1 1/2) months following the plan's year end, which will be performed pursuant to a separate Non Discrimination Testing Services Agreement;

         b. If Fidelity did not prepare the plan's prior year Form 5500, submit a copy of the most recent Form 5500 filed with the Internal Revenue Service ("IRS");

         c. If the plan's assets were transferred to Fidelity at any time during the plan year, submit a draft or final copy of the audited financial statements from the prior recordkeeper;

         d. Provide Fidelity with complete and accurate plan data in the required format, including a completed plan questionnaire ("Questionnaire") as soon as possible after the plan's year end but which may be no later than the last day of the 8th month following the plan's year-end (assuming a filing extension has been requested);

         e. In the event that Fidelity has not received all data required to complete a Form 5500 within five and one half (5 1/2) months after the plan year end, the Sponsor hereby authorizes Fidelity to prepare and execute IRS Form 5558 (Application for Extension) on behalf of the Plan Administrator and file Form 5558 with the IRS in order to obtain an extension of the filing deadline;

         f. Review, sign and mail the Form 5500 prepared by Fidelity to the IRS in a timely manner;

         g. Distribute the SAR to participants and beneficiaries in a timely manner;

         h. Elect the Service prior to the last day of the plan year for which the Form 5500 would be required; and

         i. Respond to and provide any other information, requested by Fidelity, related to the Form 5500.

2.  Fidelity hereby agrees to:

         a. Provide the Sponsor with the Questionnaire within one and one-half (1 1/2) months after the plan's year-end. Fidelity shall have no responsibility for verifying the authenticity or accuracy of the data submitted by the Sponsor on the Questionnaire;

         b. File Form 5558 to request an extension of time to file Form 5500 if all required data is not received from the Sponsor within five and one half (5 1/2) months after the plan's year end, as specified above;

         c. If all requested information is received later than 8 months after the plan's year-end (assuming a filing extension has been filed), Fidelity will not prepare your company's Form 5500. The Plan Sponsor shall be responsible for completing the Form 5500 for filing with the IRS. Fidelity shall not be held responsible for any late fees or penalties for incomplete filings caused by the Sponsor's delay, in the event that Fidelity does not receive the required information within 8 month's after the plan's year end;

         d. Provide the Sponsor with Form 5500 at least ten (10) days prior to the required filing date and SAR at least ten (10) days prior to the required mailing date assuming the plan sponsor has submitted the required documents and has met the filing deadlines as outlined in this agreement, which may be no later than the 8 month following the plan's year end;

         e. Respond to inquiries from the IRS received by the Sponsor, related to any Form 5500 prepared by Fidelity.

SPONSOR



By: /s/ Barry A. Smedstad       4/13/2000
    --------------------------------------
                                   Date

                   FOURTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           CARAUSTAR INDUSTRIES, INC.

         THIS FOURTH AMENDMENT, dated as of the twenty-third day of February, 2001, and effective as noted below, by and between Fidelity Management Trust Company (the "Trustee") and Caraustar Industries, Inc. (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated October 1, 1999, with regard to the Caraustar Industries, Inc. Employees' Savings Plan (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

         NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

         (1) Amending the "money classifications" portion of Schedule "A" by adding the following, effective February 23, 2001:

                  -   Employer Contribution

         (2) Amending Schedule "B" be restating the "Annual Participant Fee" as follows, effective April 1, 2001:

                  Annual Participant Fee:    $36.00 per participant*, billed and
                                             payable quarterly.

         (3) Amending Schedule "B" by restating the Note section, as follows, effective April 1, 2001:

                  Note: These fees have been negotiated and accepted based on the following Plan characteristics: 1 plan in the relationship, current plan assets of $56.2 million, current participation of 3,352 participants, current stock assets of $7.9 million, total Fidelity actively managed Mutual Fund assets of $44.3 million, total Fidelity non-actively managed Mutual Fund assets of $1.1 million, total FundsNet/Outside Fund assets of $2.9 million and projected net cash flows of $6.496 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels. Fees also have been based on the use of up to 17 investment options, and such fees will be subject to revision if additional investment options are added.

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fourth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CARAUSTAR INDUSTRIES, INC.                     FIDELITY MANAGEMENT TRUST COMPANY



By: /s/ Barry A. Smedstad     2/15/01          By: /s/ Carolyn Redden     3/2/01
    ---------------------------------              -----------------------------
                               Date                Vice President          Date

                   FIFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           CARAUSTAR INDUSTRIES, INC.

         THIS FIFTH AMENDMENT, dated as of the first day of March, 2001, by and between Fidelity Management Trust Company (the "Trustee") and Caraustar Industries, Inc. (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated October 1, 1999, with regard to the Caraustar Industries, Inc. Employees' Savings Plan (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

         NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

         Amending the "money classifications" portion of Schedule "A" by adding the following, effective February 23, 2001:

                  -        Prior Plan Profit Sharing

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CARAUSTAR INDUSTRIES, INC.                     FIDELITY MANAGEMENT TRUST COMPANY



By: /s/ Barry A. Smedstad     2/22/01          By: /s/ Carolyn Redden    3/14/01
    ---------------------------------              -----------------------------
                               Date                Vice President          Date

                   SIXTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           CARAUSTAR INDUSTRIES, INC.

         THIS SIXTH AMENDMENT, dated as of the 1st day of June, 2001, by and between Fidelity Management Trust Company (the "Trustee") and Caraustar Industries, Inc. (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated October 1, 1999, with regard to the Caraustar Industries, Inc. Employees' Savings Plan (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

         NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

         (1) Amending the "investment options" section of Schedules "A" and "C", to add the following:

                  - MSDW Institutional Fund, Inc. - Small Company Growth Portfolio - Class B


         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Sixth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CARAUSTAR INDUSTRIES, INC.                     FIDELITY MANAGEMENT TRUST
                                               COMPANY



By: /s/ Barry A. Smedstad     5/12/01          By: /s/ Carolyn Redden    6/11/01
    ---------------------------------              -----------------------------
                               Date                Vice President          Date

                  SEVENTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           CARAUSTAR INDUSTRIES, INC.

         THIS SEVENTH AMENDMENT, dated as of the first day of July, 2001, by and between Fidelity Management Trust Company (the "Trustee") and Caraustar Industries, Inc. (the "Sponsor");

                                   WITNESSETH:

         WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated October 1, 1999, with regard to the Caraustar Industries, Inc. Employees' Savings Plan (the "Plan"); and

         WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

         NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

         (1) Amending the "Other" section of Schedule "A" by adding the following paragraph:

                  4. Enroll new participants via Auto-Enrollment, using eligibility criteria and a deferral rate determined by the Sponsor and communicated to the Trustee in writing.

         (2) Amending and restating the second paragraph of Schedule "C" to read as follows:

                  The Named Fiduciary hereby directs that for Plan assets allocated to a participant's account, the investment option referred to in Section 4(c) shall be the Fidelity Freedom Fund determined according to a methodology selected by the Named Fiduciary and communicated to the Trustee in writing. In the case of unallocated Plan assets, the termination or reallocation of an investment option, or Plan assets described in Section 4(e)(v)(B)(5), the Plan's default investment shall be Fidelity Freedom Income Fund(R).

         IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Seventh Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

CARAUSTAR INDUSTRIES, INC.                     FIDELITY MANAGEMENT TRUST
                                               COMPANY



By: /s/ Barry A. Smedstad      6/7/01          By: /s/ Carolyn Redden    7/11/01
    ---------------------------------              -----------------------------
                               Date                Vice President          Date

[LOGO]                                                     FREEDOM FUND DEFAULT

AVAILABLE SERVICE OPTIONS (PLEASE COMPLETE ALL SECTIONS BELOW)

A.       FREEDOM FUND DEFAULT FOR PARTICIPANTS WITH A VALID DATE OF BIRTH

         The Plan Sponsor must direct Fidelity regarding the methodology for applying the Freedom Funds by DOB. The Fidelity suggested allocation is based on the Freedom Funds' objectives as described in the Funds' Prospectus. However, the methodology appropriate for your Plan may be different based on the needs of your participants.

         X FIDELITY SUGGESTED DOBS (SEE BELOW)         [ ] PLAN SPONSOR DIRECTED DOBS (PLEASE PROVIDE BELOW)

FUND NAME                      RETIREMENT DATE RANGE                 FIDELITY DOB RANGE                   PLAN SPONSOR PROVIDED
---------                      ---------------------                 ------------------                   ---------------------
Freedom Income(R)               Retired before 2000                  1/1/1900-12/31/1934

Freedom 2000(R)                   2000 - 2005                        1/1/1935-12/31/1940

Freedom 2010(R)                   2006 - 2015                        1/1/1941-12/31/1950

Freedom 2020(R)                   2016 - 2025                        1/1/1951-12/31/1960

Freedom 2030(R)                   2026 - 2035                        1/1/1961-12/31/1970

Freedom 2040(SM)                  2036 - 2045                        1/1/1971-12/31/1980

B.       FREEDOM FUND DEFAULT FOR PARTICIPANTS WITH AN INVALID DATE OF BIRTH

         X Please use the Freedom Income Fund [ ] Other Fund:
                                                              __________________

C.       PARTICIPANT NOTIFICATION

         X Send Standard notification letters (see enclosure)

         [ ] Send Custom notification letters (maximum 25 lines, 75 characters each, including spaces)}

D.       SOURCES OF MONEY

         X  All Sources of Money, except

Fidelity Investments Institutional Operations Company, Inc. is hereby directed to apply the Freedom Fund Default service for the following plan(s) in accordance with the criteria and procedures described above.

Name: Nan Mays
      --------------------------------------------------

Signature: /s/ Nan Mays              Date:    6-7-01
           -------------------------       -------------

Plan Name: Caraustar Employees' Savings Plan
           ---------------------------------------------

Plan Number(s): 37786
                ----------------------------------------

The Direction Form must be executed by an individual who is an authorized signatory under the Trust or Recordkeeping Agreement.

Please retain a copy of this Direction Form for your records.

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC., 82 DEVONSHIRE ST., BOSTON, MA 02109

[LOGO]                                                      FREEDOM FUND DEFAULT

FIDELITY FREEDOM FUND DEFAULT SERVICE DIRECTION FORM

THE FIDELITY FREEDOM FUND DEFAULT SERVICE CONSISTS OF TWO FEATURES:

         PARTICIPANT NOTIFICATION

         - After service initiation and upon initial contribution to the default fund, participants are notified that investment directions have not been received and that contributions are being directed to the plan default fund.
         - A follow-up notification is sent to participants after 45 days and subsequent defaulted contribution

         FIDELITY FREEDOM FUND DEFAULT

         - Automatically invests contributions and loan repayments for which a participant has not provided investment directions into a Fidelity Freedom Fund based on the participant's age according to the methodology directed by the Plan Sponsor.
         - Automatically defaults new contributions for participants without a valid date of birth into the Fidelity Freedom Income Fund or other default fund chosen by Plan Sponsor